[CONFORMED  COPY WITH  EXHIBITS
                                             F,   J  AND  K   CONFORMED   AS
                                             EXECUTED]


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                                CREDIT AGREEMENT

                                      among

                            SCOTSMAN HOLDINGS, INC.,

                            WILLIAMS SCOTSMAN, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS,

                             BANKERS TRUST COMPANY,
                                as Issuing Bank,

                           BT COMMERCIAL CORPORATION,
                as Administrative Agent and Co-Syndication Agent,

                               NATIONSBANK, N.A.,
                            as Co-Syndication Agent,

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as Documentation Agent


                            Dated as of May 22, 1997
                                       and
                  Amended and Restated as of September 1, 1998


                                  $600,000,000


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

               THIS CREDIT AGREEMENT, dated as of May 22, 1997 and amended and restated as of September 1, 1998, among Scotsman Holdings, Inc., a Delaware corporation ("Holdings"), Williams Scotsman, Inc., a Maryland corporation (the "Borrower"), each of those financial institutions listed from time to time on
Schedule I hereto (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, as Issuing Bank, BT COMMERCIAL CORPORATION, acting as Administrative Agent and Co-Syndication Agent, NATIONSBANK, N.A., acting as Co-Syndication Agent, and GOLDMAN SACHS CREDIT PARTNERS L.P., acting as Documentation Agent (each such Agent acting in the manner and to the extent described in Article 10 hereof). Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Section 1.1 hereof.


                              W I T N E S S E T H :


               WHEREAS, Holdings, the Borrower, the Original Lenders (as hereinafter defined), Bankers Trust Company, as Issuing Bank, and BT Commercial Corporation, as Agent, are parties to a Credit Agreement, dated as of May 22, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

               WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Credit Agreement to, inter alia, permit the Acquisition (as hereinafter defined) and the financing therefor on the terms and subject to the conditions provided herein and to make available to the Borrower the respective credit facilities provided for herein;


               NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE 1.

                                   Definitions

               1.1. General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

               Accounts shall mean, with respect to any Person, all present and future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor including, without limitation, all rentals, lease payments and other monies earned and to be earned, due and to become due under any Lease.

               Acquired Business shall mean the business of Space Master International, Inc. and its Subsidiaries to be acquired by the Borrower pursuant to the Acquisition.

               Acquisition shall mean the acquisition by the Borrower of 100% of the issued and outstanding capital stock of Space Master International, Inc., a Georgia corporation, upon the terms and conditions of the Acquisition Agreement.

               Acquisition Agreement shall mean the Stock Purchase Agreement, dated as of July 23, 1998, by and between the Borrower and Raymond A. Wooldridge, an individual resident of the State of Florida, as amended pursuant to the Amendment thereto, dated as of August 17, 1998, Amendment No. 2 thereto, dated as of August 24, 1998, and Amendment No. 3 thereto, dated as of August 28, 1998, and as otherwise in effect on the Restatement Effective Date (as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof).

               Acquisition Documents shall mean the Acquisition Agreement and all other agreements, instruments and documents entered into or delivered in connection with the Acquisition.

               Adjusted Certificate of Deposit Rate shall mean on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates", published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by BTCo on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit in excess of $100,000 issued by a member bank of the Federal Reserve System with deposits in excess of five billion dollars (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by BTCo for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

               Adjusted Eurodollar Rate shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate (stated as a decimal) of all reserves, if any, required by the Board of Governors of the Federal Reserve System to be maintained by a member bank of the Federal Reserve System in New York City with deposits in excess of five billion dollars against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

               Administrative Agent shall mean BTCC in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor thereof as Administrative Agent, appointed as such pursuant to Section 10.9.

               Affected Loans shall have the meaning provided in Section 2.5(h).

               Affiliate shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director or officer of such Person or any Subsidiary of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group. Neither any Lender nor any Person controlling any Lender or under common control with such Lender (including BTCo) nor any of their respective Subsidiaries shall be treated as an Affiliate of the Credit Parties or their respective Subsidiaries. Notwithstanding the foregoing, for purposes of determining the Borrowing Base, no portfolio companies of any of the Equity Investors or of their Affiliates (excluding Holdings and its Subsidiaries) shall be deemed an Affiliate of the Borrower or any Subsidiary of the Borrower.

               Agent shall mean and include each of the Administrative Agent (including in its capacity as Payments Administrator), each Co-Syndication Agent, the Documentation Agent and the Collateral Agent.

               Agent Advance shall have the meaning provided in Section 2.3(c).

               Agent Advance Period shall have the meaning given to such term in
Section 2.3(c).

               Applicable Lending Office shall mean, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan and such Lender's Domestic Lending Office in the case of a Base Rate Loan.

               Applicable Margin shall mean (i) with respect to any Term Loan maintained as (x) Base Rate Loans, 2.0% per annum and (y) Eurodollar Rate Loans, 3.25% per annum and (ii) with respect to any Revolving Loan, the applicable percentage per annum set forth below based upon (i) until the first Start Date occurring after the Restatement Effective Date, Level IV, (ii) at any time when any Default or Event of Default has occurred and is continuing, Level IV and
(iii) at any time other than those periods referred to in clauses (i) and (ii) above, the Level for such Quarterly Period:

                           Eurodollar            Base              Unused
       Level               Rate Loan          Rate Loan            Line Fee
       -----               ---------          ---------            --------
       Level I               1.50%              0.25%              0.125%
       Level II              1.75%              0.50%              0.250%
       Level III             2.00%              0.75%              0.375%
       Level IV              2.25%              1.00%              0.500%

The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, together with the Financial Statements delivered pursuant to Sections 7.1(a) and (b) for the fiscal quarter ended immediately prior to the relevant Start Date, which certificate shall set forth the calculation of the Leverage Ratio as of the last day of the fiscal quarter ended immediately prior to the relevant Start Date. The Applicable Margin so determined shall apply from the relevant Start Date to the End Date. If no certificate and Financial Statements shall have been delivered to the Administrative Agent on or prior to the relevant End Date, the Level shall be Level IV until such certificate and Financial Statements are delivered.

               Asset Sale shall mean the sale, transfer or other disposition by Holdings, the Borrower or any Subsidiary of Holdings or the Borrower to any Person other than the Borrower or any Subsidiary Guarantor of any asset of Holdings, the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory (including Rental Equipment) and/or obsolete or excess equipment); provided that all sale-leaseback transactions shall be deemed to constitute Asset Sales.

               Auditors shall mean a nationally-recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Administrative Agent. For purposes of this Credit Agreement, the Borrower's current firm of independent public accountants, Ernst & Young LLP, shall be deemed to be satisfactory to the Administrative Agent.

               Average Lease Term shall mean, as of any date, an amount equal to
(x) the total number of months that all existing Leases have been in effect on such date (including for this purpose the month in which the date recalculation occurs) divided by (y) the number of all existing Leases as of such date.

               Average Rental Rate shall mean, at any time, the average monthly rental payment per unit of leased Rental Equipment.

               B of A shall mean Bank of America National Trust and Savings Association.

               Bailee Agreement shall have the meaning provided in Section 5.1(aa).

               Bankruptcy Code shall have the meaning provided in Section
9.1(e).

               Base Rate shall mean, at any time, the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate then in effect and (ii) the Prime Lending Rate. If for any reason BTCo shall have determined (which determination shall be final absent manifest error) that it is unable to ascertain the Adjusted Certificate of Deposit Rate, the Base Rate shall be determined without regard to clause (i), until the circumstance giving rise to such inability shall no longer exist.

               Base Rate Loan shall mean a Loan bearing interest as provided in
Section 4.2.

               Board of Directors shall mean the Board of Directors of Holdings.

               Borrower shall have the meaning provided in the preamble to this Credit Agreement.

               Borrowing shall mean an incurrence of Revolving Loans or Term Loans of the same Type from all the Lenders on the same day (or resulting from Conversion or Continuance on the same date), having, in the case of Eurodollar Rate Loans, the same Interest Period.

               Borrowing Base shall have the meaning given to such term in
Section 2.2.

               Borrowing Base Certificate shall have the meaning given to such term in Section 7.1(e).

               Borrowing Base Deficiency shall mean, at any time, the amount, if any, by which the Outstandings at such time exceeds the Borrowing Base at such time.

               Borrowing Date shall have the meaning provided in Section 2.4.

               BT Account shall have the meaning given to such term in Section 2.6.

               BT Delaware shall have the meaning provided in Section 2.3(b).

               BTCC shall mean BT Commercial Corporation, in its individual capacity.

               BTCo shall mean Bankers Trust Company.

               Business Day shall mean any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York are authorized to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. Dollar deposits in the New York interbank Eurodollar market.

               Calculation Period shall have the meaning provided in Section
7.17.

               Canadian Subsidiary shall have the meaning provided in Section 8.11.

               CapEx Rollover Amount shall have the meaning provided in Section 8.4(b).

               Capital Expenditures shall mean, as applied to any Person for any period, the aggregate of all expenditures of (whether paid in cash or accrued as liabilities (including Capitalized Lease Obligations and the acquisition of additional Rental Equipment)) such Person and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment or, with respect to Rental Equipment, lease equipment reflected in the consolidated balance sheet of such Person; provided, that Capital Expenditures shall not include the purchase price paid in connection with the acquisition of the equity interest of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment or, with respect to Rental Equipment, lease equipment reflected in the consolidated balance sheet of such Person; provided further, that for purposes of Section 8.4, the amount of Capital Expenditures for any period shall be equal to the sum of (i) the change in gross book value of property, plant and equipment as set forth in the Borrower's respective consolidated balance sheets and (ii) an amount determined in a manner consistent with the calculation of "net capital expenditures for rental equipment" in Item 7 of the Borrower's annual report on Form 10-K for the year ended December 31, 1997.

               Capital Lease, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person or any of its Subsidiaries as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of that Person.

               Capitalized Lease Obligations shall mean the obligations under Capital Leases of the Borrower and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

               Cash Equivalents means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P's or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above; and (vi) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

               Casualty Loss shall have the meaning given to such term in
Section 7.10.

               CERCLA shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

               Certificate of Title shall mean certificates of title, certificates of ownership or other registration certificates issued or required to be issued under the certificate of title or other similar laws of any State for any of the Rental Equipment.

               Certificated Units shall mean each Unit (as defined in the Security Agreement) which is evidenced by a Certificate of Title issued under the motor vehicle or other applicable statute of any State.

               Change of Control shall mean, at any time and for any reason whatsoever, (a) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (b) the Borrower shall cease to own directly 100% on a fully diluted basis of the economic and voting interests in the Unit Subsidiary's equity or (c) the Equity Investors and/or their respective Affiliates and Permitted Transferees shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in Holdings' capital stock or (d) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (e) a "change of control" or similar event shall occur as provided in any Permitted Preferred Stock (or the certificates of designation therefor) or the Senior Unsecured Notes Documents.

               Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Credit Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

               Collateral shall mean all of the Collateral as defined in the Collateral Documents.

               Collateral Access Agreements shall have the meaning given to such term in Section 5.1(e).

               Collateral Agent shall mean BTCC acting as collateral agent pursuant to the Collateral Documents.

               Collateral Documents shall mean all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which liens and security interests are granted to the Collateral Agent in the Collateral for the benefit of the Lenders, including, without limitation, each Mortgage, the Security Agreement, the Pledge Agreement, the Concentration Account Agreement, the Collection Bank Agreements, the Fleet Collection Bank Agreement, the Bailee Agreement and the Custodian Agreement.

               Collection Account shall mean the account established at a Collection Bank pursuant to the Collection Bank Agreement, into which funds shall be transferred pursuant to Section 2.6.

               Collection Bank shall have the meaning given to such term in
Section 2.6(b)(i).

               Collection Bank Agreement shall have the meaning given to such term in Section 2.6(b)(i).

               Collective Bargaining Agreements shall have the meaning given to such term in Section 5.1(o)(ii).

               Commitment of a Lender shall mean its Term Loan Commitment, if any, and its Revolving Credit Commitment, if any, in each case as may be reduced from time to time pursuant to the terms of this Credit Agreement, and Commitments shall mean, collectively, the Term Loan Commitments and Revolving Credit Commitments of all Lenders.

               Common Equity Financing shall have the meaning provided in
Section 5.1(h).

               Concentration Account shall have the meaning given to such term in Section 2.6(c).

               Concentration Account Agreement shall have the meaning given to such term in Section 2.6(c).

               Consolidated Debt shall mean, at any time, all Indebtedness of Holdings, the Borrower and their respective Subsidiaries (i) for borrowed money (including, without limitation all Revolving Loans) and (ii) with respect to Capitalized Lease Obligations, in each case determined on a consolidated basis.

               Consolidated Net Income shall mean for any period the consolidated net income of Holdings, the Borrower and their respective Subsidiaries for such period as determined in accordance with GAAP.

               Contingent Obligations shall mean as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent

Obligations shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person (other than the Unit Subsidiary) of the obligations of the Borrower or a Wholly-Owned Subsidiary of such Person which do not constitute Indebtedness of the Borrower or such Wholly-Owned Subsidiary and are incurred in the ordinary course of business of the Borrower or such Wholly-Owned Subsidiary. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               Continuation and Continuance each shall refer to a continuation of Loans pursuant to Section 4.3, provided that neither term shall be deemed to constitute the making of a Loan for purposes of this Credit Agreement.

               Continuing Directors shall mean the directors of Holdings on the Restatement Effective Date and each other director if such director's election or nomination for the election to the Board of Directors is recommended by a majority of the then Continuing Directors.

               Convert, Conversion and Converted each shall refer to a conversion of Loans of one Type into Loans of another Type pursuant to Section 4.3, provided that each such term shall not constitute the making of a Loan for purposes of this Credit Agreement.

               Co-Syndication Agent shall mean each of BT Commercial Corporation and NationsBank, N.A., in each case in their capacities as Co-Syndication Agents for the Lenders hereunder.

               Credit Agreement shall mean this Credit Agreement, as the same may be modified, amended, extended, restated, amended and restated or supplemented from time to time.

               Credit Documents shall mean, collectively, this Credit Agreement, the Notes, the Letters of Credit, each of the Collateral Documents, each Guaranty and all other documents and agreements now or hereafter executed and delivered by a Credit Party in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

               Credit Event shall mean the making of a Loan or the issuance of a Letter of Credit.

               Credit Parties shall mean, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

               Custodian Agreement shall have the meaning provided in Section 5.1(bb).

               Cypress Group shall mean the Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. or any new partnership created to co-invest with Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. or Cypress Offshore Partners L.P.; provided that Persons which had a majority of the equity interests in or otherwise controlled Cypress Group L.L.C., Cypress Merchant Banking Partners L.P. and/or Cypress Offshore Partners L.P. on the Original Effective Date or any of their Permitted Transferees either (x) hold all the equity interests of such new partnership or (y) control such new partnership.

               Default shall mean an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

               Defaulting Lender shall have the meaning given to such term in
Section 2.4(c).

               Deposit Account Agreement shall have the meaning provided in
Section 5.1(z).

               Disbursement Account shall have the meaning given to such term in
Section 2.3(b).

               Disclosed Litigation shall mean the litigation disclosed on
Schedule IX; provided that any such litigation shall cease to constitute Disclosed Litigation (and at such time shall be subject to the general standard set forth in Section 6.4) at such time, if any, as there shall occur material adverse developments (from the perspective of Holdings, the Borrower and their respective Subsidiaries) after the Restatement Effective Date.

               Dividend shall have the meaning given to such term in Section
8.6.

               Documentation Agent shall mean Goldman Sachs Credit Partners L.P. in its capacity as Documentation Agent for the Lenders hereunder.

               Documents shall mean and include the Credit Documents and the Transaction Documents.

               Dollars and the sign $ shall each mean freely transferable lawful money of the United States.

               Domestic Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I, as such annex may be amended from time to time.

               EBITDA shall mean, in any fiscal period, Consolidated Net Income (other than extraordinary items of Holdings, the Borrower and their respective Subsidiaries for such period but including any Inventory or Rental Equipment adjustments) for such period, (i) plus the amount of all Interest Expense, federal, state and local income and franchise tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles for such period, (ii) less gains and plus losses attributable to any fixed asset sales (other than Rental Equipment), (iii) plus the amortization of debt issuance costs, (iv) plus or minus (as the case may be) any other non-cash items (other than any reserve established by Holdings against Accounts and/or Inventory and/or Rental Equipment), in each case which have been subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP, (v) plus or minus (as the case may be) any increase or decrease in the amount of deferred taxes as shown on the consolidated balance sheet as of the end of such period since the first day of the same period (but without duplication of any taxes included in clause (i) of this definition), (vi) plus or minus (as the case may be) any LIFO expense or LIFO income, (vii) plus income attributable to discontinued operations directly related to the Northeast Maryland manufacturing facility and (viii) plus all customary non-recurring fees and expenses (including restructuring costs) incurred or paid by Holdings, the Borrower and their respective Subsidiaries in connection with the Transaction, all of the foregoing (i) through (vi) and
(viii) without duplication and only to the extent added or deducted in calculating Consolidated Net Income.

               Eligible Accounts Receivable shall mean as at any date, the aggregate of all Accounts of the Borrower and its Wholly-Owned Subsidiaries then due and payable in U.S. Dollars or Canadian Dollars and not deemed by the Administrative Agent in its Permitted Discretion (after at least two Business Days' prior notice to Borrower by Administrative Agent) to be ineligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced, without duplication, by the amount of all returns, discounts, deferred revenue, claims, contras, credits, charges, chargebacks, rebates or other allowances and amounts unearned and (but without duplication of any of the foregoing) by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. Unless otherwise approved in writing by the Administrative Agent, no Account shall be deemed to be an Eligible Account Receivable if:

               (a) it arises out of a sale or Lease for which no invoice has been provided to the account debtor; or

               (b) it arises out of a sale or Lease made to an Affiliate; or

               (c) the Account is unpaid on the date which is 90 days after the date on which the original invoice provides that such payment is due; or

               (d) the Account (other than Accounts listed on Part A of Schedule II describing the account party and the payment terms, but including any such Account if such Account is unpaid 30 days after the invoice provides for such payment) provides for payment more than 91 days after the date of the original invoice; or

               (e) it is from the same account debtor (or any Subsidiary thereof) and 50% or more, in face amount, of all Accounts from such account debtor (or any Subsidiary thereof) are ineligible pursuant to
        (c) above; or

               (f) the Account, when aggregated with all other Accounts of such account debtor, exceeds 15% in face value of all Accounts of the Borrower and its Subsidiaries whose Accounts are included in the Borrowing Base then outstanding, to the extent of such excess; provided, however, that Accounts supported or secured by insurance acceptable to the Administrative Agent or by an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued by a financial institution satisfactory to the Administrative Agent, and duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent) shall be excluded from this clause (f); or

               (g) (i) the account debtor is also a creditor of the Borrower (other than account debtors which have provided to the Administrative Agent a "no-offset" letter in form and substance satisfactory to the Administrative Agent), (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor; or

               (h) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless (i) the payment of Accounts from such account debtor is secured in a manner satisfactory to the Administrative Agent, (ii) with respect to a voluntary or involuntary bankruptcy or similar proceeding, the court presiding over such proceeding has authorized such account debtor to pay such Account to Borrower or (iii) if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Administrative Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

               (i) the sale or Lease is to an account debtor outside of the United States (except for receivables of account debtors who are located in Canada not in excess of 20% of the Accounts and Accounts listed on Part B of Schedule II), unless the account is supported by insurance acceptable to the Administrative Agent or the account debtor thereon has supplied the Borrower with an irrevocable letter of credit in form and substance satisfactory to the Administrative Agent, issued by a financial institution satisfactory to the Administrative Agent and which has been duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent); or

               (j) with respect to Accounts arising from a sale, the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return (other than pursuant to ordinary course of business warranties); or

               (k) the Administrative Agent determines in its Permitted Discretion that such Account may not be paid by reason of the account debtor's financial inability to pay; or

               (l) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.); or

               (m) the act of the Rental Equipment being leased and put in service giving rise to such Account has not occurred or the services giving rise to such Account otherwise have not been performed by the Borrower and accepted by the account debtor or, with respect to an Account arising from a sale, the Account does not represent a final sale; or

               (n) the Account does not comply in all material respects with all applicable legal requirements; or

               (o) the Collateral Agent does not have a valid and perfected first priority security interest in or Lien on such Account, subject only to Permitted Liens, or the Account does not otherwise conform in all material respects to the representations and warranties contained in the Credit Agreement or the other Credit Documents, except that the value of any Account shall be reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of the Collateral Agent.

Notwithstanding anything to the contrary contained above, Eligible Accounts Receivable shall not include any Accounts of the Canadian Subsidiary, unless and until the Canadian Subsidiary becomes a Subsidiary Guarantor and a party to the Security Agreement, and takes all other actions as may be requested by the Collateral Agent to ensure that the Collateral Agent has a valid and perfected first priority security interest in or Lien on the Accounts of the Canadian Subsidiary.

               Eligible Rental Equipment shall mean all Rental Equipment of the Borrower and its Wholly-Owned Subsidiaries held for sale or lease or leased by the Borrower or a Wholly-Owned Subsidiary as lessor in the ordinary course of business and not deemed by the Administrative Agent acting in its Permitted Discretion (after at least two Business Days' prior notice to Borrower by Administrative Agent) to be ineligible for inclusion in the calculation of the Borrowing Base. In any event, Eligible Rental Equipment shall account for reserves for Rental Equipment that is unrentable. In determining the amount to be so included, such Rental Equipment shall be valued on a net book value basis consistent with the Borrower's consolidated month-end balance sheet, less any reserves otherwise required by the Administrative Agent pursuant to Section 2.2(b), and less any Rental Equipment that the Administrative Agent determines to be ineligible pursuant to Section 2.2(b). Unless otherwise approved in writing by the Administrative Agent, no Rental Equipment shall be deemed Eligible Rental Equipment if:

               (a) the Rental Equipment is not owned solely by the Borrower or a Wholly-Owned Subsidiary of the Borrower and with respect to which the Borrower or a Wholly-Owned Subsidiary of the Borrower does not have good, valid and marketable title, or is held by a third party for sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; or

               (b) the Rental Equipment (other than Rental Equipment being leased or returned by a customer) is not stored on property that is either (i) owned or leased by the Borrower or a Wholly-Owned Subsidiary of the Borrower or (ii) owned or leased by a warehouseman that has contracted with the Borrower or a Wholly-Owned Subsidiary of the Borrower to store Rental Equipment on such warehouseman's property, provided that, except as otherwise agreed to by the Collateral Agent for purposes of determining Eligible Rental Equipment, after the 90th day following the Restatement Effective Date, with respect to Rental Equipment stored on property leased by the Borrower or a Wholly-Owned Subsidiary of the Borrower, the Borrower shall have delivered in favor of the Collateral Agent a Collateral Access Agreement executed by the lessor of such property, and, with respect to Rental Equipment stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Collateral Agent a Collateral Access Agreement executed by such warehouseman; or

               (c) the Rental Equipment is not subject to a perfected first priority Lien in favor of the Collateral Agent except (and in each case subject to Section 11.21), (i) until the 60th day following the Restatement Effective Date, with respect to Rental Equipment of SMI constituting Certificated Units (excluding those evidenced by Certificates of Title issued under the laws of the State of California), all of such Rental Equipment of SMI, (ii) with respect to Rental Equipment constituting Non-Certificated Units, all such Non-Certificated Units with respect to which all applicable UCC filings have been made as required by the Credit Documents, (iii) with respect to Eligible Rental Equipment stored at sites described in clause (b) above, for Liens for normal and customary warehouseman charges and (iv) to the extent subject only to Permitted Liens, provided that the value of any Rental Equipment shall be reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of the Collateral Agent; or

               (d) the Rental Equipment is not located in the United States or Canada unless arrangements for the granting and perfection of a security interest in such Rental Equipment have been made in a manner acceptable to the Administrative Agent in its discretion; or

               (e) the Rental Equipment does not conform in all material respects to the representations and warranties contained in the Credit Agreement or the other Credit Documents; or

               (f) whether or not located on property owned or leased by the Borrower, it is not segregated or otherwise separately identifiable from goods of others, if any, stored on the same premises as such Rental Equipment; or

               (g) the Rental Equipment is owned by the Borrower or any of its Wholly-Owned Subsidiaries other than the Unit Subsidiary, in each case unless the respective Rental Equipment constitutes (A) (x) prior to the 90th day following the Restatement Effective Date with respect to Rental Equipment of SMI, Certificated Units or (y) Qualified Certificated Units with respect to which all actions required to be taken pursuant to
        Section 7.18 have in fact been taken or (B) prior to the 60th day following the Restatement Effective Date with respect to Rental Equipment of SMI, Non-Certificated Units; or

               (h) the Rental Equipment is subject to Sales-Type Leases or leased by the Borrower as lessor pursuant to a Lease which contains a bargain purchase option; or

               (i) the Rental Equipment has been or reasonably should be classified by the Borrower or its Subsidiaries as type "D" or "E" consistent with the manner in which the Borrower classifies Rental Equipment on the Original Effective Date.

Notwithstanding anything to the contrary contained above, Eligible Rental Equipment shall not include any Rental Equipment of the Canadian Subsidiary, unless and until the Canadian Subsidiary becomes a Subsidiary Guarantor and a party to the Security Agreement, and takes all other actions as may be requested by the Collateral Agent to ensure that the Collateral Agent has a valid and perfected first priority security interest in or Lien on the Rental Equipment of the Canadian Subsidiary.

               Eligible Transferee shall mean and include (i) a commercial bank,
(ii) a financial institution, (iii) with respect to any Lender, a fund which invests in bank loans of the types made pursuant to this Credit Agreement as to which such Lender (or an Affiliate of such Lender) acts as an investment advisor or (iv) any other "accredited investor" (as defined in SEC Regulation D), other than General Electric Capital Corporation and its Affiliates.

               Employment Agreements shall have the meaning provided in Section 5.1(o)(vi).

               End Date shall mean the date occurring on the third Business Day following the date occurring 45 days (or in the case of the last fiscal quarter of the Borrower, 90 days) after the end of the fiscal quarter in which the previous Start Date occurred (or, if earlier, the date of the next Start Date).

               Environmental Claims shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business or as required in connection with a financing transaction and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

               Environmental Law shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C ss. 2701 et seq.; Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

               Equity Blocked Commitments shall initially be $0, provided that the amount of Equity Blocked Commitments shall be increased from time to time, at the option of the Borrower, as specified in the last sentence of Section 2.5(b), provided that the amount of Equity Blocked Commitments shall be reduced (but not below $0 and not by more than the amount of the respective increase) by
(x) the aggregate principal amount of Revolving Loans incurred by the Borrower within 90 days after the date of any increase to the Equity Blocked Commitments to the extent the Borrower certifies in writing in connection with its incurrence of such Revolving Loans that the proceeds thereof shall be used (A) to make voluntary repayments of principal of outstanding Term Loans in accordance with clause (y) of the proviso to the last sentence of Section 2.5(b) or (B) for any other use permitted hereunder in accordance with the applicable terms and subject to the applicable conditions set forth herein, in each case with the amount of decrease to the Equity Blocked Commitments not to exceed the amount of proceeds of Revolving Loans which are to be so utilized and (y) on the 90th day after the date of each increase to the Equity Blocked Commitments pursuant to the definition hereof, by the amount of such increase (except to the extent the amount of such increase has theretofore been reduced pursuant to the provisions of preceding clause (x)).

               Equity Investors shall mean Cypress Group, K-S Investor Group and Odyssey Investor Group.

               Equity Financing Documents shall have the meaning provided in
Section 5.1(h).

               ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

               ERISA Affiliate shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
(o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

               Eurodollar Lending Office shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

               Eurodollar Rate shall mean, with respect to an Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the New York interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of BTCC for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 11:00 A.M. New York City time two Business Days prior to the commencement of such Interest Period.

               Eurodollar Rate Loan shall mean a Loan bearing interest as provided in Section 4.1.

               Event of Default shall have the meaning provided for in Section
9.1 of this Credit Agreement.

               Excess Other Liability Amount at any time shall mean the amount (if any) by which the aggregate amount of Other Liabilities exceeds $75,000,000; provided that to the extent the Borrower establishes to the satisfaction of the Administrative Agent that an increase in Other Liabilities has occurred after the Restatement Effective Date as a result of one or more Permitted Acquisitions, then the Administrative Agent may in its sole discretion, but shall not be required to, increase the $75,000,000 amount provided above by an amount not to exceed the amount established to its satisfaction as being an increase in such Other Liabilities as a result of such Permitted Acquisition or Permitted Acquisitions.

               Existing Indebtedness shall mean Indebtedness of Holdings, the Borrower and their respective Subsidiaries outstanding prior to, and to remain outstanding on and after, the Restatement Effective Date, and set forth on
Schedule III, without giving effect to extensions or renewals thereto, except as expressly provided therein.

               Existing Indebtedness Agreements shall have the meaning given to such term in Section 5.1(o)(iii) hereof.

               Existing Liens shall have the meaning set forth in Section
8.2(d).

               Expenses shall mean all present and future expenses incurred by or on behalf of the Administrative Agent in connection with this Credit Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Credit Agreement (including without limitation, all costs related to the syndication efforts with respect to this Credit Agreement), whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all costs and expenses incurred by the Administrative Agent in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any charges imposed on the Administrative Agent due to insufficient funds of deposited checks and the standard fee of the Administrative Agent relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent, out of pocket syndication fees and expenses, fees and taxes relative to the filing of financing statements, costs of preparing and recording any other Collateral Documents, all expenses, costs and fees set forth in Article 4 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

               Federal Funds Rate shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Payments Administrator from three Federal Funds brokers of recognized standing selected by it.

               Fee Letters shall mean those certain letters (x) dated as of May 22, 1997 among BTCC and the Borrower and (y) dated August 11, 1998 among the various Agents and the Borrower, in each case providing for the payment of certain fees in connection with this Credit Agreement.

               Fees shall mean, collectively, the Unused Line Fee, the Letter of Credit Fees, the Issuing Bank Fees and the other fees provided for in the Fee Letters.

               Financial Statements shall mean the consolidated balance sheets and statements of operations and consolidated statements of cash flows and statements of changes in shareholder's equity of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries for the period specified prepared in accordance with GAAP; provided that for purposes of Section 7.1(a), the Financial Statements of Holdings shall include consolidating schedules.

               Financing Transactions shall mean (i) the Common Equity Financing and (ii) the occurrence of the Initial Credit Event on the Restatement Effective Date.

               Fleet Collection Account shall mean the account established pursuant to the Fleet Collection Bank Agreement.

               Fleet Collection Account Acknowledgment shall have the meaning set forth in Section 2.6(b).

               Fleet Collection Bank Agreement shall mean that certain Lockbox Agreement, dated as of July 19, 1993, by and between SMI and Fleet Bank, N.A. (as successor in interest to National Westminster Bank USA).

               Foreign Pension Plan shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

               Funding Affiliate shall have the meaning provided in Section
4.10.

               GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time subject to Section 1.2.

               GaiaTech shall mean GaiaTech Incorporated.

               Governing Documents shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

               Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               Gross-Up Payments shall have the meaning provided in Section 2.9(b).

               Guarantors shall mean Holdings and each Subsidiary Guarantor.

               Guaranty shall mean the Holdings Secured Guaranty and the Subsidiaries Guaranty.

               Hazardous Materials shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "pollutants", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

               Highest Lawful Rate shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement and any other Credit Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

               Holdings shall have the meaning provided in the preamble to this Credit Agreement.

               Holdings Common Stock shall mean the common stock of Holdings.

               Holdings Secured Guaranty shall mean the Guaranty of Holdings pursuant to Article 12 of this Credit Agreement.

               Indebtedness of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien (in aggregate principal amount up to the amount of such Liens) on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements, (viii) all reimbursement or other monetary obligations with respect to surety, performance and bid bonds, and (ix) all Contingent Obligations of such Person; provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

               Indemnitee shall have the meaning provided in Section 11.8.

               Information Systems and Equipment shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

               Initial Credit Event shall mean the making of the initial Loans on the Restatement Effective Date.

               Intercreditor Agreement shall have the meaning provided in
Section 11.22.

               Interest Coverage Ratio shall mean for any period the ratio for such period of (x) EBITDA to (y) Interest Expense.

               Interest Expense shall mean the aggregate consolidated interest accrued and/or paid by Holdings, the Borrower and their respective Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation, the interest component of any Capitalized Lease Obligations, net cash costs under any Interest Rate Agreements, all capitalized interest and interest paid by Holdings, the Borrower or their respective Subsidiaries on debt guaranteed by Holdings, the Borrower or their respective Subsidiaries; provided that Interest Expense shall not include amortization of debt issuance costs.

               Interest Period shall mean for any Eurodollar Rate Loan the period commencing on the date of the Borrowing, Conversion or Continuance thereof and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, to the extent approved by all the Lenders, nine or twelve months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, however, that the Borrower may not select any Interest Period
(x) with respect to Revolving Loans, that ends after the Revolving Credit Expiration Date or (y) with respect to Term Loans, that ends after the Term Loan Maturity Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Whenever any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the applicable calendar month.

               Interest Rate Agreement shall mean any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any of its Subsidiaries is a party or beneficiary.

               Inventory shall mean all of the Borrower's now owned and existing and hereafter arising or acquired inventory, wherever located and whether in the possession of the Borrower or any other Person, including, without limitation,
(a) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business and (b) all goods, wares and merchandise, finished or unfinished, held for sale or lease or furnished or to be furnished under contracts of service, excluding the Rental Equipment.

               Investment shall have the meaning given to such term in Section 8.5.

               Issuing Bank shall mean BTCo.

               Issuing Bank Fees shall have the meaning given to such term in
Section 4.7.

               K-S Investor Group shall mean Keystone, Inc., FW Strategic Partners, L.P. and Scotsman Partners, L.P. and any new partnership or entity created to co-invest with Keystone, Inc., FW Strategic Partners, L.P., and Scotsman Partners, L.P., provided that Persons which had a majority of the equity interests in or otherwise controlled Keystone, Inc., FW Strategic Partners, L.P. and/or Scotsman Partners, L.P. on the Original Effective Date or any of their Permitted Transferees either (x) hold all the equity interests of such new partnership or entity or (y) control such new partnership or entity.

               Leases shall mean, collectively, the written agreements between Borrower or any Subsidiary and an account debtor (other than Holdings, the Borrower, or their respective Subsidiaries) in the ordinary course of business of Borrower or such Subsidiary for the lease or rental of Rental Equipment by Borrower or such Subsidiary to such account debtor in which the account debtor agrees to pay to Borrower, such Subsidiary or their respective assigns Rentals.

               Lender shall have the meaning given to such term in the preamble to this Credit Agreement.

               Lender Intercreditor Agreement shall mean that certain intercreditor agreement, dated as of the Restatement Effective Date, entered into by the Term Loan Lenders (on their own behalf and on the behalf of their successors and assigns) and the Administrative Agent, for the benefit of the Revolving Credit Lenders (and their successors and assigns), as same may be amended, modified or supplemented from time to time.

               Letter of Credit Fees shall have the meaning given to such term in 4.7.

               Letter of Credit Obligations shall mean, at any time, the sum of
(i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans).

               Letter of Credit Request shall have the meaning given to such term in Section 3.4.

               Letters of Credit shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Rental Equipment, equipment or otherwise) issued for the account of the Borrower pursuant to Article 3 of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

               Level shall mean and include Level I, Level II, Level III or Level IV, whichever is then in effect.

               Level I shall be in effect at any time the Leverage Ratio is less than 4.0 to 1.

               Level II shall be in effect at any time the Leverage Ratio is equal to or greater than 4.0 to 1 but less than 4.75 to 1.

               Level III shall be in effect at any time the Leverage Ratio is equal to or greater than 4.75 to 1 but less than 5.5 to 1.

               Level IV shall be in effect at any time the Leverage Ratio is equal to or greater than 5.5 to 1.

               Leverage Ratio shall mean, at any time, the ratio of Consolidated Debt at such time to EBITDA on the last day of the Test Period; provided that for the purposes of calculating the Leverage Ratio only, EBITDA shall be increased (or decreased) on a pro forma basis by EBITDA attributable to the acquisition (or divestiture) in accordance with the terms hereof of a Subsidiary or business unit, so long as the amount of any such increase is the actual EBITDA earned by such Subsidiary or business unit and such actual EBITDA is set forth in reasonable detail and with reasonable supporting documentation in a written certificate delivered by the Borrower and signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, all to the satisfaction of the Administrative Agent (it being agreed that for purposes of determining the Leverage Ratio, EBITDA attributable to the acquisition of SMI pursuant to the Acquisition shall be (I) $9,375,000 for each of the fiscal quarters ended September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998 and (II) $6,317,935 for the period from the last day of the fiscal quarter ended June 30, 1998 to (but excluding) the Restatement Effective Date).

               Lien(s) shall mean any lien, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

               Loan shall mean any Revolving Loan or any Term Loan, and Loans shall mean, collectively, the Revolving Loans and the Term Loans.

               Majority Term Loan Lenders shall mean those Term Loan Lenders at any time whose Term Loan Outstandings represent a majority of the total Term Loan Outstandings of all Term Loan Lenders at such time.

               Management Agreements shall have the meaning given to such term in Section 5.1(o)(v).

               Margin Stock shall have the meaning provided in Regulation U.

               Master Lease Agreements shall have the meaning provided in
Section 5.1(cc).

               Material Adverse Effect shall mean a material adverse effect on
(i) the business, operations, property, assets, liabilities or financial condition of Holdings, the Borrower and their respective Subsidiaries taken as a whole, (ii) the value of Collateral or the amount which the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or
(iii) the rights and remedies of BTCC, the Agents, the Issuing Bank or the Lenders under any Credit

Document.

               Material Contract shall mean any contract or other arrangement (other than the Credit Documents), whether written or oral, to which Holdings, the Borrower or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto may be reasonably expected to have a Material Adverse Effect.

               Mobile Field Office shall mean Mobile Field Office Company, a New Jersey corporation.

               Mobile Field Office Liquidation shall mean the dissolution of Mobile Field Office and the distribution of all of the assets of Mobile Field Office to the Borrower.

               Moody's shall mean Moody's Investors Service, Inc.

               Mortgage Amendments shall have the meaning provided in Section 5.1(y).

               Mortgage Policies shall mean each of the title insurance policies delivered with respect to one or more of the Mortgages and Mortgaged Property.

               Mortgaged Property means each property at any time subject to the Mortgage with the Mortgaged Properties as of the Restatement Effective Date designated as such on Schedule X.

               Mortgages shall mean each of the mortgages, substantially in the form of Exhibit L, which were executed and delivered pursuant to the requirements of Section 5.1(z) of the Original Credit Agreement, which mortgages cover the various Mortgaged Properties, in each case as same may be amended, modified or supplemented from time to time.

               Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

               Net Sale Proceeds shall mean, with respect to any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received by Holdings, the Borrower or any of their respective Wholly-Owned Subsidiaries from such Asset Sale, net of (i) transaction costs (including, without limitation, (w) any federal, state and local income or other taxes paid or estimated to be payable as a result of such Asset Sale, (x) any underwriting, brokerage or other customary selling commissions and (y) reasonable legal fees, and (z) advisory, consulting, accountants', investment banking and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith) (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, and (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness to the Lenders pursuant to this Credit Agreement) which is secured by the respective assets which were sold.

               Non-Certificated Units shall mean all Units (as defined in the Security Agreement) which are not Certificated Units.

               Non-Qualified Units shall at any time mean any Unit (as defined in the Security Agreement) which is not a Qualified Certificated Unit at such time.

               Notes shall mean, collectively, the Revolving Notes and the Term Notes, and Note means any Revolving Note or any Term Note.

               Notice of Borrowing shall have the meaning given to such term in
Section 2.3(a)(i) and shall include any deemed Notice of Borrowing pursuant to
Section 3.5.

               Notice of Continuation shall have the meaning given to such term in Section 4.3(a).

               Notice of Conversion shall have the meaning given to such term in
Section 4.3(b).

               Obligations shall mean, without duplication, the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, the Borrower or any of their respective Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, any reimbursement obligation or indemnity of Holdings, the Borrower or any of their respective Subsidiaries on account of Letters of Credit or any accommodation extended with respect to applications for Letters of Credit, the Fees, the Expenses and all other obligations and liabilities of Holdings, the Borrower or any of their respective Subsidiaries to the Agents, the Issuing Bank or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Credit Agreement, the Notes and any other Credit Document.

               Odyssey Investor Group shall mean Odyssey Investment Partners Fund, L.P. and Odyssey Coinvestors, LLC or any new partnership created to co-invest with Odyssey Investment Partners Fund, L.P. and Odyssey Coinvestors, LLC, provided that Persons which had a majority of the equity interests in or otherwise controlled Odyssey Investment Partners Fund, L.P. and/or Odyssey Coinvestors LLC on the Restatement Effective Date or any of their Permitted Transferees either (x) hold all the equity interests of such new partnership or entity or (y) control such new partnership or entity.

               Operating Lease shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person other than a Capitalized Lease Obligation.

               Operating Lease Payment shall mean any payment made by Holdings, the Borrower or any of their respective Subsidiaries under an Operating Lease.

               Original Credit Agreement shall have the meaning provided in the first WHEREAS clause to this Credit Agreement.

               Original Effective Date shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

               Original Lenders shall mean each Person which was a Lender under, and as defined in, the Original Credit Agreement immediately before the occurrence of the Restatement Effective Date.

               Original Letter of Credit shall mean the letters of credit previously issued under the Original Credit Agreement.

               Other Liabilities at any time shall mean the accounts payable and accrued expenses of Holdings and its Subsidiaries on a consolidated basis at such time set forth in the Borrower's consolidated balance sheet, but excluding accrued interest to the extent otherwise reflected therein.

               Outstandings shall mean, at any time, the sum of (i) the principal amount of Revolving Loans outstanding at such time plus (ii) the Letter of Credit Obligations at such time.

               Payment Office shall mean 14 Wall Street, New York, New York 10005 or any other office within the continental United States designated by the Payments Administrator to the Borrower from time to time as the office for payment of all amounts required to be paid by the Borrower under this Credit Agreement.

               Payments Administrator shall mean BTCC; provided, however, that if BTCC shall cease to be the Administrative Agent hereunder, the Lenders shall have the option to appoint one of the remaining Lenders as the Payments Administrator by written notice to the Borrower.

               PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

               Permitted Acquisition shall mean the acquisition by the Borrower of 100% of the capital stock or other equity interest of any Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower, provided that (A) the consideration paid by the Borrower consists solely of cash (including proceeds of Revolving Loans), (B) such Person shall own no capital stock of any other Person unless such Person owns 100% of the capital stock of such other Person, (C) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States or Canada and (D) all requirements of Sections 7.16 and 7.17 applicable to Permitted Acquisitions are satisfied (it being agreed that the Acquisition is not a Permitted Acquisition and that the requirements of Section
7.17 shall not be applicable with respect to the Acquisition).

               Permitted Discretion shall mean the Administrative Agent's judgment exercised in good faith based upon its consideration of any factor which the Administrative Agent believes in good faith: (i) will or could reasonably be expected to adversely affect the value of any of the Collateral, the enforceability or priority of the Agents' liens thereon or the amount which the Agents, the Issuing Bank and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or an Event of Default. In exercising such judgment, the Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Rental Equipment as well as any of the following: (i) the financial and business climate of the Borrower's or any Subsidiary's industry, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in any concentration of risk with respect to Accounts and Rental Equipment, (iv) changes in operating and turnover statistics with respect to Rental Equipment and/or Accounts, including actual versus historical and projected, and (v) any other factors that materially change the credit risk of lending to the Borrower on the security of the Accounts and Rental Equipment. The burden of establishing lack of good faith hereunder shall be on the Borrower.

               Permitted Encumbrance shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Collateral Agent in its reasonable discretion.

               Permitted Liens shall have the meaning given to such term in
Section 8.2.

               Permitted Materials shall have the meaning given to such term in
Section 6.18(c).

               Permitted Preferred Stock shall mean any preferred stock of Holdings, so long as the terms of any such preferred stock of Holdings (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the Borrower or any Subsidiary of the Borrower or any Subsidiary of Holdings, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the seventh anniversary of the Restatement Effective Date, (iv) do not require the cash payment of dividends or interest before the seventh anniversary of the Restatement Effective Date, (v) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Holdings and (vi) are otherwise reasonably satisfactory to the Administrative Agent.

               Permitted Sale-Leaseback Transactions shall mean the sale and leaseback by the Borrower of Rental Equipment so long as (1) such transaction or transactions are consummated prior to December 31, 1998, (2) the structure, terms and conditions and documentation of any such transaction are in form and substance satisfactory to the Administrative Agent and the Required Lenders, (3) with respect to all units of Rental Equipment sold in any such transaction, the Borrower receives cash in an amount equal to not less than the net book value of such units, (4) no unit of Rental Equipment sold pursuant to any such transaction was acquired by the Borrower or any of its Subsidiaries after December 31, 1993 and (5) the Borrower receives no more than $50,000,000 in cash proceeds in connection with all such transactions.

               Permitted Transferee shall mean with respect to any Person who is a natural person, (i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons; and (ii) the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

               Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

               Plan shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate which is organized under the laws of the United States and is subject to Title I of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

               Pledge Agreement shall have the meaning provided in Section
5.1(x).

               Prime Lending Rate shall mean the rate which BTCo publicly announces in New York City from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

               Proceeds shall mean all proceeds of any Collateral.

               Projections shall have the meaning provided in Section 5.1(q).

               Qualified Certificated Units shall mean each Unit (as defined in the Security Agreement), owned by the Borrower or any of its Subsidiaries, whether owned on the Restatement Effective Date or acquired thereafter, which at the time in question is a Certificated Unit with respect to which the requirements set forth in Section 5.1(d)(C)(x) or (y) have been satisfied (with such satisfaction to be determined on the date of any determination of whether the respective Unit is a Qualified Certificated Unit).

               Quarterly Period shall mean that period commencing on the relevant Start Date and ending on the relevant End Date.

               RCRA shall mean the Resources Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.

               Real Property of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.
               Recapitalization shall have the meaning assigned that term in the Original Credit Agreement.

               Recapitalization Agreement shall mean the Recapitalization Agreement, dated as of April 11, 1997, by and among Scotsman Holdings, Inc., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Keystone, Inc., FW Strategic Partners L.P. and the securityholders of Scotsman Holdings, Inc. named therein.

               Recapitalization Documents shall mean the documents entered into with respect to the Recapitalization.

               Register shall have the meaning provided in Section 11.6.

               Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

               Regulation T shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereto.

               Regulation U shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

               Regulation X shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereto.

               Rental Equipment shall mean the mobile structures generally constructed of steel or using a steel frame and undercarriage with an exterior of wood or aluminum and similar products (but excluding Inventory) which are sold or leased by Borrower or its Subsidiaries to third persons in the ordinary course of business and used to provide office, classroom, storage, commercial or other space, whether in single units or physically attached to such other units (and including in such form, modular structures), which structures are capable of being transported to and assembled on remote sites, and which may be equipped with air conditioning and heating, electrical outlets, floors, partitions, plumbing, carpeting, moldings, wall coverings, lighting and other accessories.

               Rentals shall mean all fixed rents or rents which are fixed except for adjustments based upon the Consumer Price Index payable under the Leases in respect of the use of any Rental Equipment by account debtors as lessees of such Rental Equipment to Borrower or its Subsidiaries as the lessor of such Rental Equipment exclusive of any amounts paid or payable to

Borrower or its Subsidiaries for the sale of Rental Equipment or other Inventory or on account of the service, site preparation, installation and removal of Rental Equipment, security deposits, insurance waivers, warranty service, late charges, delivery fees, moving fees maintenance charges, taxes, insurance and similar charges.

               Replaced Lender shall have the meaning provided in Section
11.6(d).

               Replacement Lender shall have the meaning provided in Section 11.6(d).

               Reportable Event shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events to the extent to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

               Required Appraisal shall have the meaning provided in Section
7.2.

               Required Lenders shall mean, at any time, those Lenders then owed or holding in the aggregate more than 50% of the sum of the then existing aggregate unpaid principal amount of the Revolving Loans and the then existing aggregate undrawn amount of the Total Commitments.

               Requirement of Law shall mean, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               Requisite Lenders shall mean, at any time, those Lenders whose outstanding Revolving Credit Commitments (or if the Revolving Credit Commitments have terminated, whose outstanding principal of Revolving Loans and share of outstanding Letter of Credit Obligations, including participations therein) and outstanding principal of Term Loans aggregate more than 50% of the sum of the Total Commitments (or if same have terminated, the total Outstandings) and the aggregate principal amount of all Term Loans then outstanding.

               Restatement Effective Date shall have the meaning provided in
Section 11.14.

               Revolving Credit Commitment shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Credit Commitment", as same may be reduced from time to time pursuant to the terms of this Credit Agreement.

               Revolving Credit Expiration Date shall mean May 21, 2002.

               Revolving Credit Lender means, at any particular time, each Lender which has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have then been terminated, each Lender which has outstanding Revolving Loans and/or participations in Letters of Credit (or unreimbursed payments with respect thereto).

               Revolving Credit Percentage of any amount required to be applied pursuant to Sections 2.5(j) or (k), shall mean a fraction (expressed as a percentage) the numerator of which is the Total Commitments at such time and the denominator of which is the sum of the numerator and the aggregate principal amount of then outstanding Term Loans.

               Revolving Credit Proportionate Share of a Revolving Credit Lender shall mean, at any particular time, a fraction, expressed as a percentage, obtained by dividing its Revolving Credit Commitment by the aggregate Revolving Credit Commitments of all the Revolving Credit Lenders or, if the Revolving Credit Commitments have been terminated, by dividing (i) the sum of (A) the outstanding Revolving Loans made by such Revolving Credit Lender, plus (B) the amount of such Revolving Credit Lender's unfunded participations in outstanding Letters of Credit, plus (C) the amount of all payments made by such Revolving Credit Lender to the Issuing Bank in respect of its participations in Letters of Credit for which the Borrower has not reimbursed such Revolving Credit Lender (other than with respect to outstanding Revolving Loans deemed requested pursuant to Section 3.5), by (ii) the sum of (A) the aggregate amount of all Revolving Loans then outstanding, plus (B) the aggregate amount of all Revolving Credit Lenders' unfunded participations in outstanding Letters of Credit, plus
(C) the aggregate amount of all payments made by all Revolving Credit Lenders to the Issuing Bank in respect of their respective participations in Letters of Credit for which the Borrower has not reimbursed the Revolving Credit Lenders (other than with respect to outstanding Loans deemed requested pursuant to Section 3.5).

               Revolving Credit Termination Date shall mean the first date upon which all Revolving Credit Commitments and Letters of Credit have terminated, all Outstandings have been paid in full in cash, and all interest, Fees and other amounts relating to the Revolving Credit Commitments, Revolving Loans and Letters of Credit have been repaid in full.

               Revolving Loans shall have the meaning given to such term in
Section 2.1(b).

               Revolving Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-2, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender or acquired by such Lender pursuant to
Section 11.6.

               S&P shall mean Standard & Poor's Rating Services.

               Sales-Type Leases shall mean a Lease that should be treated as a capital lease in accordance with Financial Accounting Standards Board Statement No. 13, as amended, from time to time or if such statement is not then in effect, such other statement of GAAP as may be applicable.

               SEC shall have the meaning given to such term in 7.1(j).

               Section 2.9(b)(ii) Certificate shall have the meaning provided in
Section 2.9(b)(ii).

               Secured Creditors shall have the meaning given such term in the Security

Agreement.
               Security Agreement shall have the meaning provided in Section 5.1(d).

               Senior Secured Notes shall mean the Borrower's $165,000,000 9 1/2% Senior Secured Notes due 2000 issued pursuant to an Amended and Restated Indenture, dated as of May 22, 1997, by and among the Borrower, First Trust National Association, as Trustee, and First Trust National Association, as Collateral Agent thereunder.

               Senior Unsecured Notes shall mean the 9 7/8% Senior Unsecured Notes due 2007 issued by the Borrower, and any substantially identical exchange notes issued pursuant to the Senior Unsecured Notes Indenture.

               Senior Unsecured Notes Borrowing Base shall have the meaning provided in Section 2.2(a).

               Senior Unsecured Notes Borrowing Base Deficiency shall mean, at any time, the amount, if any, by which the Outstandings at such time exceeds the Senior Unsecured Notes Borrowing Base at such time.

               Senior Unsecured Notes Documents shall mean the Senior Unsecured Notes, the Senior Unsecured Notes Indenture and all other documentation relating thereto.

               Senior Unsecured Notes Indenture shall mean the Indenture, dated as of May 22, 1997, providing for the issuance of the Senior Unsecured Notes.

               Settlement Date shall have the meaning given to such term in
Section 2.4(b)(i).

               Shareholders' Agreements shall have the meaning given to such term in Section 5.1(o)(iv).

               Signing R/C Lenders shall have the meaning provided in Section 11.20.

               SMI shall mean Space Master International, Inc., a Georgia corporation.

               Start Date shall mean the third Business Day following the earlier of (x) each date occurring 45 days (or in the case of the last fiscal quarter of the Borrower, 90 days), after the end of a fiscal quarter of the Borrower and (y) the date on which Financial Statements for a fiscal quarter are delivered in accordance with Section 7.1, together with the certificate required by the second sentence of the definition of "Applicable Margin", with the first Start Date to occur on the third Business Day following the earlier of (i) the date which is 45 days after September 30, 1998 and (ii) the date on which Financial Statements for such fiscal quarter are delivered in accordance with
Section 7.1 together with the certificate required by the second sentence of the definition of "Applicable Margin".

               Subsidiaries Guaranty shall have the meaning provided in Section 5.1(w).

               Subsidiary shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

               Subsidiary Guarantor shall have the meaning provided in Section 5.1(w); provided, that from and after the date that any Wholly-Owned Subsidiary of the Borrower executes and delivers a counterpart of the Subsidiaries Guaranty pursuant to the requirements of Section 7.16, such Wholly-Owned Subsidiary shall also be a Subsidiary Guarantor.

               Supermajority Term Loan Lenders shall mean those Term Loan Lenders at any time whose Term Loan Outstandings represent at least 66-2/3% of the total Term Loan Outstandings of all Term Loan Lenders at such time.
               Syndication Date shall mean the earlier of (x) the date which is 60 days after the Restatement Effective Date and (y) the date (which may occur prior to, on or after the Restatement Effective Date) upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication of the amended and restated Credit Agreement (and the resulting addition of institutions as Lenders pursuant to Section 11.6) has been completed, notice of which shall be promptly given to the Borrower.

               Tax Sharing Agreements shall have the meaning given to such term in Section 5.1(o)(vii).

               Taxes shall have the meaning given to such term in Section 2.9.

               Term Loan shall have the meaning provided in Section 2.1(a).

               Term Loan Commitment shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Term Loan Commitment", as same may be reduced from time to time pursuant to the terms of this Credit Agreement.

               Term Loan Lender shall mean, at any particular time, each Lender which has a Term Loan Commitment at such time or, after the date of the funding of the Term Loans, each Lender which has any Term Loan Outstandings owing to it at such time.

               Term Loan Maturity Date shall mean May 21, 2005.

               Term Loan Outstandings shall mean, with respect to any Term Loan Lender at any particular time, the aggregate outstanding principal balance of the Term Loans owing to such Term Loan Lender.

               Term Loan Percentage of any amount required to be applied pursuant to Sections 2.5(j) or (k), shall mean a fraction (expressed as a percentage) the numerator of which is the total Term Loan Outstandings at such time and the denominator of which is the sum of the numerator and the Total Commitments as then in effect.

               Term Loan Proportionate Share of a Term Loan Lender shall mean, at any particular time, a fraction, expressed as a percentage, obtained by dividing its Term Loan Commitment by the aggregate Term Loan Commitments of all the Term Loan Lenders or, after the date of the funding of the Term Loans, by dividing (i) the Term Loan Outstandings of such Term Loan Lender by (ii) the aggregate Term Loan Outstandings of all Term Loan Lenders.

               Term Loan Scheduled Repayment shall have the meaning given to such term in Section 2.5(a).

               Term Loan Scheduled Repayment Date shall have the meaning given to such term in Section 2.5(a).

               Term Loans shall have the meaning given to such term in Section 2.1.

               Term Note shall mean a promissory note of the Borrower payable to the order of a Lender, in the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender or acquired by such Lender pursuant to Section 11.6.

               Test Period shall mean, at any time, the four consecutive fiscal quarters of the Borrower then last ended (taken as a whole).

               Total Available Commitments at any time shall mean the Total Commitments at such time less the Equity Blocked Commitments at such time.

               Total Commitments at any time shall mean the aggregate of the Revolving Credit Commitments, as then in effect, of all the Lenders.

               Total Term Loan Commitments at any time shall mean the sum of the Term Loan Commitments of each of the Lenders.

               Trade Name License Agreement shall mean that certain Trade Name and Service Mark License Agreement entered into in connection with the Acquisition by and among the Borrower, the Seller under the Acquisition Agreement and certain affiliated companies of the Seller, substantially in the form of Exhibit F to the Acquisition Agreement and as otherwise in effect on the Restatement Effective Date (as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof).

               Tranche shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Term Loans and Revolving Loans.

               Transaction shall mean, collectively, (i) the Common Equity Financing, (ii) the

Acquisition and (iii) the entering into of the Credit Documents and the incurrence of Loans and issuance of Letters of Credit hereunder on the Restatement Effective Date.

               Transaction Documents shall mean the Equity Financing Documents and the Acquisition Documents.

               Type shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.

               UCC shall mean the Uniform Commercial Code.

               Unfunded Current Liability of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

               Unit Certificates shall mean certificates of title, certificates of ownership or other registration certificates issued or required to be issued under the laws of any State for any of the Rental Equipment owned or leased by the Borrower or any Guarantor.

               Unit Subsidiary means Willscot Equipment, LLC, a Delaware limited liability company.

               Unit Subsidiary Management Agreement shall mean the Unit Subsidiary Management Agreement (as defined in the Original Credit Agreement and entered into in connection therewith) and shall include any other management agreement entered into by SMI with the Unit Subsidiary so long as all terms and conditions thereof are reasonably acceptable to the Administrative Agent.

               United States and U.S. shall each mean the United States of America.

               Unused Line Fee shall have the meaning provided in Section 4.6.

               Utilization shall mean for any period the fraction expressed as a percentage, (x) the numerator of which is the gross book value of units of Rental Equipment leased to customers at the end of such period and (y) the denominator of which is the gross book value of units of Rental Equipment owned or leased (as lessee) by the Borrower at the end of such period.

               Wholly-Owned Domestic Subsidiary shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is incorporated under the laws of the U.S., any State thereof, the United States Virgin Islands or Puerto Rico. Unless otherwise qualified, all references to a "Wholly-Owned Domestic Subsidiary" or to "Wholly-Owned Domestic Subsidiaries" in this Credit Agreement shall refer to a Wholly-Owned Domestic Subsidiary or Wholly-Owned Domestic Subsidiaries of the Borrower.

               Wholly-Owned Subsidiary shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. Unless otherwise qualified, all references to a "Wholly-Owned Subsidiary" or to "Wholly-Owned Subsidiaries" in this Credit Agreement shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of the Borrower.

               Year 2000 Compliant shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall in all material respects accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.

               1.2. Accounting Terms and Determinations. (a) Unless otherwise defined or specified herein, all accounting terms used herein shall have the meanings customarily given in accordance with GAAP, and all financial computations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the 1997 Financial Statements referred to in Section 6.10(b). All accounting determinations for purposes of determining compliance with Sections 8.4, 8.9 and 8.10 and calculating the Borrowing Base as set forth in Section 2.2 and the definitions of "Eligible Rental Equipment" and "Eligible Accounts Receivable" shall be made in accordance with GAAP as in effect on the Restatement Effective Date and applied on a basis consistent in all material respects with the 1997 Financial Statements referred to in Section 6.10(b). Furthermore, for avoidance of doubt, all such accounting determinations shall, except as specifically set forth in the definition of "Leverage Ratio", include the results of SMI on a consolidated basis for periods after the consummation of the Acquisition (but not on a pro forma basis for the Acquisition for periods prior to the consummation thereof), to the extent applicable. Without limiting the foregoing, if the Borrower changes its depreciation methodology after the Restatement Effective Date, such change shall not be given effect for purposes of determining compliance with the Sections referenced in the immediately preceding sentence or for making calculations of the types described in the immediately preceding sentence. The Financial Statements required to be delivered hereunder from and after the Restatement Effective Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financial Statements referred to in
Section 6.10(b) or, if GAAP shall change from the basis used in preparing the Financial Statements referred to in Section 6.10(b), the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as utilized in the Section 6.10(b) Financial Statements.

               1.3. Other Defined Terms. Terms not otherwise defined herein which are defined in the UCC as in effect on the date hereof in the State of New York shall have the meanings given them in such UCC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in accordance with Section 11.10 hereof.


                                   ARTICLE 2.

                           Amount and Terms of Credit

               2.1. The Commitments. (a) Subject to the terms and conditions set forth in this Credit Agreement, on the Restatement Effective Date, each Term Loan Lender severally agrees to make a term loan to the Borrower (the "Term Loans") in an aggregate amount equal to its Term Loan Proportionate Share of the Total Term Loan Commitments, which Term Loans shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Term Loans pursuant to Section 4.3). Once repaid, Term Loans incurred hereunder may not be reborrowed. The Borrower hereby agrees to execute and deliver to each Lender a Term Note in the form of Exhibit A-1 to evidence the Term Loans made by each such Lender.

               (b) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Restatement Effective Date and to and excluding the Revolving Credit Expiration Date, each Revolving Credit Lender severally agrees to make loans and advances to the Borrower hereunder (the "Revolving Loans"). Subject to the provisions of this Credit Agreement, the Borrower may borrow, repay (without penalty, except for breakage costs under Section 4.5(b)) and re-borrow Revolving Loans, all in accordance with the terms and conditions hereof. On and immediately after the occurrence of the Restatement Effective Date, the Revolving Credit Commitment for each Lender shall be the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Credit Commitment" (as same may be reduced from time to time pursuant to the terms of this Credit Agreement). In connection with the increase to the Total Commitments to occur on the Restatement Effective Date, the Borrower shall repay in full all Revolving Loans outstanding on the Restatement Effective Date (although new Revolving Loans may be incurred hereunder on the Restatement Effective Date in accordance with the provisions hereof, so that the Lenders participate in each Borrowing of outstanding Revolving Loans pro rata on the basis of their Revolving Loan Commitments (as in effect on the Restatement Effective Date) as provided herein), it being understood and agreed that the Borrower shall pay all breakage or similar costs of the type described in
Section 4.5(b) incurred by the Lenders in connection with any repayment or reborrowing of Revolving Loans. The Borrower hereby agrees to execute and deliver to each Lender a Revolving Note in the form of Exhibit A-2 to evidence the Revolving Loans made by each such Lender.

               2.2. Determination of Borrowing Base for Revolving Loans; etc.
(a) Subject to Section 2.2(b) and Section 2.3(c), Revolving Loans shall not in aggregate principal amount at any time outstanding exceed, when added to the Letter of Credit Obligations at such time, the least of:

               (i)    the Total Available Commitments as then in effect;

               (ii) the amount then equal to:

                      (A) up to Eighty-five percent (85%) of the Eligible
               Accounts Receivable, plus

                      (B) up to Sixty-five percent (65%) of the Eligible Rental
               Equipment, minus

                      (C) the Excess Other Liability Amount at such time, minus

                      (D) the Borrower's exposure (as determined by the
               Administrative Agent) under any Interest Rate Agreements entered into in accordance with Section 8.3(g), minus

                      (E) an amount equal to the Equity Blocked Commitments as
               then in effect; or

               (iii) the amount then equal to:

                      (A) (i) 75% of the net book value of Eligible Rental
               Equipment of the Borrower and its Restricted Subsidiaries (as defined in the Senior Unsecured Notes Indenture) and (ii) 85% of the book value of the Eligible Accounts Receivable of the Borrower and its Restricted Subsidiaries (as defined in the Senior Unsecured Notes Indenture) less (x) the amount of net proceeds which have been received in connection with a Permitted Units Financing (as defined in the Senior Unsecured Notes Indenture) permitted under clause (b)(13)(i) of Section 4.09 of the Senior Unsecured Notes Indenture (provided that such reduction shall apply only to the extent of any outstanding balance on such financing and for so long as such Permitted Units Financing is in effect) and (y) the amount of any outstanding Attributable Debt (as defined in the Senior Unsecured Notes Indenture) incurred under clause (b)(12) of Section 4.09 of the Senior Unsecured Notes Indenture (with all determinations of the amount specified above in this clause (A) to be made in accordance with the requirements of the Senior Unsecured Notes Indenture), minus

                      (B) the aggregate principal amount of Term Loans then outstanding.

               The amount calculated in accordance with clause (ii) above is hereinafter referred to as the "Borrowing Base", and the amount calculated in accordance with clause (iii) above is hereinafter referred to as the "Senior Unsecured Notes Borrowing Base".

               (b) The Administrative Agent shall in the exercise of its Permitted Discretion (x) at any time be entitled to (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Rental Equipment, and (ii) impose additional restrictions (or eliminate the same) to the standards of "Eligible Accounts Receivable" and "Eligible Rental Equipment" and (y) at any time after the Restatement Effective Date be entitled to reduce the advance rates under Section 2.2(a)(ii)(A) or (B) or restore such advance rates to any level equal to or below the advance rates stated in Section 2.2(a)(ii)(A) or (B). The Administrative Agent may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to it in connection herewith in determining the then eligibility of Accounts and Rental Equipment. Reliance thereon by the Administrative Agent from time to time shall not be deemed to limit the right of the Administrative Agent to revise advance rates or standards of eligibility as provided in this Section 2.2(b).

               (c) Each of the Borrowing Base and the Senior Unsecured Notes Borrowing Base will be computed monthly and a Borrowing Base Certificate presenting its computation will be delivered promptly to the Administrative Agent as set forth in Section 7.1(e). Notwithstanding anything to the contrary contained herein, the Administrative Agent shall be satisfied that on the Restatement Effective Date and after giving effect to the consummation of the Transaction, the Borrower shall be able to incur additional Outstandings, after giving effect to all Credit Events on the Restatement Effective Date, of $60,000,000 or more in compliance with the applicable restrictions contained in
Section 2.2(a).

               2.3. Borrowing Mechanics. (a) Except as provided in Section 2.3(b) or (c), Borrowings shall be made on notice from the Borrower to the Payments Administrator, given not later than 1:00 P.M. New York City time on the date on which the proposed Borrowing consisting of Base Rate Loans is requested to be made and on the third Business Day prior to the date on which any proposed Borrowing consisting of Eurodollar Rate Loans is requested to be made.

               (i) Each Notice of Borrowing shall be given by either telephone, telecopy, telex, facsimile or cable, and, if by telephone, confirmed in writing, substantially in the form of Exhibit B-1 (the "Notice of Borrowing"), appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Payments Administrator shall promptly give each Lender which is required to make such Loan of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

               (ii) The Borrower shall notify the Payments Administrator in writing of the names of the officers authorized to request the Loans on behalf of Borrower, and shall provide the Payments Administrator with a specimen signature of each such officer. The Payments Administrator shall be entitled to rely conclusively on such officers' authority to request the Loans on behalf of the Borrower until the Payments Administrator receives written notice to the contrary. The Payments Administrator shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this Section 2.3(a) and, with respect to an oral request for the Loans, the Payments Administrator shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of the Borrower. Neither the Payments Administrator nor any of the Lenders shall incur any liability to the Borrower as a result of acting upon any telephonic notice referred to in this Section 2.3(a) which notice the Payments Administrator believes in good faith to have been given by a duly authorized officer or other individual authorized to request the Loans on behalf of the Borrower or for otherwise acting reasonably and in good faith under this Section 2.3(a) and, upon the funding of the Loans by the Lenders in accordance with this Credit Agreement, pursuant to any such telephonic notice, the Borrower shall be deemed to have made a Borrowing of the Loans hereunder.

               (iii) In a Notice of Borrowing, the Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and shall be in an aggregate amount for all Lenders of not less than $1,000,000 in the case of Eurodollar Rate Loans. Unless otherwise requested in the applicable Notice of Borrowing, all Loans shall be Base Rate Loans. All Term Loans and Revolving Loans made on the Restatement Effective Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 4.3(b). The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 2.3(a)(v) and 4.3(c).

               (iv) Upon the Payments Administrator's receipt of one or more Notices of Borrowing with respect to the Loans to be made on the Restatement Effective Date, the Payments Administrator shall give each Lender prompt notice by telephone or facsimile transmission of such Notice of Borrowing. Subject to the reasonable determination by the Payments Administrator that the applicable conditions for borrowing contained in Article 5 are satisfied, (x) each Term Loan Lender shall make available to the Payments Administrator at the Payment Office its Term Loan Proportionate Share of the Term Loans to be made on the Restatement Effective Date, in immediately available funds no later than 11:00 A.M. New York City time on the Restatement Effective Date, and (y) each Revolving Credit Lender shall make available to the Payments Administrator at the Payment Office its Revolving Credit Proportionate Share of the aggregate amount of Revolving Loans to be made on the Restatement Effective Date (in the case of any Original Lender, net of amounts of principal to be repaid to such Lender on the Restatement Effective Date), in immediately available funds no later than 11:00 A.M. New York City time on the Restatement Effective Date. Unless the Payments

        Administrator receives contrary written notice prior to the Restatement Effective Date, it is entitled to assume that each Lender will make available the amounts specified in the immediately preceding sentence and, in reliance upon such assumption, but without any obligation to do so, the Payments Administrator may advance such amounts on behalf of the Lenders (with the Lenders being obligated to the Payments Administrator for any such advances in accordance with the provisions of Section 2.4(c)).

               (v) Notwithstanding the foregoing, the Borrower may not incur Eurodollar Rate Loans on or after the Restatement Effective Date and prior to the Syndication Date.

               (b) The Borrower has informed the Administrative Agent that it has a checking account (the "Disbursement Account") with B of A for general corporate purposes, including the purpose of paying trade payables and other operating expenses. The Lenders hereby authorize the Payments Administrator, and so long as the conditions for Borrowing in Article 5 remain satisfied, the Payments Administrator on behalf of the Lenders may but shall not be obligated to make Revolving Loans to cover the amount of checks presented for payment and other disbursements from the Disbursement Account. Such Borrowings shall be of Base Rate Loans only and will at no time exceed the amount available for the Borrowing of Revolving Loans under Section 2.2 (as determined in good faith by the Administrative Agent). Upon the Borrower providing the Administrative Agent with written notice that it has opened a checking account with Bankers Trust (Delaware) ("BT Delaware") and intends this account to replace the then existing Disbursement Account, then from and after the date set forth in such notice therefore the Disbursement Account shall be such account with BT Delaware and advice from BT Delaware of amounts required to cover amounts set forth in the second sentence of this clause (b) will be deemed a sufficient Notice of Borrowing.

               (c) In the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Section 2.2(a) or (ii) the conditions precedent to the making of a Revolving Loan or the issuance of a Letter of Credit set forth in Section 5.2, the Lenders authorize the Payments Administrator, for the account of the Lenders, to make Revolving Loans (the "Agent Advances") to the Borrower for a period commencing on the date the Payments Administrator first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (i) the fifteenth Business Day after such date,
(ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto, or (iii) the date the Required Lenders instruct the Payments Administrator to cease making Agent Advances (in each case, the "Agent Advance Period"). The Payments Administrator shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance when added to the aggregate outstanding amount of other Agent Advances would exceed the least of
(A) the remainder of (i) the Total Available Commitments at such time less (ii) the Outstandings at such time, (B) the remainder of (i) the Senior Unsecured Notes Borrowing Base at such time less (ii) the Outstandings at such time and
(C) the lesser of (x) $20,000,000 or (y) 10% of the Outstandings at such time. Agent Advances will be subject to periodic settlement with the Lenders under
Section 2.4.

               2.4. Settlements Among the Payments Administrator and the Lenders. (a) Except as provided in Section 2.4(b), the Payments Administrator shall give to each Lender prompt notice of each Notice of Borrowing by telecopy, telex, facsimile or cable. No later than 12:00 Noon New York City time on the date of each Borrowing representing the incurrence of Revolving Loans (each a "Borrowing Date") (unless the Restatement Effective Date is the date of such incurrence, in which case no later than 11:00 A.M. New York City time on the Restatement Effective Date), each Lender with a Revolving Credit Commitment will make available for the account of its Applicable Lending Office, to the Payments Administrator at its Payment Office, in immediately available funds, for the account of the Borrower, its Revolving Credit Proportionate Share of such Borrowing. To the extent the Lenders have made such amounts available to the Payments Administrator as provided above, the Payments Administrator will make the aggregate of such amounts available to the Borrower by 1:00 P.M., New York time, on the respective Borrowing Date in accordance with this Section 2.4 and in like funds received by the Payments Administrator. Unless the Payments Administrator shall have been notified by any Lender prior to the date of such Borrowing that such Lender does not intend to make available to the Payments Administrator its portion of such Borrowing to be made on such date, the Payments Administrator may assume that such Lender will make such amount available to the Payments Administrator at its Payment Office on such date of Borrowing, or, if applicable, the Settlement Date and the Payments Administrator, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. Except as provided in Section 2.4(b) and subject to Section 2.4(e), promptly after its receipt of payments from or on behalf of the Borrower (other than amounts payable to the Administrative Agent to reimburse the Administrative Agent and the Issuing Bank for fees and expenses payable solely to them), the Payments Administrator will cause such payments to be distributed ratably to the Lenders. The Lenders will apply such payments in accordance with Section 2.6(d).

               (b) Unless the Required Lenders have instructed the Payments Administrator to the contrary, the Payments Administrator on behalf of the Lenders may but shall not be obligated to make Base Rate Loans under Section 2.3 without prior notice of the proposed Borrowing to the Lenders, as follows:

               (i) The amount of each Revolving Credit Lender's Revolving Credit Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Payments Administrator's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. New York City time on the last Business Day of the period specified by the Payments Administrator (such date, the "Settlement Date"). The Payments Administrator shall deliver to each of the Revolving Credit Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period. The Revolving Credit Lenders shall transfer to the Payments Administrator, or, subject to Section 2.4(e), the Payments Administrator shall transfer to the Revolving Credit Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Revolving Credit Lender shall be equal to such Revolving Credit Lender's Revolving Credit Proportionate Share of the aggregate amount of Revolving

        Loans outstanding as of such Settlement Date. If the summary statement is received by the Revolving Credit Lenders prior to 12:00 Noon New York City time on any Business Day, each Revolving Credit Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. New York City time on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 Noon New York City time on such day, each Revolving Credit Lender shall make such transfers no later than 3:00 P.M. New York City time on the next succeeding Business Day. The obligation of each of the Revolving Credit Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Payments Administrator. Each of the Payments Administrator and the Revolving Credit Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Revolving Credit Proportionate Shares of the outstanding Revolving Loans.

               (ii) To the extent that the settlement described above shall not yet have occurred, upon any repayment of Revolving Loans by the Borrower, the Payments Administrator may apply such amounts repaid directly to the amounts made available by the Payments Administrator pursuant to this Section 2.4(b).

               (iii) Because the Payments Administrator on behalf of the Revolving Credit Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Revolving Credit Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Payments Administrator to each Revolving Credit Lender and the Payments Administrator in accordance with the amount of Revolving Loans actually advanced by and repaid to each Revolving Credit Lender and the Payments Administrator and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the Borrower in accordance with Section 2.5 or actually settled by the applicable Lender as described in this Section 2.4(b).

               (c) If a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") fails to make available to the Payments Administrator its Term Loan Proportionate Share or Revolving Credit Proportionate Share, as applicable, of any Loans (including Agent Advances) made available by the Payments Administrator on such Lender's behalf, or fails to make available any other amount owing by it to the Payments Administrator and the Payments Administrator has made such amount available to the Borrower, the Payments Administrator shall be entitled to recover such amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such amount forthwith upon the Payments Administrator's demand therefor, the Payments Administrator shall promptly notify the Borrower and the Borrower shall promptly (but in any event no later than five Business Days after such demand) pay such amount (to the extent not paid by the Defaulting Lender) to the Payments Administrator. The Payments Administrator shall also be entitled to recover from such Defaulting Lender or the Borrower, as the case may be, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by the Payments Administrator to the Borrower to the date such amount is recovered by the Payments

Administrator, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with
Section 4.1 or Section 4.2 hereof, plus (y) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement; provided, however, that the Payments Administrator shall not be entitled to demand payment by the Borrower of any amount under clause (y) above unless demand therefor has been made of the Defaulting Lender and not paid within five Business Days of such demand. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such Defaulting Lender's default.

               (d) The failure of any Lender to fund its Term Loan Proportionate Share or Revolving Credit Proportionate Share, as applicable, of any Loan (including Agent Advances) made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to fund its Term Loan Proportionate Share or Revolving Credit Proportionate Share, as applicable, of such Loan on the date of such Borrowing, or relieve the Lender who failed to make such amount available to subsequently repay such amount, or relieve any Lender (including the Lender that failed to make such amount available) of its obligation hereunder to make its ratable portion of any Borrowing available as part of any subsequent Revolving Loans, but no Lender shall be responsible for the failure of any other Lender to fund its Term Loan Proportionate Share or Revolving Credit Proportionate Share, as applicable, of a Loan.

               (e) Notwithstanding anything contained herein to the contrary, so long as any Revolving Credit Lender is a Defaulting Lender or has rejected or repudiated its Revolving Credit Commitment, the Payments Administrator shall not be obligated to transfer to such Lender any payments made by the Borrower to the Payments Administrator for the benefit of such Lender (excluding such payments made in respect of the Term Loans); and such Lender shall not be entitled to the sharing of any payments (excluding such payments made in respect of the Term Loans) pursuant to Section 2.10. Amounts which would have been payable to such Lender in the absence of the immediately preceding sentence shall instead be paid to the Payments Administrator. The Payments Administrator may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received by it for such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents, each Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Revolving Credit Commitment (and related Outstandings) and Term Loan Outstandings, as applicable, shall be deemed to be zero. This Section 2.4(e) shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Credit Agreement shall have been paid in full to the Payments Administrator and/or the Lenders other than the Defaulting Lender or (y) the Required Lenders, the Payments Administrator and the Borrower shall have waived such Defaulting Lender's default in writing. No Commitment of any Lender shall be increased or otherwise affected, and performance by the Borrower shall not be excused, by the operation of this
Section 2.4(e).

               2.5. Mandatory and Voluntary Payments: Mandatory and Voluntary Reduction of Commitments.

               (a) Amortization of Term Loans. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, a "Term Loan Scheduled Repayment", and each such date, a "Term Loan Scheduled Repayment Date"):

               Term Loan
               Scheduled Repayment Date                          Amount
               ------------------------                          ------

               The last Business Day of
                  December, 1998                                 $150,000

               The last Business Day of
                  March, 1999                                    $150,000

               The last Business Day of
                  June, 1999                                     $150,000

               The last Business Day of
                  September, 1999                                $150,000

               The last Business Day of
                  December, 1999                                 $150,000

               The last Business Day of
                  March, 2000                                    $150,000

               The last Business Day of
                  June, 2000                                     $150,000

               The last Business Day of
                  September, 2000                                $150,000

               The last Business Day of
                  December, 2000                                 $150,000

               The last Business Day of
                  March, 2001                                    $150,000

               The last Business Day of
                  June, 2001                                     $150,000

               The last Business Day of
                  September, 2001                                $150,000

               The last Business Day of
                  December, 2001                                 $150,000

               The last Business Day of
                  March, 2002                                    $150,000

               The last Business Day of
                  June, 2002                                     $4,455,000
               The last Business Day of
                  September, 2002                                $4,455,000

               The last Business Day of
                  December, 2002                                 $4,455,000

               The last Business Day of
                  March, 2003                                    $4,455,000

               The last Business Day of
                  June, 2003                                     $4,455,000

               The last Business Day of
                  September, 2003                                $4,455,000

               The last Business Day of
                  December, 2003                                 $4,455,000

               The last Business Day of
                  March, 2004                                    $4,455,000

               The last Business Day of
                  June, 2004                                     $4,455,000

               The last Business Day of
                  September, 2004                                $4,455,000

               The last Business Day of
                  December, 2004                                 $4,455,000

               The last Business Day of
                  March, 2005                                    $4,455,000

               Term Loan Maturity Date                           $4,440,000

               (b) Voluntary Prepayment of Term Loans. Subject to Section 2.5(c) and the last sentence of this Section 2.5(b), upon not less than one Business Day's prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Term

Loan Lender), the Borrower may prepay all or any portion of the Term Loan Outstandings, provided that, in the case of Term Loans constituting Eurodollar Rate Loans, any payment required to be made pursuant to Section 4.5(b) as a result of such prepayments shall have been, or shall concurrently therewith be, made. Unless the aggregate Term Loan Outstandings are to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $1,000,000 and in increments of $500,000 in excess of such amount. Each voluntary prepayment shall be applied to the unpaid installments of the Term Loans in the inverse order of maturity and shall permanently reduce the Term Loan Outstandings of each Term Loan Lender ratably in accordance with its Term Loan Proportionate Share. Any notice of prepayment given to the Administrative Agent under this Section 2.5(b) shall specify the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among Base Rate Loans and Eurodollar Rate Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice. Notwithstanding anything to the contrary contained above, unless the Required Lenders otherwise specifically consent in writing thereto (or the Revolving Credit Termination Date has occurred or will occur concurrently with such prepayment), no voluntary prepayment of Term Loans may be made pursuant to this Section 2.5(b) unless, after giving effect thereto, the Borrower shall be able to incur additional Outstandings of $70,000,000 or more in compliance with the Total Commitments and the Borrowing Base and Senior Unsecured Notes Borrowing Base restrictions as then in effect; provided that to the extent Holdings receives net cash proceeds from issuances of Holdings Common Stock and/or Permitted Preferred Stock issued in accordance with the requirements of Section 8.13(a), then, at the option of Holdings and the Borrower, (x) such net cash proceeds may be used, within three Business Days after Holdings' receipt thereof, to voluntarily prepay outstanding principal of Term Loans in accordance with the provisions of this Section 2.5(b) (except that the requirements set forth above in this sentence (before the proviso) shall not be applicable) and (y) if the Borrower certifies in writing to the Administrative Agent, within three Business Days of Holdings' receipt of such net cash proceeds, that the Borrower would like to establish (or increase, as the case may be) the Equity Blocked Commitment by an amount (to be specified in such writing) not to exceed the amount of net cash proceeds so received (and not being applied pursuant to preceding clause (x)), then the amount so specified shall be added to the Equity Blocked Commitment (provided that a like amount of such net cash proceeds shall have been applied towards the repayment of Revolving Loans (to the extent then outstanding)), and the proceeds of any Revolving Loans thereafter incurred (which must be incurred within 90 days after the respective establishment of or increase to the Equity Blocked Commitment) which reduce the amount of the Equity Blocked Commitment shall be permitted to be used (at the time of the incurrence thereof) to make voluntary prepayments of outstanding Term Loans pursuant to the requirements of this Section 2.5(b) (other than the requirements set forth above in this sentence (before the proviso)) or for any other use permitted hereunder in accordance with the applicable terms and subject to the applicable conditions set forth herein.

               (c) Premium Relating to Prepayment of Term Loans. The voluntary and mandatory prepayments of the Term Loans described in this Section 2.5 may be made without premium or penalty (subject to the payment of any amounts owing pursuant to Section 4.5(b));

provided, however, that if the Borrower voluntarily or mandatorily prepays or repays all or any portion of the Term Loans on or prior to the second anniversary of the Restatement Effective Date, the Borrower shall pay a prepayment premium to the Administrative Agent, for the benefit of the Term Loan Lenders whose Term Loan Outstandings are being prepaid or repaid, on the date of such prepayment or repayment in an amount equal to (i) two percent (2.00%) of the principal amount so prepaid or repaid, if such prepayment or repayment is made on or prior to the first anniversary of the Restatement Effective Date or
(ii) one percent (1.00%) of the principal amount so prepaid or repaid, if such prepayment or repayment is made after such first anniversary and on or prior to the second anniversary of the Restatement Effective Date, provided, however, no such prepayment premium shall be payable by the Borrower in connection with any mandatory prepayments or repayments of Term Loans under Section 2.5(a) or
Section 2.5(k).

               (d) No Readvance of Term Loans. Any repayment or prepayment of all or any portion of the principal amount of the Term Loans shall constitute a permanent reduction in the Term Loan Outstandings and may not be readvanced to the Borrower.

               (e) Mandatory Payment of Revolving Loans. Revolving Loans shall be due and payable without any demand at any time that the aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at such time exceeds the least of the Borrowing Base then in effect, the Senior Unsecured Notes Borrowing Base then in effect and the Total Available Commitments then in effect, in the amount of such excess, provided, that (i) no such payment shall be required pursuant to the foregoing clause as a result of a Borrowing Base Deficiency during an Agent Advance Period (although to the extent there exists a Senior Unsecured Notes Borrowing Base Deficiency or an excess over the Total Available Commitments then in effect, each such payment shall be required to be made immediately and whether or not an Agent Advance Period is in existence) and
(ii) if the then aggregate outstanding principal amount of Revolving Loans is less than such excess (it being understood and agreed that such excess shall be (x) calculated after giving effect to the foregoing clause (i) and (y) only to the extent that such excess is attributable to the lesser of the Borrowing Base then in effect and the Total Available Commitments then in effect and shall not include any portion thereof to the extent attributable solely to the Senior Unsecured Notes Borrowing Base then in effect), Letters of Credit will be required to be cash collateralized (to the satisfaction of the Collateral Agent) in the amount of such difference.

               (f) Termination of Commitments.

               (i) On the Revolving Credit Expiration Date, the Total Commitments (and the Revolving Credit Commitment of each Revolving Credit Lender) shall automatically reduce to zero and all outstanding Revolving Loans shall be repaid in full.

               (ii) The Total Commitments (and the Revolving Credit Commitment of each Lender) and the Total Term Loan Commitments (and the Term Loan Commitment of each Lender) shall terminate on September 30, 1998, unless the Restatement Effective Date shall have occurred on or before such date. Furthermore, on the Restatement

        Effective Date (and after giving effect to the making of the Term Loans on such date), the Total Term Loan Commitments (and the Term Loan Commitment of each Lender) shall terminate.

               (g) Voluntary Prepayment of Revolving Loans. In addition to the transfers and distributions of funds required pursuant to Section 2.6, the Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Rate Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; and (ii) prepayments of Eurodollar Rate Loans made on a day other than the last day of an Interest Period applicable thereto shall be accompanied by any amounts owing pursuant to
Section 4.5(b).

               (h) Apportionment and Application of Payments and Reductions to Total Commitments.

               (i) With respect to each repayment of Loans pursuant to this
        Section 2.5, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) pursuant to which made; provided, that (i) if Eurodollar Rate Loans are repaid on a day that is other than the last day of an Interest Period applicable thereto, such repayment shall be accompanied by any amounts owing pursuant to Section 4.5(b); (ii) if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each repayment of any Loans made pursuant to a Borrowing shall, except as provided in Section 2.4(e) and (in the case of Term Loans) subject to the provisions of Section 2.5(m), be applied pro rata among the Lenders which made such Loans. If the Borrower is required to repay any Eurodollar Rate Loans as a result of the application of Section 2.5(j) or (k) and such prepayment will result in the Borrower being required to pay breakage costs under Section 4.5(b) (any such Eurodollar Rate Loans, "Affected Loans"), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being immediately repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder for a period not to exceed 60 days pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Rate Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Rate Loans of the respective Tranche (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Rate Loans (excluding any such Eurodollar Rate Loans which are Term Loans to the extent the respective Term Loan Lenders have waived their rights to receive such payments in accordance with the provisions of Section 2.5(m)) to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided that on the 90th day after the deposit thereof, any amount remaining from the respective deposit pursuant to the cash collateral account shall be applied to repay outstanding Loans of the respective Tranche which would otherwise have been repaid in the absence of this sentence. In the absence of a designation by the Borrower as described in the first sentence of this clause (h)(i), each repayment of Loans pursuant to Section 2.5 shall be applied first to the payment of Base Rate Loans of the respective Tranche required to be repaid and second to the payment of Eurodollar Rate Loans of the respective Tranche required to be repaid in the order of the Interest Periods applicable thereto soonest to end. If there is more than one Eurodollar Rate Loan maturing on any one date, then, in the absence of contrary instructions from the Borrower, (i) if such Eurodollar Rate Loans bear interest at different rates, payment shall be applied to the Eurodollar Rate Loans bearing the higher rate of interest and (ii) if such Eurodollar Rate Loans bear interest at the same interest rate, payment shall be applied to whichever Eurodollar Rate Loan the Administrative Agent shall select in its sole discretion. Notwithstanding anything to the contrary contained above, if any prepayment of Term Loans is at any time made pursuant to
        Section 2.5(j) or (k) in circumstances where one or more of the Term Loan Lenders has, pursuant to the provisions of Section 2.5(m), waived its right to receive its share of the respective prepayments of outstanding Term Loans, then the prepayments of outstanding Term Loans that are made to the other Term Loan Lenders shall in each case be applied as a mandatory reduction of the Total Commitments.

               (ii) Any reduction to the Total Commitments pursuant to this
        Section 2.5 shall reduce the Revolving Credit Commitment of each of the Revolving Credit Lenders pro rata (based on the relative sizes of the Revolving Credit Commitments of the various Revolving Credit Lenders) and (ii) any prepayment of Term Loans pursuant to this Section 2.5 (excluding Section 2.5(a) hereof) shall be applied to the unpaid installments of the Term Loans pro rata among such installments and shall permanently reduce the Term Loan Outstandings of each Term Loan Lender ratably in accordance with its Term Loan Proportionate Share (except to the extent the respective Term Loan Lender declined its share of any mandatory repayment in accordance with the provisions of Section 2.5(m)).

               (i) Voluntary Reduction of Revolving Credit Commitments. The Borrower may reduce or terminate the unutilized Total Commitments at any time and from time to time in whole or in part upon at least three Business Days' prior written notice to the Administrative Agent; provided, however, that each such reduction must be in an amount not less than $250,000

(and in increments of $100,000 thereafter); and provided further, that (i) if the Borrower seeks to reduce the Total Commitments to an amount less than $10,000,000, then the Total Commitments shall be reduced to zero and the Credit Agreement shall be terminated and (ii) once reduced, the amount of any such reductions in the Total Commitments may not be reinstated.

               (j) Mandatory Commitment Reductions and Prepayments Relating to Issuances of Debt. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, on the date of the receipt thereof by Holdings, the Borrower or any of their respective Subsidiaries, an amount equal to 100% of the cash proceeds (net of all investment banking fees, legal fees, consulting fees, underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings, the Borrower or any of their respective direct or indirect Subsidiaries (other than (i) Indebtedness incurred pursuant to the Financing Transactions or (ii) Indebtedness permitted to be incurred by Section 8.3 as in effect on the Restatement Effective Date) shall be applied ratably, subject to the provisions of Section 2.5(m), as a mandatory reduction to the Total Commitments (with the amount to be applied to reduce the Total Commitments to be equal to the Revolving Credit Percentage of the amount required to be applied pursuant to this clause (j)) and to mandatorily prepay principal of then outstanding Term Loans (in an amount equal to the Term Loan Percentage of the amount to be applied pursuant to this Section 2.5(j)), provided that, at any time while any Term Loans remain outstanding hereunder, at the option of the Borrower, any amount required to be applied pursuant to this Section 2.5(j) may instead be applied (without being subject to the provisions of Section 2.5(m)) first, to the mandatory prepayment of principal of Term Loans then outstanding and second, to the extent in excess thereof, as a mandatory reduction to the Total Commitments.

               (k) Mandatory Prepayments Relating to Asset Sales. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 2.5, on each date after the Restatement Effective Date upon which Holdings, the Borrower or any of their respective Subsidiaries receives Net Sale Proceeds from any Asset Sale (including capital stock and securities held thereby and all assets sold as part of Permitted Sale-Leaseback Transactions (other than as explicitly set forth in clause (iv) below), but excluding (i) Asset Sales so long as, and to the extent that, the aggregate amount of Net Sale Proceeds from all Asset Sales excluded pursuant to this clause (i) during the respective fiscal year of the Borrower in which the Net Sale Proceeds are received does not exceed $1,000,000, (ii) sales of Rental Equipment in the ordinary course of business and consistent with past practices, (iii) sales or other dispositions of assets which do not constitute Collateral, (iv) sales of assets as part of Permitted Sale-Leaseback Transactions consummated after the 60th day following the Original Effective Date and (v) sales of real property under clauses (v),
(vi) and (vii) of Section 8.1(m), in each case to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that it intends to reinvest the Net Sale Proceeds therefrom in Inventory, replacement equipment, Rental Equipment, or property, plant and equipment as the case may be, within 180 days after the respective date of sale or disposition or, in lieu thereof, commit to so invest such Net Sale Proceeds within 180 days after such date of sale and actually expend the funds pursuant to such commitment within 365 days after such date of sale or disposition), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied ratably, subject to the provisions of Section 2.5(m), as a mandatory reduction to the Total Commitments (with the amount to be applied to reduce the Total Commitments to be equal to the Revolving Credit Percentage of the amount required to be applied pursuant to this clause (k)) and to mandatorily prepay principal of then outstanding Term Loans (in an amount equal to the Term Loan Percentage of the amount to be applied pursuant to this Section 2.5(k)), provided that to the extent that such Asset Sale relates to Eligible Rental Equipment (other than Rental Equipment described in clause (ii) above), such amount shall be applied as a mandatory reduction to the Total Commitments and no portion thereof shall be applied to mandatorily prepay principal of then outstanding Term Loans; provided, further, that to the extent any Net Sale Proceeds are not required to be applied pursuant to this Section 2.5(k) as a result of clause (iv) contained in the parenthetical above, then (x) on the 180th day after the date of the respective sale or disposition, the Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.5(k) to the extent not actually used or committed to be used as contemplated by said clause (iv) by such 180th day and (y) on the 365th day after the date of the respective sale or disposition, any Net Sale Proceeds of the respective sale or disposition shall be applied as otherwise required by this Section 2.5(k) to the extent same were committed to be used within 180 days after the respective date of sale or other disposition but were not in fact used by such 365th day as contemplated by said clause (iv).

               (l) Change of Control. Upon the date occurring 15 days after any occurrence of a Change of Control, (x) unless the Required Lenders otherwise consent in writing, the Total Commitments shall automatically be reduced to zero and (y) unless the Majority Term Loan Lenders otherwise consent in writing, the outstanding principal amount of all Term Loans shall be required to be prepaid in full.

               (m) Special Application Provisions Regarding Term Loans. So long as any Term Loans remain outstanding, any amounts required to be applied as mandatory repayments to the Term Loans pursuant to Section 2.5(j) (exclusive of amounts applied pursuant to the proviso thereto) and 2.5(k) shall be deposited with the Administrative Agent on the date the respective payment is otherwise required to be made and, unless the Borrower has already furnished the Administrative Agent at least three Business Days' prior written notice of the respective prepayment and amount thereof, the Administrative Agent shall not apply such amount to repay outstanding Term Loans until the third Business Day after its receipt of such amounts. Prior thereto, the Administrative Agent shall give each Term Loan Lender notice of the amount of the respective repayment to be made to its Term Loans pursuant to the provisions of said Section 2.5(j) (unless the payment is to be made pursuant to the proviso thereto) or 2.5(k), as the case may be. Such amount shall be applied to repay the outstanding Term Loans of the various Term Loan Lenders in accordance with the provisions of this
Section 2.5 on the date of receipt of such payment (if at least three Business Days' notice had previously been given to the Term Loan Lenders of such prepayment by the Borrower) or on the third Business Day after the Administrative Agent's receipt thereof; provided that, by written notice of any Term Loan Lender delivered to the Administrative Agent at least one Business Day before the date the respective repayment is actually applied to outstanding Term Loans, any Term Loan Lender may decline to receive its share of the amount which would otherwise have been applied to its outstanding Term Loans, in which case such declined amount shall instead be applied as a mandatory reduction of the Total Commitments.

               2.6. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. New York City time on the day when due in Dollars to the Payments Administrator at its Payment Office in immediately available funds. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Payments Administrator pursuant to this Section 2.6. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Payments Administrator pursuant to this Section 2.6 or, in the case of payments of interest, Fees and Expenses relating to the Outstandings and if such payments are not received prior to the foregoing deadline, by the Payments Administrator's adding such payments to the principal amount of the Revolving Loans outstanding (if additional Revolving Loans are then permitted to be incurred) by charging such payments to the Borrower's Revolving Loan account (which charge shall constitute an incurrence of Revolving Loans (that are Base Rate Loans) in an aggregate principal amount equal to the amount so charged).

               (b) (i) The Borrower and each of its Subsidiaries shall each, along with the Collateral Agent and financial institutions selected by the Borrower and acceptable to the Administrative Agent (the "Collection Banks"), enter into and maintain an agreement substantially in the form of Exhibit C-1 (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof the "Collection Bank Agreement"). The Borrower and each of its Subsidiaries shall instruct all account debtors on the Accounts of the Borrower or such Subsidiary, as the case may be, to remit all payments to the applicable "P.O. Boxes" or "Lockbox Addresses" (as defined in the applicable Collection Bank Agreement) which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by the Borrower and each of its Subsidiaries from any account debtor, in addition to all other cash received from any other source, shall, subject to the requirements of Sections 8.15 and 8.16, upon receipt be deposited into a Collection Account. Notwithstanding anything to the contrary contained above, (i) the Canadian Subsidiary (and the accounts established by the Canadian Subsidiary in accordance with the applicable requirements of the last sentence of Section 8.16) shall not be subject to the foregoing requirements, provided that at such time, if any, as the Canadian Subsidiary becomes a Subsidiary Guarantor, the Canadian Subsidiary shall take all actions as may be requested by the Collateral Agent to establish one or more lock box accounts as otherwise contemplated above (over which the Collateral Agent shall have full dominion and control), except that such lock box accounts shall not be required to be swept into Collection Accounts as otherwise contemplated herein and (ii) SMI (and the accounts established by SMI in accordance with the applicable requirements of the last sentence of Section 8.16) shall not be subject to the foregoing requirements until the 150th day after the Restatement Effective Date, provided that (x) SMI shall at all times be subject to and in compliance with the Fleet Collection Bank Agreement and (y) Fleet Bank, N.A. shall have duly executed and delivered an agreement (the "Fleet Collection Agreement Acknowledgment") for the benefit of the Administrative Agent and the Lenders, in form and substance satisfactory to the Agents and the Required Lenders, pursuant to which Fleet Bank, N.A. agrees that the Fleet Collection Account is subject to the security interests created in favor of the Administrative Agent and the Lenders and further agrees to comply with any and all instructions originated by the Administrative Agent with respect the Fleet Collection Account (and all amounts deposited therein) without further consent by SMI and not to comply with instructions regarding such Fleet Collection Account (and all amounts deposited therein) originated by any other Person other than a court of competent jurisdiction.

               (ii) The Borrower and its Subsidiaries may close Collection Accounts and/or open new Collection Accounts with the prior written consent of the Collateral Agent and subject to prior execution and delivery to the Collateral Agent of Collection Bank Agreements consistent with the provisions of this Section 2.6 and in form and substance satisfactory to the Administrative Agent.

               (c) Upon the terms and subject to the conditions set forth in the Collection Bank Agreements, all available amounts held in the Collection Accounts shall be wired each Business Day into an account (the "Concentration Account") established pursuant to a concentration account agreement entered into among the Borrower, the Collateral Agent and BTCo substantially in the form of Exhibit C-2 (the "Concentration Account Agreement"). Subject to the terms and conditions of the Concentration Account Agreement, all available funds in the Concentration Account shall be transferred on every Business Day to an account (the "BT Account") maintained by the Collateral Agent at BTCo.

               (d) All available amounts held in the BT Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below): first, to the payment of any Fees, Expenses or other Obligations due and payable to the Administrative Agent or the Collateral Agent under any of the Credit Documents, including amounts advanced by the Payments Administrator on behalf of the Lenders pursuant to Section 2.3 or 2.4(b); second, to the payment of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of interest due on the Revolving Loans and Letter of Credit Obligations and any Fees or other regularly accruing fees due and payable to the Revolving Credit Lenders (in their capacities as such) under any of the Credit Documents; fourth, to the ratable payment of principal due on the Revolving Loans and reimbursement obligations due to the Revolving Credit Lenders relating to outstanding Letter of Credit Obligations; fifth, to the ratable payment of any other Obligations due and payable to the Revolving Credit Lenders (in their capacities as such) under any of the Credit Documents; sixth, to the ratable payment of any then due and owing Obligations arising under any Interest Rate Agreement entered into by the Borrower in accordance with Section 8.3(g); seventh, to the ratable payment of interest due on the Term Loans and any Fees or other regularly accruing fees due and payable to the Term Loan Lenders (in their capacities as such) under any of the Credit Documents; eighth, to the ratable payment of principal due on the Term Loans; ninth, to the ratable payment of any other Obligations due and payable to the Term Loan Lenders (in their capacities as such) under any of the Credit Documents; and tenth, to the ratable payment of principal (not otherwise due or payable) on the Revolving Loans.

               2.7. Maintenance of Account. The Payments Administrator shall maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower pursuant to the Revolving Credit Commitments or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, and the Fees, Expenses and any other Obligations relating thereto. The Borrower will be credited, in accordance with
Section 2.6 above, with all amounts received by the Lenders from the Borrower or from others for the Borrower's account, including, as set forth above, all amounts received by the Payments Administrator in payment of Accounts and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Payments Administrator's right to demand payment of any Obligation upon its maturity. Further, the Payments Administrator shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

               2.8. Statement of Account. After the end of each month the Payments Administrator shall send the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Revolving Credit Lenders, the Issuing Bank and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

               2.9. Taxes. (a) All payments made by the Borrower hereunder, under any Note, or under any other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 2.9(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of the Administrative Agent or a Lender pursuant to the laws of the jurisdiction in which the Administrative Agent or such Lender, as the case may be, is organized or the jurisdiction in which the principal office of the Lender or Administrative Agent or Applicable Lending Office of such Lender is located or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, deductions, withholdings, charges, assessments or other liabilities being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note, or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or incorporated or in which the principal office or Applicable Lending Office of such Lender is located or of any political subdivision or taxing authority thereof or therein and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to this or the preceding sentence. The Borrower will furnish to the Payments Administrator within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

               (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Original Effective Date (or the Restatement Effective Date in the case of such Lenders that first become party hereto on the Restatement Effective
Date), or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 11.6 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i)(x) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note and (y) Internal Revenue Service Form W-9, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 2.9(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 2.9(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.9(b). Notwithstanding anything to the contrary contained in Section 2.9(a), but subject to Section 11.6 and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.9(a) to make any additional payments to a Lender pursuant to the third and fourth sentences of
Section 2.9(a) (the "Gross-Up Payments") (i) if such Lender has not provided to the Borrower the Internal

Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 2.9(b) or (ii) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.9 and except as set forth in Section 11.6, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 2.9(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Original Effective Date (or the Restatement Effective Date in the case of Lenders which first become party to this Credit Agreement on or after the Restatement Effective Date) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

               (c) If the Borrower pays any additional amount under this Section
2.9 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

               2.10. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of (x) the Revolving Loans made by it or its participation in Letters of Credit in excess of its Revolving Credit Proportionate Share of payments on account of the Revolving Loans or Letters of Credit obtained by all the Lenders (other than any Lender that has waived its share in writing), or interest thereon, such Lender shall forthwith purchase from the other Revolving Credit Lenders, such participation in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, or (y) the Term Loans made by it in excess of its Term Loan Proportionate Share of payments on account of the Term Loans obtained by all the Lenders (other than any Lender that has waived its share in writing or pursuant to Section 2.5(m)), or interest thereon, such Lender shall forthwith purchase from the other Term Loan Lenders such participation in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, in the case of preceding clause (x) or (y), if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender (with Obligations of the respective Tranche) shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE 3.

                                Letters of Credit

               3.1. Issuance of Letters of Credit. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, upon the request of the Borrower pursuant to Section 3.4, the Issuing Bank shall issue Letters of Credit hereunder and for the Borrower's account, as more specifically described below. On the Restatement Effective Date, all Original Letters of Credit shall be deemed to have been issued under this Credit Agreement and shall for all purposes constitute "Letters of Credit" hereunder. The Issuing Bank shall not be obligated to issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:

               (a) The face amount of such requested Letter of Credit when added to the Letter of Credit Obligations then outstanding, would (i) cause the Letter of Credit Obligations to exceed $12,500,000, (ii) when added to the aggregate amount of Revolving Loans (including Agent Advances) then outstanding would exceed the least of (A) the Total Available Commitments then in effect, (B) the Borrowing Base then in effect and (C) the Senior Unsecured Notes Borrowing Base then in effect;

               (b) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request the Issuing Bank to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect as of the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the Restatement Effective Date and which the Issuing Bank deems in good faith to be material to it; or

               (c) A default of any Revolving Credit Lender's obligations to fund under Section 3.6 exists, or such Revolving Credit Lender is a Defaulting Lender under Section 2.4(c), or any Revolving Credit Lender has rejected or repudiated its obligations in respect of Letters of Credit, unless the Administrative Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Issuing Bank's risk with respect to such Revolving Credit Lender, including cash collateralization of such Revolving Credit Lender's Revolving Credit Proportionate Share of the Letter of Credit Obligations.

               3.2. Terms of Letters of Credit. The Letters of Credit shall be in a form customarily issued by the Issuing Bank or in such other form as has been approved by the Issuing

Bank. Each Letter of Credit shall be denominated in Dollars. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and the form of any drafts or acceptances thereunder, shall be subject to approval by the Administrative Agent and the Borrower. In no event may the term of any standby Letter of Credit issued hereunder exceed 12 months (except that such Letters of Credit may provide for annual renewal) nor the term of any documentary Letter of Credit exceed 180 days, and all Letters of Credit issued hereunder shall expire no later than the date that is five Business Days prior to the Revolving Credit Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five Business Days prior to the Revolving Credit Expiration Date.

               3.3. Revolving Credit Lenders' Participation. Immediately upon the issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 3.1, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender's Revolving Credit Proportionate Share (based upon its Revolving Credit Commitment) of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

               3.4. Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Payments Administrator and the Issuing Bank a written notice no later than 1:00 P.M. New York City time at least three Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit B-2 (a "Letter of Credit Request"). The Payments Administrator shall promptly transmit copies of each Letter of Credit Request to each Revolving Credit Lender. The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of
Section 3.1 or 5.2. A Letter of Credit Request may be given in writing or electronically with prompt confirmation in writing.

               3.5. Payment of Amount Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Payments Administrator, which shall notify the Borrower of such request, to the extent reasonably practicable not later than 11:00 A.M. on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower shall give notice to be received by the Payments Administrator and the Issuing Bank not later than 1:00 P.M. on the Business Day immediately prior to the date of the respective drawing if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrower shall reimburse the Issuing Bank not later than the close of business New York City time on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Payments Administrator shall not have timely received such notice (i) the Borrower shall be deemed to have timely given a Notice of Borrowing to the Payments Administrator to incur Revolving Loans, which shall be made as Base Rate Loans, on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2 hereof and the other terms and conditions of Borrowings contained herein, the Revolving Credit Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Payments Administrator to reimburse the Issuing Bank for the amount of such drawing or payment. Borrowings pursuant to this Section 3.5 shall not be subject to the minimum amount requirement of Section 2.3(a)(iii). If for any reason, proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse the Issuing Bank, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in
Section 4.2; provided, however, that any such payments shall not prejudice any rights that the Borrower may have against any Revolving Credit Lender as a result of any default by such Revolving Credit Lender in funding such Revolving Loans, as provided in the final sentence of Section 2.4(c).

               3.6. Payment by Revolving Credit Lenders. (a) In the event that the Borrower does not reimburse the Issuing Bank for the amount of any drawing pursuant to Section 3.5 and the proceeds of Revolving Loans incurred for such purpose are insufficient for such purpose, the Payments Administrator shall promptly notify each Revolving Credit Lender of the unreimbursed amount and of such Revolving Credit Lender's respective participation therein. Each Revolving Credit Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. New York City time on the Business Day after the date notified by the Payments Administrator. In the event that any Revolving Credit Lender fails to make available to the Issuing Bank the amount of such Revolving Credit Lender's participation in such Letter of Credit as provided in this Section 3.6, the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest at the Federal Funds Rate.

               (b) The Payments Administrator or the Issuing Bank, as the case may be, shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit, such Lender's Revolving Credit Proportionate Share of all payments subsequently received by the Payments Administrator or the Issuing Bank, as the case may be, from the Borrower in reimbursement of drawings honored under such Letter of Credit when such payments are received.

               3.7. Nature of Issuing Bank's Duties. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit. As between the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letter of Credit; provided, however, that nothing in this sentence shall relieve the Issuing Bank of liability for its gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, facsimile or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, or (viii) for any consequences arising from actions or omissions taken or omitted in good faith or from causes beyond the control of the Issuing Bank or the other Lenders; provided, however, that nothing in this sentence shall relieve the Issuing Bank of liability for its own gross negligence or willful misconduct.

               3.8. Obligations Absolute. The obligations of the Borrower to reimburse the Issuing Bank for drawings honored under a Letter of Credit issued by it and the obligations of the Revolving Credit Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances:

               (a) any lack of validity or enforceability of any Letter of Credit;

               (b) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction (other than the defense that the amount owed has already been paid in accordance with the terms of this Credit Agreement); provided, however, that nothing contained herein shall preclude the Borrower from asserting any such claim, defense or counterclaim in a separate judicial proceeding or by compulsory counterclaim;

               (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

               (e) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

               (g) the fact that a Default or Event of Default shall have occurred and be continuing;

provided, however, that the Borrower shall have no obligation to reimburse the Issuing Bank and the Lenders shall have no obligation under Section 3.6 in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit or with respect to any other express obligation the Issuing Bank may have under this Credit Agreement in making any payment pursuant to any Letter of Credit.


                                   ARTICLE 4.

                           Interest, Fees and Expenses

               4.1. Interest on Eurodollar Rate Loans. Subject to the provisions of Section 4.4 hereof, interest on Eurodollar Rate Loans shall be payable in arrears (i) on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, in the case of any Interest Period in excess of three months, on each date which occurs at three month intervals after the first day of the respective Interest Period), (ii) at the date of any Conversion thereof (or portion thereof) to a Base Rate Loan, (iii) upon any prepayment, except pursuant to Section 2.6(d), (on the amount prepaid) and (iv) at maturity, in each case at an interest rate per annum equal during each Interest Period for such Eurodollar Rate Loan to the Adjusted Eurodollar Rate in effect for such Interest Period in effect for such Eurodollar Rate Loan plus the relevant Applicable Margin. The Payments Administrator upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders thereof. Each determination by the Payments Administrator of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               4.2. Interest on Base Rate Loans. Subject to the provisions of
Section 4.4 hereof, interest on Base Rate Loans shall be payable quarterly in arrears (i) on the last Business Day of each calendar quarter, (ii) upon any prepayment, except pursuant to Section 2.6(d), (on the amount prepaid) and (iii) at maturity, in each case at an interest rate per annum equal to the Base Rate plus the relevant Applicable Margin. Each determination by the Payments Administrator of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               4.3. Notice of Continuation and Notice of Conversion. (a) With respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 4.3(c) and the condition that no Default or Event of Default then exists, elect to maintain such Borrowing or any portion thereof equal to at least $1,000,000 as Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing (or portion thereof), which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 Noon New York City time on the third Business Day prior to the date of any such Continuation, by the Borrower to the Payments Administrator. Such notice (a "Notice of Continuation") shall be by telephone, telecopy, telex, facsimile or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-3, which shall be completed in such manner as is necessary to comply with all limitations on the Loans outstanding hereunder. If the Borrower shall fail to, or does not have the right to, select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

               (b) The Borrower may on any Business Day occurring on or after the Syndication Date (provided that no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Payments Administrator, and subject to the provisions of Section 4.3(c), Convert the entire amount of or a portion of Revolving Loans or Term Loans of one Type into a Borrowing of such Loans of the other Type; provided, however, that any Conversion of any Eurodollar Rate Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall be given not later than 12:00 Noon New York City time on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans (it being understood and agreed that any Notice of Conversion with respect to a proposed Conversion into Eurodollar Loans on or after the Restatement Effective Date may be given by the Borrower to the Payments Administrator prior to the Restatement Effective Date (subject to the preceding provisions of this Section 4.3(b)), provided that, notwithstanding anything to the contrary set forth herein, the Borrower shall be obligated to pay all breakage or similar costs of the type described in Section 4.5(b) relating to such proposed Conversion in the event that the Restatement Effective Date does not occur on September 1, 1998). Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex, facsimile or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit B-4. Each Conversion shall be in an aggregate amount for the Revolving Loans of all Lenders of not less than $250,000.

               (c) Notwithstanding anything contained in Section 2.3 or Sections 4.3(a) and (b) above to the contrary,

               (i) if, on or prior to the first day of any Interest Period, the Payments Administrator is unable to determine the Adjusted Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the

        Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Payments Administrator shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan or Term Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan; provided that, promptly after the Payments Administrator reasonably determines that the circumstances giving rise to such suspension no longer exist, the Payments Administrator shall notify the Borrower and the Lenders, and the obligation of the Lenders to make, convert and continue Eurodollar Rate Loans shall be reinstated;

               (ii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify the Payments Administrator that the Adjusted Eurodollar Rate for Revolving Loans or Term Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans or Term Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Payments Administrator shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan or Term Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan; and; provided that, promptly after the Payments Administrator and the Required Lenders reasonably determine that the circumstances giving rise to such suspension no longer exist, the Payments Administrator shall notify the Borrower and the Lenders, and the obligation of the Lenders to make, convert and continue Eurodollar Rate Loans shall be reinstated; and

               (iii) there shall not be at any one time more than twelve Interest Periods in effect with respect to Eurodollar Rate Loans.

               (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion.

               4.4. Interest After Default. Interest on any amount of matured principal of the Loans, and interest on the amount of principal of the Loans outstanding as of the date a Default an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Default or Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to 2% in excess of the rate then borne by such Loans, or, if higher, the Base Rate in effect from time to time plus the sum of (x) the Applicable Margin for Base Rate Loans then in effect and (y) 2%.

               4.5. Reimbursement of Expenses. (a) From and after the Restatement Effective Date, the Borrower shall promptly reimburse the Administrative Agent for all Expenses of the Administrative Agent as the same are incurred by the Administrative Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information (other than backup materials and information relating to the calculation of breakage costs) as the Borrower shall reasonably request.

               (b) If any payment of principal of, or any Conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period applicable thereto for any reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Payments Administrator), pay to the Payments Administrator for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Loan.

               4.6. Unused Line Fee. The Borrower shall pay to the Payments Administrator for the benefit of each of the Lenders (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender) a non-refundable fee (the "Unused Line Fee") equal to the Applicable Margin then in effect for Unused Line Fees, per annum on the unused portion of such Lender's Revolving Credit Commitment, which Unused Line Fee shall (i) accrue from the Restatement Effective Date until the Revolving Credit Expiration Date or any earlier date on which the Total Commitment is terminated and (ii) be due and payable quarterly in arrears on the last Business Day of March, June, September and December, and on the Revolving Credit Expiration Date or any earlier date on which the Total Commitment is terminated.

               4.7. Letter of Credit Fees. (a) The Payments Administrator shall be entitled to charge to the account of the Borrower (i) for the ratable benefit of the Revolving Credit Lenders in accordance with their respective Revolving Credit Proportionate Shares, a fee (the "Letter of Credit Fee"), in an amount equal to the Applicable Margin then in effect for Eurodollar Rate Loans per annum of the daily weighted average amount of outstanding Letter of Credit Obligations during the immediately preceding quarter, due and payable quarterly in arrears on the last Business Day of March, June, September and December, and on the Revolving Credit Expiration Date or any earlier date on which all Letters of Credit have been terminated and (ii) as and when incurred by the Payments Administrator or any Lender, any administrative charges, fees, costs and expenses charged to the Payments Administrator or any Lender for the Borrower's account by the Issuing Bank (other than any fees charged to the Payments Administrator or any Lender which would be duplicative of the Letter of Credit Fee paid to the Payments Administrator for the benefit of the Lenders) (the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by the Payments Administrator of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error. In addition, the Borrower shall pay to the Issuing Bank, for its own benefit, the Letter of Credit facing fees outlined in the Fee Letters.

               (b) Letter of Credit Fees payable in respect of Letter of Credit Obligations outstanding as of the date a Default or an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Default or Event of Default shall have been cured or waived, shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to
Section 4.7(a) above, plus 2% per annum.

               4.8. Other Fees and Expenses. The Borrower agrees to pay (without duplication) fees to the Agents in the amounts and at the times set forth in the Fee Letters.

               4.9. Authorization to Charge Account. The Borrower hereby authorizes the Payments Administrator, subject to prior notice to the Borrower, to charge the Borrower's Revolving Loan account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Fee Letter and under the other Credit Documents as and when such payments become due. The Borrower confirms that any charges which the Payments Administrator may so make to the Borrower's Revolving Loan account as herein provided will be made as an accommodation to the Borrower and solely at the Payments Administrator's discretion.

               4.10. Indemnification in Certain Events. (a) If after the Restatement Effective Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Agent, the Issuing Bank or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Affiliate of such Lender funding such Lender ("Funding Affiliate")), or (ii) any Agent, the Issuing Bank, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future guideline or request from any central bank or other Governmental Authority or (iii) any Agent, the Issuing Bank, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or any Agent, the Issuing Bank, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person's (or any Funding Affiliate's) capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's (or any Funding Affiliate's) policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost or reduces the rate of return to any Agent, the Issuing Bank or any of the Lenders of (A) (i) with respect to an event described in clauses (i) and (ii), making or maintaining its Eurodollar Rate Loans, and (ii) with respect to an event described in clause
(iii), funding or maintaining its Commitment or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by any Agent, the Issuing Bank or any Lender, then the Borrower shall within 15 days after demand by the Administrative Agent, pay to the Payments Administrator, for the account of each applicable Lender or the Issuing Bank, as the case may be, additional amounts sufficient to indemnify the Agents, the Lenders or the Issuing Bank against such increase in cost or reduction in amount receivable allocable to such Agent's, such Lenders' or the Issuing Bank's, as the case may be, funding or maintaining its Commitment or issuing, making or maintaining any Letter of Credit or purchasing or maintaining any participation therein. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the applicable Agent, or the applicable Lender or the Issuing Bank, as the case may be, and shall be conclusive absent manifest error.

               (b) Each Lender, the Issuing Bank or each Agent will notify the Borrower and the Payments Administrator of any event occurring after the Restatement Effective Date which will entitle such Lender, the Issuing Bank or such Agent to payment pursuant to Section 4.10(a) as promptly as practicable after it obtains knowledge thereof, specifying the event giving rise to such claim and setting out in reasonable detail an estimate of the basis and computation of such claim. Upon receipt of such notice, the Borrower shall compensate such Lender, the Issuing Bank or Agent in accordance with Section 4.10(a) from the date such costs are incurred (including, without limitation, where such costs are retroactively applied); provided, however, that the Borrower shall not be required to compensate a Lender, the Issuing Bank or Agent for costs incurred earlier than 90 days prior to the date of the notice required to be delivered to the Borrower pursuant to this Section 4.10(b).

               4.11. Calculations. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees shall be made by the Payments Administrator, on the basis of a year of 360 days, or, if such computation would cause the interest and Fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Payments Administrator of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

               4.12. Change of Applicable Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Sections 2.9, 4.3(c) or 4.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections. Nothing in this Section
4.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.9, 4.3 or 4.10.


                                   ARTICLE 5.

                              Conditions Precedent

               5.1. Conditions to Initial Loans and Letters of Credit. Except as provided in Section 11.21, the occurrence of the Restatement Effective Date and the obligation of each Lender to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit, in each case on the Restatement Effective Date, is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the occurrence of the Restatement Effective Date and the making of such Loans or the issuance of such Letters of Credit on the Restatement Effective Date, the following conditions precedent:

               (a) Execution of Agreement; Notes. On or prior to the Restatement Effective Date, this Credit Agreement shall have been executed and delivered as provided in Section 11.14 and there shall have been delivered to the Payments Administrator for the account of each Lender the appropriate Revolving Note and/or Term Note in the amount, maturity and as otherwise provided herein.

               (b) Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate from the Borrower dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.1(d)(C),
        (e), (h), (i), (j), (k), (l), (m) and (cc) and 5.2(a), (b), (c) and (d)
        exist as of such date, provided the certificate shall not be required to certify as to the acceptability of any items to the Agents and/or the Required Lenders or as to whether the Agents and/or the Required Lenders are satisfied with any of the matters described in said Sections.

               (c) Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received opinions, addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date, (i) from Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to Holdings and the Borrower, which opinion shall cover the matters contained in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (ii) from White & Case LLP, special counsel to the BTCC, which opinion shall cover the matters contained in Exhibit E-2 and
        (iii) from local counsel reasonably satisfactory to the Agents, opinions each of which shall be in form and substance reasonably satisfactory to the Agents and shall cover the perfection of the security interest granted pursuant to the Security Agreement and such other matters incident to the transaction contemplated herein as the Agents may reasonably request.

               (d) Security Agreement. On the Restatement Effective Date, the Borrower and each of the Guarantors shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") together with:

                      (A) for each Guarantor which was not party to the Security
               Agreement prior to the Restatement Effective Date (and for the Borrower and each other Guarantor, to the extent the Collateral Agent determines that additional such filings are reasonably necessary), executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                      (B) certified copies of Requests for Information or Copies
               (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name SMI or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

                      (C) subject to Section 11.21, evidence that, with respect
               to all Certificated Units of the Borrower and its Subsidiaries on the Restatement Effective Date, either (x) a notation of the security interest of the Collateral Agent has been made on the certificate of title with respect thereto (or application for such notation has been, or will substantially concurrently with the Restatement Effective Date be, made) which notation shall, under applicable state law, perfect the Collateral Agent's security interest therein or (y) an opinion of counsel satisfactory to the Administrative Agent to the effect that such notation of a security interest on the relevant certificate of title under applicable state law is not required to perfect (or maintain the perfection of) the security interests therein created (or maintained) pursuant to the Security Agreement;

                      (D) subject to Section 11.19, evidence that all other
               filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) the security interests intended to be created by the Security Agreement have been completed or will be completed substantially concurrently with the Restatement Effective Date; and

                      (E) subject to Section 11.19, evidence that all other
               actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect (or maintain the perfection of) the security interests purported to be created by the Security Agreement have been taken.

               (e) Collateral Access Agreements. To the extent otherwise available on the Restatement Effective Date, the Agents shall have received Collateral Access Agreements substantially in the form of Exhibit G (as modified, amended, or supplemented from time to time in accordance with the terms hereof and thereof, the "Collateral Access Agreements") with respect to Rental Equipment locations as may be requested by the Agents, which Collateral Access Agreements shall be in full force and effect; provided that, notwithstanding the foregoing, the Borrower, in obtaining the Collateral Access Agreements required under this Section 5.1(e), shall not be obligated to make significant payments to landlords or alter the respective lease terms with respect to any Rental Equipment locations in any way which is materially adverse to the Borrower.

               (f) Collection Bank Agreements; Concentration Account Agreement. On the Restatement Effective Date, the Agents shall have received fully executed copies of the Collection Bank Agreements, the Concentration Account Agreements, the Fleet Collection Bank Agreement and the Fleet Collection Account Acknowledgment, each of which shall be in full force and effect.

               (g) Borrowing Base Certificate. On the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate meeting the requirements of Section 7.1(e) (provided that to the extent any relevant data or other information with respect to the Borrowing Base Certificate is not available at such time, such Borrowing Base Certificate shall be based upon the Borrower's best good-faith estimate of such data or other information at such time) and which Borrowing Base Certificate shall indicate (in a manner satisfactory to the Administrative Agent) that on such date and after giving effect to the consummation of the Transaction and all Credit Events on such date, the Borrower shall be able to incur additional Outstandings, after giving effect to the Outstandings on the Restatement Effective Date, of $60,000,000 or more in compliance with the Borrowing Base restrictions (it being understood and agreed that, to the extent any relevant data or other information relating to the Borrowing Base Certificate was not available at the time of delivery of such Borrowing Base Certificate, such data or other information shall thereafter be delivered to the Administrative Agent, along with a corrected Borrowing Base Certificate, promptly upon such data or other information becoming available and in any event, within 30 days after the Restatement Effective Date).

               (h) Equity Financing. On or prior to the Restatement Effective Date, (a) the Borrower shall have received gross cash proceeds of at least $64,800,000 from common equity financing from the Equity Investors (the "Common Equity Financing"), (b) the Agents shall have received true and correct copies of all agreements or documents governing, or related to, the Common Equity Financing (the "Equity Financing Documents") and
        (c) all the terms and conditions of the Equity Financing Documents shall be in form and substance reasonably satisfactory to the Agents. All conditions precedent to the consummation of the Common Equity Financing as set forth in the Equity Financing Documents shall have been satisfied, and not waived in any material respect unless consented to by the Agents, to the reasonable satisfaction of the Agents. The Borrower shall have used all cash proceeds received from the Common Equity Financing to make payments owing in connection with the Transaction prior to or concurrently with the Borrower's utilization of the Loans for such purpose. The cash proceeds received from the Common Equity Financing, when added to the aggregate principal amount of Loans incurred on the Restatement Effective Date, shall be sufficient to effect the Transaction and to pay fees and expenses in connection therewith. The Common Equity Financing shall have occurred in all material respects in accordance with the terms and conditions of the Equity Financing Documents and all applicable law.

               (i) Consummation of Acquisition. On or prior to the Restatement Effective Date, (i) there shall have been delivered to the Agents and the Lenders true and correct copies of all Acquisition Documents, certified as such by an officer of the Borrower, all of which shall be in form and substance reasonably satisfactory to the Agents, (ii) the Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the requisite boards of directors and (if required by applicable law) the requisite shareholders and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, (iii) the representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Restatement Effective Date, (iv) each of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Documents shall have been satisfied in all material respects, and not waived except with the consent (which will not be unreasonably withheld) of the Agents, to the satisfaction of the Agents, (v) all Indebtedness of SMI and its Subsidiaries shall be repaid and all Liens relating thereto shall have been terminated pursuant to termination agreement satisfactory in form and substance to the Agents unless otherwise permitted under this Credit Agreement, (vi) the Acquisition shall have been, or shall substantially contemporaneously (and in any event on the Restatement Effective Date) be, consummated in all material respects in accordance with the Acquisition Documents and all applicable law (excluding immaterial violations of law which could not reasonably be expected to have, in the aggregate for all such violations, a material adverse effect on the Acquisition or on the operations, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole).

               (j) Indebtedness. After giving effect to the consummation of the Transaction, Holdings, the Borrower and their respective Subsidiaries shall have no outstanding Indebtedness except (i) pursuant to this Credit Agreement, (ii) the Senior Unsecured Notes, (iii) industrial revenue bonds in an amount not to exceed in the aggregate $5,000,000 and
        (iv) Existing Indebtedness, if any, as shall be permitted to remain outstanding by the Agents and which is listed on Schedule III hereto. With respect to each issue of Indebtedness which is to remain outstanding as described in clauses (i) through (iv) of the immediately preceding sentence, and after giving effect to the Transaction, there shall exist no default or event of default, no change of control or similar event which would require any offers to repurchase same, and no uncured breach thereof.

               (k) Approvals. All necessary material governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the financing hereof, the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction and the financing thereof, the making of any Loans or the issuance of any Letters of Credit or the other transactions contemplated hereby. There shall not have been any statute, rule regulation, injunction or order applicable to the Transaction, or the financing thereof, promulgated, enacted, entered or enforced by any state or federal government or governmental or regulatory authority or agency or by any federal or state court or tribunal, nor shall there be pending any action or proceeding by or before any such authority, court or tribunal, involving a substantial likelihood of an order, that would prohibit, restrict, delay or otherwise materially adversely affect the Transaction or the financing thereof.

               (l) Material Adverse Change, etc. On the Restatement Effective Date, nothing shall have occurred (and neither the Agents nor the Lenders shall have become aware of any facts, conditions or other information not previously known to them) since August 11, 1998 which either the Agents or Lenders shall reasonably determine is reasonably likely to have a materially adverse effect on (i) the Transaction, (ii) the rights or remedies of the Lenders or the Agents, or the ability of the Credit Parties to perform their respective obligations to the Lenders or the Agents (after giving effect to the Transaction) or (iii) the performance, business, operations, property, assets, liabilities or condition (financial or otherwise) of the Acquired Business or Holdings and its Subsidiaries taken as a whole.

               (m) Litigation. On the Restatement Effective Date, with the exception of the Disclosed Litigation, there shall be no actions, suits, investigations or proceedings pending or threatened (a) with respect to this Credit Agreement, any other Credit Document, the Transaction or any document executed in connection therewith, or (b) which the Agents shall determine is reasonably likely to have a materially adverse effect on the Transaction or the Acquired Business or a Material Adverse Effect (after giving effect to the Transaction).

               (n) Corporate Proceedings. (i) On the Restatement Effective Date, the Administrative Agent shall have received certificates from each Credit Party in the form of Exhibit H (i) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation and by-laws of such Credit Parties as delivered pursuant to Section 5.1(n) of the Original Credit Agreement, (ii) to the effect that each such Credit Party is in good standing in its respective State of incorporation and in those States where each such Credit Party conducts business and (iii) providing the resolutions adopted by each such Credit Party with respect to the actions contemplated in this Credit Agreement and the related Credit Documents (including, without limitation, with respect to the Acquisition and the amendment and restatement of this Credit Agreement and various of the other Credit Documents, and the obligations of such Credit Party with respect to the increased extensions of credit pursuant hereto), and the foregoing shall be reasonably acceptable to the Agents in their reasonable discretion.

               (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Credit Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

               (o) Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Tax Sharing Agreements; Material Contracts. On or prior to the Restatement Effective Date, there shall have been delivered or made available to the Agents true and correct copies, of the following documents (in each case except to the extent already delivered or made available for review by the Agents on or prior to the Original Effective Date), in each case as same will be in effect on the Restatement Effective Date after the consummation of the
        Acquisition:

                      (i) all Plans (and for each Plan that is required to file
               an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan", as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any "multiemployer plan", as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan), and any recent actuarial analysis prepared in connection with any of the foregoing;

                      (ii) all collective bargaining agreements or any other
               similar agreement or arrangements covering the employees of Holdings, the Borrower or any of their respective Subsidiaries (collectively, together with any agreements referred to in Section 5.01(o)(ii) of the Original Credit Agreement, the "Collective Bargaining Agreements");

                      (iii) all agreements evidencing or relating to any
               Existing Indebtedness
               in an aggregate amount in excess of $1,000,000 (collectively, together with any agreements referred to in Section 5.01(o)(iii) of the Original Credit Agreement, the "Existing Indebtedness Agreements");

                      (iv) all agreements entered into by Holdings, the Borrower or any of their respective Subsidiaries (x) governing the terms and relative rights of such entity's capital stock or (y) with any shareholders relating to such entity with respect to their capital stock (collectively, together with any agreements referred to in Section 5.01(o)(iv) of the Original Credit Agreement, the "Shareholders' Agreements");

                      (v) any material agreements (or the forms thereof) with
               members of, or with respect to, the management of Holdings, the Borrower or any of their respective Subsidiaries (collectively, together with any agreements referred to in Section 5.01(o)(v) of the Original Credit Agreement, the "Management Agreements");

                      (vi) any employment agreements (or the forms thereof
               together with a list of employees who are parties to such agreements) entered into by Holdings, the Borrower or any of their respective Subsidiaries (collectively, together with any agreements referred to in Section 5.01(o)(vi) of the Original Credit Agreement, the "Employment Agreements");

                      (vii) any tax sharing, tax allocation and other similar
               agreement entered into by Holdings, the Borrower or any of their respective Subsidiaries (collectively, together with any agreements referred to in Section 5.01(o)(vii) of the Original Credit Agreement, the "Tax Sharing Agreements"); and

                      (viii) any other Material Contracts;

        all of which documents relating to the Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Tax Sharing Agreements and Material Contracts shall be in the form and substance reasonably satisfactory to the Agents and shall, except as contemplated by the Credit Documents or the Transaction Documents, be in full force and effect on the Restatement Effective Date.

               (p) Solvency Certificate. On or prior to the Restatement Effective Date, the Lenders shall have received a solvency certificate from the chief financial officer of Holdings in form and substance reasonably acceptable to the Agents stating the conclusions that, after giving effect to the Transaction and the incurrence of all the financing contemplated thereby, the Borrower and the Borrower and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature.

               (q) Projections; etc. On or prior to the Restatement Effective Date, the Lenders shall have received detailed annual five-year financial projections (setting forth yearly projections for each fiscal year during such five-year period) (including details as to rental rates, utilization rates, fleet capital expenditures and cost per unit assumptions and corresponding balance sheets, statements of operations and cash flow and changes in shareholders' equity) of Holdings and its Subsidiaries after giving effect to the Transaction in form and substance reasonably satisfactory to the Agents (together with those projections heretofore provided to the Lenders, the "Projections").

               (r) Insurance Policies. On or prior to the Restatement Effective Date, the Agents shall have received (i) evidence of insurance coverage (including, without limitation, certificates of insurance) for the business and properties of Holdings, the Borrower and their respective Subsidiaries (after giving effect to the Acquisition) showing compliance with the requirements of Section 7.10 and (ii) endorsements, (x) naming the Administrative Agent as loss payee with respect to all casualty coverages and containing other customary loss payable provisions and (y) naming the Administrative Agent as additional insured for all general liability coverages, all in form and substance reasonably satisfactory to the Agents.

               (s) Consent Letter. On or prior to the Restatement Effective Date, the Agents shall have received a letter from CT Corporation System, substantially in the form of Exhibit I hereto, indicating its consent to its appointment by Holdings, the Borrower, and each other Credit Party as its agent to receive service of process as specified in
        Section 11.1 of this Credit Agreement.

               (t) Payment of Fees. On the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Credit Agreement or the Fee Letters due to the Agents or the Lenders (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent due.

               (u) Collateral Examination and Appraisal. On or prior to the Restatement Effective Date, the Lenders shall have received and be satisfied with the results of (i) a collateral examination report concerning all accounts receivable of the Acquired Business and its Rental Equipment, all in form and substance reasonably satisfactory to the Agents (to be received post-closing) and (ii) a current complete appraisal analysis (not on a desktop, but on a physical inspection basis) by a third party and on a valuation basis acceptable to the Agents with respect to the Rental Equipment of the Acquired Business.

               (v) Environmental Reports. On or prior to the Restatement Effective Date, the Lenders shall have received and be satisfied with the results of a written environmental and hazardous substance report by GaiaTech relating to the Acquired Business and their respective Subsidiaries (it being understood that the Agents shall also receive such other information as may be reasonably requested by the Agents).

               (w) Subsidiaries Guaranty. On the Restatement Effective Date, each of the Wholly-Owned Domestic Subsidiaries of the Borrower (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") shall have duly authorized, executed and delivered an Amended and Restated Subsidiary Guaranty in the form of Exhibit J (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty") and the Subsidiaries Guaranty shall be in full force and effect.

               (x) Pledge Agreement. On the Restatement Effective Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit K (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), and shall have delivered all pledged securities (endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock) purported to be pledged thereunder to BTCC (to the extent not already delivered pursuant to the Pledge Agreement), as pledgee thereunder for the benefit of the secured creditors described therein.

               (y) Mortgage Amendments. On or prior to the Restatement Effective Date, the Collateral Agent shall have received:

                      (i) fully executed counterparts of amendments (the
               "Mortgage Amendments"), in form and substance satisfactory to the Agents and the Required Lenders, to each of the Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the secured creditors; and

                      (ii) endorsements reasonably satisfactory to the
               Collateral Agent to each Mortgage Policy assuring the Collateral Agent that each Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances.

               (z) Deposit Account Agreement. On the Restatement Effective Date, the Deposit Account Agreement in the form of Exhibit M (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof (the "Deposit Account Agreement") entered into pursuant to the Original Credit Agreement shall remain in full force and effect.

               (aa) Bailee Agreement. On the Restatement Effective Date, the Bailee Agreement previously entered into pursuant to the Original Credit Agreement in the form of Exhibit O (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Bailee Agreement"), among the Administrative Agent on the behalf of the Lenders, First Trust National Association on behalf of the holders of Senior Secured Notes, the Borrower and First Trust National Association, as Bailee, shall be in force and effect, except that an amendment thereto (in form and substance satisfactory to the Administrative Agent) shall have been entered into for the purpose (and with the effect) of causing SMI to become a party thereto.

               (bb) Custodian Agreement. On the Restatement Effective Date, the Custodian Agreement entered into pursuant to the Original Credit Agreement in the form of Exhibit P (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Custodian Agreement"), among the Administrative Agent on behalf of the Lenders, First Trust National Association on behalf of the holders of Senior Secured Notes, Mobile Field Office, the Borrower and Maynard Becker and Patricia Blankenship, as the Custodians, shall be in full force and effect, except that an amendment thereto (in form and substance satisfactory to the Administrative Agent) shall have been entered into for the purpose (and with the effect) of causing SMI to become a party thereto.

               (cc) Unit Subsidiary; Transfer of Assets Thereto; Master Lease Agreements; etc. On the Restatement Effective Date, the Unit Subsidiary shall be a direct Wholly-Owned Subsidiary of the Borrower (all of the equity interests in which shall have been pledged, and delivered for pledge, pursuant to the Pledge Agreement). The Governing Documents of the Unit Subsidiary shall have been previously delivered to the Agents and there shall have been no amendments, modifications or supplements thereto since the Original Effective Date. On or prior to the Restatement Effective Date, the Borrower and its other Subsidiaries (including SMI and its Subsidiaries) shall have (subject to Section 11.21) transferred all Non-Qualified Units then owned by the Borrower and its other Subsidiaries to the Unit Subsidiary as a capital contribution thereto. The Agents and the Lenders shall have received true and correct copies of all documentation executed in connection with the transfer of the Non-Qualified Units as required above. On or prior to the Restatement Effective Date, each of the Borrower and SMI (subject to Section 11.21) shall have entered into one or more master lease agreements (the "Master Lease Agreements") with the Unit Subsidiary, pursuant to which the Non-Qualified Units from time to time held by the Unit Subsidiary shall be leased to the Borrower or SMI, as the case may be, all terms and conditions of which Master Lease Agreements shall be satisfactory to the Agents and the Required Lenders (it being understood and agreed that a Master Lease Agreement entered into by SMI on substantially the same terms as the Master Lease Agreement entered into by the Borrower as of May 22, 1997 shall be deemed to be satisfactory to the Agents and the Required Lenders).

               (dd) Original Credit Agreement; etc. On the Restatement Effective Date, (i) all Revolving Loans outstanding pursuant to the Original Credit Agreement shall be repaid in full (and the Borrower shall have paid all breakage and similar costs resulting therefrom in accordance with the provisions in Section 4.5(b) of the Original Credit Agreement),
        (ii) all accrued interest on all outstanding extensions of credit pursuant to the Original Credit Agreement and all regularly accruing fees pursuant to the Original Credit Agreement, shall be repaid in full on, and through, the Restatement Effective Date

        (whether or not same would otherwise be then due and payable pursuant to the Original Credit Agreement) and (iii) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this clause (dd) have been satisfied on such date.

               5.2. Conditions to all Credit Events. On the date of the making of any Loan or the issuance of any Letter of Credit, both at the time of making thereof and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Administrative Agent (and each delivery or deemed delivery of each Notice of Borrowing and a Letter of Credit Request, and the acceptance by the Borrower of the proceeds of such Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance of such Letter of Credit at the time of making thereof and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

               (a) the representations and warranties contained in this Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no event has occurred and is continuing, or would result from such Loan or the issuance of any Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default; and

               (c) with respect to the issuance of any Letter of Credit, none of the events set forth in Section 3.1 hereof has occurred and is continuing or would result from the issuance of such Letter of Credit.

               The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the location where the closing occurs for the account of each of the Lenders and, except for the Revolving Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance as specified herein or otherwise satisfactory to the Administrative Agent.

                                   ARTICLE 6.

                         Representations and Warranties

               To induce the Lenders to enter into this Credit Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holdings and the

Borrower makes the following representations, warranties and agreements (after giving effect to the Acquisition), as to itself and as to each of its respective Subsidiaries, all of which shall survive the execution and delivery of this Credit Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Article 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case they will be true and correct as of such earlier date):

               6.1. Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization and has the corporate or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

               6.2. Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and general equitable principles (regardless of whether enforcement is sought in equity or at law) and
(ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification.

               6.3. No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of any Governing Document of Holdings, the Borrower or any of their respective Subsidiaries, except, in the case of clauses (i) and (ii), any contraventions, conflicts, inconsistencies, breaches and defaults which are not reasonably likely to adversely affect any Lender or to have a Material Adverse Effect. In no event shall any Credit Event hereunder conflict or be inconsistent with or violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, the Senior Unsecured Notes Indenture.

               6.4. Litigation. Except for the Disclosed Litigation, there are no actions, suits or proceedings pending or threatened with respect to (i) any Credit Document or (ii) Holdings, the Borrower or any of their respective Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

               6.5. Use of Proceeds. (a) The proceeds of the Loans made on and after the Restatement Effective Date shall be utilized to (i) effect the Acquisition, (ii) to pay certain fees and expenses relating thereto and (iii) for general corporate and working capital purposes of the Borrower and its Subsidiaries, including acquisitions permitted hereunder.

               (b) No part of the proceeds of any Loan and no Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

               6.6. Governmental Approvals. Except for the filing of the Mortgage Amendments and the filing of the financing statements and continuation statements and for any other filings, registrations or recordings required under the Collateral Documents (all of which have been made or will be made as required), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by the Credit Parties of the Credit Documents or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party thereto.

               6.7. Investment Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is registered, or required to register, as an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               6.8. Public Utility Holding Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               6.9. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or the Borrower in writing to the Agents or any Lender for purposes of or in connection with this Credit Agreement or any other Credit Document or any transaction contemplated herein or therein does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to the Agents or any Lender will not, as of the date as of which such information is dated or certified, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading as of such time, in each case in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.9, such factual information shall not include the Projections and pro forma financial information.

               6.10. Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date on a pro forma basis after giving effect to the Acquisition and all Indebtedness incurred, and to be incurred, and Liens created and to be created, by each Credit Party in connection with this Credit Agreement, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries, taken as a whole, will exceed their debts, (y) the Borrower and its Subsidiaries, taken as a whole, will not have incurred nor intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower does not have unreasonably small capital with which to conduct its businesses. For purposes of this Section 6.10(a), "debt" means any reasonably expected liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               (b) Holdings' consolidated balance sheet as of, and statements of operations, shareholder's equity and cash flows and consolidating schedules for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 and the unaudited consolidated balance sheets of Holdings and the Borrower as of, and unaudited statements of operations, shareholder's equity and cash flows for the six months ended June 30, 1998 in each case furnished to the Lenders prior to the Restatement Effective Date, present fairly the financial condition at the respective dates of such balance sheets and results of operations for the fiscal year. Since December 31, 1997 (and after giving effect to the Acquisition), nothing has occurred which has had or would be reasonably likely to result in a Material Adverse Effect.

               (c) The Borrower has delivered to the Agents prior to the Restatement Effective Date copies of SMI's audited financial statements for the fiscal years ending September 30, 1997 and September 30, 1996, and copies of its unaudited interim financial statements for the six (6) month period ending March 31, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the interim financial statements, to normal year-end adjustments and to the absence of footnotes. The financial statements of SMI present fairly the financial condition of SMI as at the dates indicated and the results of its operations for the periods indicated. The Borrower has delivered to the Agents prior to the Restatement Effective Date copies of pro forma financial statements of the six month period ending March 31, 1998, which pro forma financial statements present fairly in all material respects the financial condition of SMI as at March 31, 1998, after giving effect to the Permitted Transactions (as defined in the Acquisition Agreement).

               6.11. Locations of Offices, Records, Inventory and Rental Equipment. The address of the principal place of business and chief executive office of each Credit Party as of the date hereof and as of the Restatement Effective Date is set forth on Schedule IV. The books and records of each Credit Party, and all its chattel paper and records of Accounts and Unit Certificates, are, as of the Restatement Effective Date, maintained exclusively at the respective locations listed on Schedule IV. As of the Restatement Effective Date, there is no jurisdiction (or, with respect to the Rental Equipment, State) in which any Credit Party has any chattel paper, records of Account, Rental Equipment (except for Rental Equipment in transit) or Unit Certificates other than those jurisdictions (or States) identified on Schedule IV. Schedule IV also contains a complete list of the legal names and addresses of each facility or warehouse at which Rental Equipment is stored as of the date hereof and as of the Restatement Effective Date. None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named Person other than the Borrower or to a named Person and such named Person's assigns.

               6.12. Fictitious Business Names. Except as set forth in Schedule V, none of Holdings, the Borrower or any of their respective Subsidiaries has used any corporate or fictitious name since May 1, 1992, other than the corporate name shown on its respective Governing Documents.

               6.13. Security Interests. Subject to Sections 11.19, 11.20, and 11.21, on and after the Restatement Effective Date, each of the Collateral Documents create, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens other than Liens permitted by Section 8.2. At all times on or after the Restatement Effective Date, the respective grantor under each Collateral Document shall have good and marketable title to all the Collateral subject thereto free and clear of all Liens other than Liens permitted under Section 8.2. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings required pursuant to the terms of any such Collateral Document.

               6.14. Tax Returns and Payments. Each of Holdings, the Borrower and each of their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all federal returns and all other material returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of Holdings, the Borrower and/or any of their respective Subsidiaries. Such returns accurately reflect all liability for taxes of Holdings, the Borrower and their respective Subsidiaries for the periods covered thereby. Each of Holdings, the Borrower and each of their respective Subsidiaries has paid all material taxes payable by it other than taxes which are not due, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as set forth on Schedule VI, there is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. As of the Restatement Effective Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations with respect to any material taxes.

               6.15. Compliance with ERISA. (i) Schedule VII identifies each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan subject to Title IV of ERISA has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans subject to Title IV of ERISA, exceeds $1,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the best knowledge of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coverage laws or regulations) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under this Credit Agreement.

               (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.
               6.16. Subsidiaries. Schedule VIII hereto lists each Subsidiary of the Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case existing on the Restatement Effective Date (after giving effect to the Acquisition). Holdings is the record and beneficial owner of 100% of the capital stock of the Borrower, and the Borrower is the record and beneficial owner of 100% of the capital stock of the Unit Subsidiary. On the Restatement Effective Date, Holdings has no significant assets or liabilities other than its ownership of the capital stock of the Borrower and any liabilities directly related thereto, and on such date Holdings owns no other capital stock of any other Person.

               6.17. Intellectual Property; etc. Holdings, the Borrower and each of their respective Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

               6.18. Compliance with Statutes, etc. (a) Each of Holdings, the Borrower and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such instances of noncompliance as are not reasonably likely to, in the aggregate, have a Material Adverse Effect.

               (b) Each of Holdings, the Borrower and their respective Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect and none of Holdings, the Borrower or any of their respective Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with such Environmental Laws in the manner set forth above. All licenses, permits, registrations or approvals required for the business of Holdings, the Borrower and each of their respective Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and each of Holdings, the Borrower and their respective Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals, the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. None of Holdings, the Borrower or any of their respective Subsidiaries is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings, the Borrower or any such Subsidiary is a party and which would materially and adversely affect the ability of Holdings, the Borrower or any such Subsidiary to operate its business or other Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute material noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not reasonably likely to, in the aggregate, have a Material Adverse Effect. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which question the validity, term or entitlement of Holdings, the Borrower or any of their respective Subsidiaries for any permit, license, order or registration required for the operation of any facility which Holdings, the Borrower or any of their respective Subsidiaries currently operates. There are no facts, circumstances, conditions or occurrences concerning the business or operations of Holdings, the Borrower or any of their respective Subsidiaries, or any Real Property at any time owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or, to the best of their knowledge, on any property adjoining or adjacent to any such Real Property, that are reasonably expected
(i) to form the basis of a material Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any currently owned Real Property of Holdings, the Borrower or any of their respective Subsidiaries, or
(ii) to cause such currently owned Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such environmental claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

               (c) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, by Holdings, the Borrower or any of their respective Subsidiaries, any Real Property of Holdings, the Borrower or any of their respective Subsidiaries or (ii) released or disposed of on any such Real Property, except Hazardous Materials generated, used, treated or stored on, or transported to or from, any Real Property of Holdings, the Borrower or any of their respective Subsidiaries in the ordinary course of business and in material compliance with Environmental Laws ("Permitted Materials").

               6.19. Properties. Each of Holdings, the Borrower and their respective Subsidiaries has good title to all material properties (excluding intellectual property which is covered in Section 6.17) owned by it free and clear of all Liens, other than as permitted by Section 8.2. Schedule X contains a true and complete list of each Real Property owned and leased by Holdings, the Borrower or their respective Subsidiaries on the Restatement Effective Date (after giving effect to the Acquisition) and the type of interest therein held by Holdings, the Borrower or such Subsidiary.

               6.20. Labor Relations; Collective Bargaining Agreements. (a) Set forth on Schedule XI hereto is a list (including dates of termination) of all Collective Bargaining Agreements in effect on the Restatement Effective Date (after giving effect to the Acquisition).

               (b) None of Holdings, the Borrower nor any of their respective Subsidiaries is engaged in any unfair labor practice that is likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Restatement Effective Date against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrower, threatened against Holdings, the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause
(i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

               6.21. Restrictions on Subsidiaries. Except for restrictions contained in the Credit Documents, the Senior Unsecured Notes Documents and in agreements with respect to the Existing Indebtedness, as of the Restatement Effective Date there are no contractual or consensual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the ability of the Borrower or any of its Subsidiaries to grant security interests to the Lenders in the Collateral.

               6.22. Status of Accounts. Each Account is based on an actual and bona fide lease or sale and delivery of goods (including Rental Equipment) or rendition of services to customers, made by the Borrower and its Subsidiaries in the ordinary course of its business; the goods, Inventory and Rental Equipment being sold or leased and the Accounts created are its property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever other than the Liens created pursuant to the Collateral Documents and Permitted Liens, and, except as otherwise reported or reserved against on the Borrower's or its Subsidiaries' books and records or to the extent excluded from the Borrowing Base, the Borrower's and its Subsidiaries' customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, or counterclaim.

               6.23. Material Contracts. Neither Holdings, the Borrower, nor any of their respective Subsidiaries is in breach of or in default under any Material Contract.

               6.24. Existing Indebtedness and Operating Leases. Schedule III sets forth a true and complete list of all Existing Indebtedness (excluding any existing Indebtedness with an aggregate principal amount then outstanding of less than $1,000,000, so long as the aggregate principal amount of outstanding Existing Indebtedness excluded pursuant to this parenthetical does not exceed $4,000,000) and Operating Leases of Holdings, the Borrower and their respective Subsidiaries as of the Restatement Effective Date (after giving effect to the Acquisition), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

               6.25. Consummation of Acquisition; Representations and Warranties in Acquisition Agreement. (a) The Acquisition has been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities, shareholders, creditors and parties to Material Contracts required in order to make or consummate the Acquisition in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Acquisition, the occurrence of any Credit Event, or the performance by Holdings, the Borrower and their Subsidiaries of their respective obligations under the Documents and all applicable laws.

               (b) All representations and warranties by Holdings, the Borrower and their respective Subsidiaries set forth in the Acquisition Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

               6.26. Guarantee of Certain Notes; Subordinated Guarantor Senior Indebtedness. (a) No Subsidiary of the Borrower has guaranteed the Senior Unsecured Notes, other than the Subsidiary Guarantors.

               (b) All obligations of the Unit Subsidiary as a Subsidiary Guarantor (including, without limitation, its guarantee of the principal of, interest on, and other amounts relating to, both the Outstandings and the Term Loans incurred hereunder) under the Subsidiary Guaranty constitute "Subordinated Guarantor Senior Indebtedness" under, and as defined in, the Senior Unsecured Notes Indenture.

               6.27. Custodians. Each of the Custodians under the Custodian Agreement is an employee of the Borrower in good standing.

               6.28. Year 2000. The Borrower's material Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by June 30, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure of the Borrower and its Subsidiaries to become Year 2000 Compliant, to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) is not reasonably likely to result in a Material Adverse Effect.


                                   ARTICLE 7.

                              Affirmative Covenants

               Subject to Sections 11.19 and 11.21, each of Holdings and the Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit, Term Notes or Revolving Notes are outstanding and the Revolving Loans, Term Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations then due and payable, are paid in full:

               7.1. Financial Information. The Borrower shall furnish to the Lenders the following information within the following time periods:

               (a) as soon as available and in any event within 90 days (or 120 days in the case of the item described in clause (B) below only) after the end of each fiscal year of Holdings or the Borrower, as applicable,
        (i) audited Financial Statements as of the close of such fiscal year and for such fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (A) a report thereon of the Auditors thereof unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, as applicable, as at the date indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such Auditors has been made in accordance with generally accepted auditing standards,
        (B) such Auditors' management letter to Holdings or the Borrower, as the case may be, (C) a written statement signed by the Auditors stating that in the course of the annual audit of the business of Holdings and its consolidated Subsidiaries or the Borrower and its consolidated Subsidiaries, as applicable, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, such Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of Sections 8.4, 8.9, 8.10, 8.11, and
        8.18 of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall not be required hereunder to perform any special audit procedures and shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default and (ii) in the case of the Financial Statements of Holdings, a compliance certificate signed by its chief executive officer, chief financial officer, treasurer or controller substantially in the form of Exhibit Q along with a schedule in form satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such year. To the extent that Holdings' or the Borrower's, as the case may be, annual report on Form 10-K contains any of the foregoing items, the Lenders will accept Holdings' or the Borrower's, as the case may be, report on Form 10-K in lieu of such items;

               (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of Holdings or the Borrower, as applicable, (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings or the Borrower, as applicable, as having been prepared substantially in accordance with GAAP (subject to the absence of footnotes and audit and normal year-end adjustments) and
        (ii) in the case of the Financial Statements of Holdings, a compliance certificate signed by its chief executive officer, chief financial officer, treasurer or controller substantially in the form of Exhibit Q along with a schedule in form satisfactory to the Administrative Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such quarter. To the extent that Holdings' or the Borrower's, as the case may be, quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept Holdings' or the Borrower's, as the case may be, report on Form 10-Q in lieu of such items;

               (c) as soon as available and in any event within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month (other than the last quarter of the fiscal year, with respect to which such reports shall be delivered within 90 days after the end of the month)), a consolidated balance sheet for the Borrower and its consolidated Subsidiaries as at the end of such month and consolidated statements of operations and cash flows for such month and for the fiscal year to date, together with a comparison to the consolidated balance sheet, statement of operations and statement of cash flows for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as having been prepared substantially in accordance with GAAP;

               (d) not later than 60 days after the commencement of each fiscal year commencing with the fiscal year ending December 31, 1998, monthly consolidated projections (in substantially the same form as the Projections) for the Borrower and its Subsidiaries for the following fiscal year and annual projections for each subsequent fiscal year through and including the fiscal year in which the Term Loan Maturity Date occurs;

               (e) upon request by the Administrative Agent at any time if a Default or Event of Default shall exist and in any event not later than 12:00 Noon New York time within 35 days after the last Business Day of each month (or more frequently if requested by the Administrative Agent in the exercise of its Permitted Discretion), a Borrowing Base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit R, duly completed, as of the last day of such month (or such other date as the Administrative Agent may specify in such request) and certified by the Borrower's chief executive officer, chief financial officer, treasurer or controller and subject only to adjustment upon completion of the normal year-end audit. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information, including monthly aging reports, as the Administrative Agent may reasonably request;

               (f) as soon as possible after the end of each calendar month, but in any event not later than 30 days after the end of such month (or more frequently as the Administrative Agent may reasonably request), (A) a certificate setting forth the Average Rental Rate (excluding Sales-Type Leases), (B) a certificate setting forth the Average Lease Term and the detail of the calculation thereof as of the last day of the immediately preceding fiscal month, (C) a listing of each Lease which has been terminated or as to which a notice of termination has been received from or sent to the account debtor and each new Lease entered into by Borrower or any of its Subsidiaries during the immediately preceding month setting forth on such listing the name of each such account debtor, the date of each such Lease, the amount of the contractual monthly rental and the fixed minimum term thereof, (D) a listing of the units of Rental Equipment at the branch office locations of Borrower and each of its Subsidiaries, indicating the units of Rental Equipment at each branch office location as of the end of the immediately preceding month, (E) the Utilization as of the end of the immediately preceding month and the average Utilization for the 13 months then last ended (calculated by taking the average of the Utilization for each of such 13 months then last ended), and (F) the average age of all Rental Equipment not constituting storage units (taken as a whole) and the average age of all Rental Equipment constituting storage units (taken as a whole), in each case as of the end of the immediately preceding month;

               (g) as soon as possible after the end of the second and fourth fiscal quarters of the Borrower, but in any event not later than the 30th day following the end of the second and fourth fiscal quarters of the Borrower, a listing of each Lease (by account debtor name, the number of units of Rental Equipment and location) in effect as of the last day of the preceding fiscal quarter indicating the number of units of Rental Equipment subject to such Lease and the location of such Rental Equipment;

               (h) promptly and in any event within five Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

               (i) within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within 90 days after the end of the month)), a comparison of consolidated actual results of operations, cash flow and Capital Expenditures for the Borrower and its Subsidiaries for such month and for the period from the beginning of the current fiscal year through the end of such month (i) with amounts projected for such month and for the period from the beginning of the current fiscal year through the end of such month pursuant to the projections delivered pursuant to Section 5.1(q) or, in the case of any fiscal year commencing after the delivery of projections pursuant to Section 7.1(d) above, the most recent projections delivered pursuant to Section 7.1(d);

               (j) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by either of Holdings or the Borrower to holders of its publicly traded securities or the Securities and Exchange Commission or any successor thereto (the "SEC") from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended;

               (k) promptly and in any event after becoming aware of the occurrence of any of the following events the Borrower will provide the Administrative Agent with notice of such event (and copies of relevant documents if requested):

                      (i) any Material Contract of Holdings, the Borrower or any
               of their respective Subsidiaries is terminated or amended or any new Material Contract is entered into which is reasonably likely to have an adverse effect on the Lenders (in which event the Borrower shall provide the Administrative Agent with a copy of such Material Contract); or

                      (ii) any of the material terms (other than price) upon
               which material suppliers of the Borrower or any of its Subsidiaries do business with the Borrower or such Subsidiary are changed or amended the results of which are reasonably likely to have an adverse effect on the Lenders; or

                      (iii) any order, judgment or decree in excess of
               $1,000,000 (after reasonably expected insurance and indemnity recovery) shall have been entered against Holdings, the Borrower or any of their respective Subsidiaries or any of their respective properties or assets; or

                      (iv) any notification of violation of any Requirement of
               Law shall have been received by Holdings, the Borrower or any of their respective Subsidiaries from any Governmental Authority the results of which are likely to have a Material Adverse Effect;

               (l) within 60 days after the end of each fiscal year of Holdings an update on a desk top basis of the appraisal delivered pursuant to
        Section 5.1(u)(ii) by a third party and on a valuation basis acceptable to the Administrative Agent, provided that, (i) if a Default or an Event of Default has occurred and is continuing, or (ii) (x) in the event that the gross book value of Rental Equipment constituting storage units is less than 10% of the gross book value of all Rental Equipment at the time the certificate required by clause (f) above is required to be delivered,
        (A) the average age of all Rental Equipment not constituting storage units (taken as a whole) shall, at such time, have increased, or (B) the Average Rental Rate for all Rental Equipment not constituting storage units shall, at such time, have decreased and (y) in the event that the gross book value of Rental Equipment constituting storage units is greater than or equal to 10% of the gross book value of all Rental Equipment at such time, (i) the average age of (1) all Rental Equipment constituting storage units (taken as a whole) or (2) all Rental Equipment not constituting storage units (taken as a whole), shall, at such time, have increased or (ii) the Average Rental Rate of (1) all Rental Equipment constituting storage units or (2) all Rental Equipment not constituting storage equipment shall, at such time, have decreased, in the case of any of clauses (x) or (y), more than 20% from levels reported in or as of the last appraisal, the Administrative Agent shall be permitted to request an update on a physical inspection basis at any time;

               (m) at the request of the Administrative Agent (but, so long as no Default or Event of Default has occurred and is continuing, in no event more frequently than semi-annually), an update of the collateral examination report delivered to the Lenders pursuant to Section 5.1(u)(i) in form and substance reasonably satisfactory to the Administrative Agent; and

               (n) from time to time, such further information, including customer address list, regarding the Collateral, business affairs and financial condition of Holdings, the Borrower and/or each of their respective Subsidiaries as the Administrative Agent may reasonably request.

               7.2. Real Estate Appraisals. In the event that the Administrative Agent or the Required Lenders at any time after the Restatement Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Administrative Agent or the Required Lenders after the Restatement Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, such Required Appraisals shall be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisals, and the respective appraiser, shall be satisfactory to the Administrative Agent.

               7.3. Corporate Franchises. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that (i) the Mobile Field Office Liquidation, (ii) any dissolution of SMI (provided that all of SMI's assets shall be distributed concurrently to the Borrower or the Unit Subsidiary) effected in accordance with the requirements of Section 8.1(h) and (iii) any other transaction permitted by

Section 8.1 will not constitute a breach of this Section 7.3, and provided further that Holdings shall not be required to preserve, with respect to itself, any material right or authority to do business and with respect to the Borrower, any of the Borrower's Subsidiaries, or any of Holdings' Subsidiaries, any such existence, material right or authority to do business if Holdings shall reasonably determine that such preservation is no longer desirable in the ordinary course of business, and the loss thereof shall not be reasonably likely to have a Material Adverse Effect.

               7.4. Compliance with Statutes, etc. (a) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except to the extent non-compliance (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. None of Holdings, the Borrower or any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent the failure to comply with the foregoing requirements, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If required to do so under any applicable Environmental Law, Holdings and the Borrower agree to undertake, and agree to cause each of their respective Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with, in all material respects, the requirements of all such applicable Environmental Laws and in accordance with, in all material respects, all applicable orders and directives of all governmental authorities; provided that none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by Holdings, the Borrower or such Subsidiary.

               (b) At the request of the Administrative Agent or the Required Lenders at any time and from time to time when an Event of Default has occurred and is continuing, but in any event no more frequently than once a year, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report or update concerning any Real Property of Holdings, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, no such request may be made unless the Administrative Agent or the Required Lenders reasonably believe that (i) Holdings, the Borrower or any of their respective Subsidiaries is in material noncompliance with any Environmental Law with respect to such Real Property and such noncompliance is reasonably likely to result in a liability of the Borrower in excess of $1,000,000 (after expected insurance and indemnity recovery) in the aggregate or (ii) an Event of Default is in existence. If the Borrower fails to provide the same after 60 days' written notice, the Administrative Agent may order the same, and Holdings and/or the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Real Property at all reasonable times and without unreasonably interfering with the Borrower's operations and specifically grants the Administrative Agent and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

               7.5. ERISA. As soon as possible and, in any event, within twenty days after Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan subject to Title IV of ERISA has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans subject to Title IV of ERISA, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Restatement Effective Date by $250,000; that proceedings may be or have been instituted to terminate a Plan or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may be reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings, the Borrower or any of their respective Subsidiaries may be reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coverage laws or regulations) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Restatement Effective Date to any such plan or plans. The Borrower will deliver to each of the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any material records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Borrower, such Subsidiary or the ERISA Affiliate, as applicable.

               7.6. Good Repair. Each of Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, use its best efforts to provide that its material properties and equipment used or useful in its business (including Rental Equipment) in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted and, subject to Section 8.4, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto.

               7.7. Books and Records. Each of Holdings and the Borrower agree to maintain, and to cause each of their respective Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Lenders' interest in its Accounts. Holdings and the Borrower agree that the Collateral Agent or its agents may enter upon the premises of Holdings, the Borrower or any of their respective Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all during the continuance of an Event of Default, for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of Holdings or the Borrower with any officers, employees and directors of Holdings or the Borrower or with Auditors (it being understood that Holdings or the Borrower shall be entitled to have a representative present at any such discussions) and (iv) verifying Eligible Accounts Receivable and/or Eligible Rental Equipment. The Borrower shall give the Collateral Agent fifteen days prior written notice of any change in the location of any facility owned or leased by Holdings or the Borrower or any of their respective Subsidiaries where Collateral is located or in the location of its chief executive office or place of business from the locations specified in Schedule IV, and to execute in advance of such change, cause to be filed and/or delivered to the Collateral Agent any financing statements, Collateral Access Agreements or other documents required by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees to advise the Administrative Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of more than 10% (measured by net book value) of the Collateral, or any event (other than a change in price) which could have a material adverse effect on the value of more than 10% (measured by net book value) of the Collateral or on the security interests granted to the Collateral Agent, on behalf of the Lenders therein.

               7.8. Collateral Records. Each of Holdings and the Borrower agree to execute and deliver, and to cause each of their respective Subsidiaries to execute and deliver, to the Collateral Agent, from time to time, solely for the Collateral Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Collateral Agent may reasonably require, including, without limitation, those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged or granted to the Lenders under the Collateral Documents. The failure by Holdings, the Borrower or any of their respective Subsidiaries, however, to promptly give the Collateral Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral.

               7.9. Security Interests. Each of Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein other than claims or demands pursuant to the Credit Documents and subject to the terms of Intercreditor Agreement, the Bailee Agreement and the Custodian Agreement. Subject to Sections 11.19, 11.20 and 11.21, Holdings and the Borrower shall comply, and shall cause each of their respective Subsidiaries to comply, with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first priority security interests in the Collateral, subject to Existing Liens and to any other Permitted Liens which pursuant to operation of law are prior to the perfected security interests created hereunder. The Collateral Agent is hereby authorized by Holdings and the Borrower to file any UCC financing statements covering the Collateral whether or not the signatures of Holdings or the Borrower appears thereon.

               7.10. Insurance; Casualty Loss. Schedule XII hereto sets forth a true and complete listing of all insurance maintained by Holdings, the Borrower and each of their respective Subsidiaries as of the Restatement Effective Date. Holdings and the Borrower agree to maintain, and to cause each of their respective Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value (or such higher coverage as Holdings may obtain) insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks in at least such amounts and against at least such risks as are described on Schedule XII or, with respect to any lesser coverages (whether as to the amount or scope of coverage), as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Collateral Agent as an additional insured and the Collateral Agent as loss payee in case of loss, as its interests may appear, and are to contain such other provisions as the Administrative Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. The Borrower shall provide written notice to the Administrative Agent of the occurrence of any of the following events within ten Business Days after the occurrence of such event: any Collateral is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral or to materially diminish its marketability, and in either case either (x) a Default or an Event of Default has occurred and is continuing or (y) the amount of the damage, destruction, loss or diminution in value is in excess of $2,000,000 (collectively, a "Casualty Loss"); provided that no notice shall be required in the event that
(x) no Default or Event of Default has occurred and is continuing and (y) the amount of the damage, destruction, loss or diminution in value is less than or equal to $2,000,000 in which case, the Borrower may, in its sole discretion, either apply such amounts (x) to the payment of the outstanding Revolving Loans or (y) to purchase other assets of the same or similar type as those for which the Borrower received such insurance proceeds. Holdings, the Borrower and/or the respective Subsidiary shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, Holdings shall pay to the Collateral Agent, promptly upon receipt thereof, any and all net insurance proceeds and payments received by Holdings, the Borrower or any of their respective Subsidiaries on account of damage, destruction, loss, condemnation or eminent domain proceedings, whereupon the Collateral Agent shall, at the election of the Borrower (unless a Default or Event of Default shall have occurred and be continuing in which case such election shall be made by the Required Lenders, in their sole discretion), either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Revolving Loans or (b) pay such proceeds to Holdings or the Borrower to be used to repair or replace the Collateral that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Collateral Agent and (ii) the Collateral Agent may participate in any such proceedings and the Borrower shall deliver to the Collateral Agent such documents as may be requested by the Collateral Agent to permit such participation and shall consult with the Collateral Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each of Holdings and the Borrower hereby irrevocably authorizes and appoints the Collateral Agent its attorney-in-fact, after the occurrence and during the continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each of Holdings and the Borrower shall, upon demand of the Collateral Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Collateral Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever, other than the right of Holdings or the Borrower to any insurance proceeds remaining after application thereof by the Collateral Agent as provided in this Section 7.10.

               7.11. Taxes. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all federal income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, or payable by it pursuant to the Tax Sharing Agreements, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings, the Borrower or of any of their respective Subsidiaries; provided, that neither Holdings, the Borrower nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

               7.12. End of Fiscal Years; Fiscal Quarters. Each of Holdings and the Borrower will, for financial reporting purposes, cause (i) each of their, and each of their respective Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of their and each of their respective Subsidiaries', fiscal quarters to end on dates consistent therewith (it being understood and agreed that, prior to the Restatement Effective Date, SMI has a fiscal year which ends on September 30 of each year and that SMI may either retain such fiscal year end or change its fiscal year end to December 31 of each year).

               7.13. Further Assurances. Holdings and the Borrower shall take, and shall cause each of their respective Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Collateral Agent may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent on the Collateral including, without limitation, (i) filing notices of liens, UCC financing statements and amendments, renewals and continuations thereof, (ii) obtaining, providing or making notations of security interests upon Unit Certificates, (iii) cooperating with the Collateral Agent's representatives, keeping stock records, obtaining waivers from landlords and from warehousemen and their landlords, (iv) paying claims which might, if unpaid, become a Lien on the Collateral other than a Permitted Lien and (v) stamping all Certificates (as defined in the Custodian Agreement) relating to the Non-Qualified Units (x) with a legend as required by the Custodian Agreement and (y) to indicate the transfer of the ownership thereof to the Unit Subsidiary. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.13 has been complied with. Notwithstanding anything to the contrary contained in this Section 7.13, the Collateral Agent shall not (except in the circumstances described in the second and third sentences of Section 11.19) request that the Borrower obtain or provide any Unit Certificates with respect to any Non-Qualified Units unless an Event of Default has occurred and is continuing; provided that if any Unit Certificates are obtained, a notation of the Collateral Agent's security interest shall be made thereon as required by Section 7.18(b). All actions required to be taken pursuant to this Section 7.13, as well as pursuant to Sections 11.19 and 11.21, shall be at the cost and expense of the Borrower.

               7.14. Maintenance of Separateness. Each Credit Party will, and will cause each of its Subsidiaries to, satisfy customary corporate and organizational formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. The Credit Parties shall take all actions as may be required (x) to establish and maintain an executive committee for the Unit Subsidiary and (y) so that at least one member of the executive committee is not and, during the one-year period immediately preceding the time of initial appointment, was not an employee, officer, director, shareholder, or partner of the Borrower or any of its Affiliates. In dealing with their respective creditors, none of Holdings, the Borrower or any of their respective Subsidiaries shall act in a manner which would cause its creditors to believe that any such Person was not a separate corporate entity from the other such Persons. Without limiting the foregoing, the consolidated financial statements of each of Holdings and the Borrower shall, through appropriate footnote disclosure, indicate the assets from time to time held by the Unit Subsidiary, as opposed to Holdings or the Borrower, as the case may be, and its other Subsidiaries. Finally, from and after the Original Effective Date, no Credit Party nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which would be reasonably likely to result in the separate existence of the Unit Subsidiary being ignored, or in the assets and liabilities of the Unit Subsidiary being substantively consolidated with those of any of Holdings, the Borrower or any of their respective Subsidiaries (other than the Unit Subsidiary) in a bankruptcy, reorganization or other insolvency proceeding.

               7.15. Collateral Access Agreements. If, on the Restatement Effective Date, the Borrower shall fail to provide the Administrative Agent with Collateral Access Agreements with respect to all of the Rental Equipment locations as required under Section 5.1(e) (whether or not available on the Restatement Effective Date), the Borrower shall exercise reasonable good faith efforts to obtain and deliver to the Administrative Agent, within 90 days of the Restatement Effective Date, those Collateral Access Agreements with respect to the Rental Equipment locations for which no Collateral Access Agreement was delivered to the Administrative Agent on the Restatement Effective Date. Furthermore, the Borrower shall exercise reasonable good faith efforts to obtain and deliver to the Administrative Agent such other Collateral Access Agreements as may be requested by the Administrative Agent from time to time (such Collateral Access Agreements to be so delivered to the Administrative Agent promptly upon request and in any event, within 60 days after the respective request has been made); provided that, notwithstanding the foregoing, the Borrower, in obtaining the Collateral Access Agreements required under this
Section 7.15, shall not be obligated to make significant payments to landlords or alter the respective lease terms with respect to any Rental Equipment locations in any way which is materially adverse to the Borrower.

               7.16. New Subsidiaries. To the extent the Borrower creates or acquires any Wholly-Owned Subsidiary after the Restatement Effective Date in accordance with the other provisions of this Credit Agreement, each such Wholly-Owned Subsidiary shall be required to become a party to the Subsidiaries Guaranty by executing a counterpart thereof or enter into an amendment thereto satisfactory to the Administrative Agent and, if requested by the Administrative Agent or the Required Lenders, shall be required to enter into the Collateral Documents entered into by the entities which were Subsidiary Guarantors on the Restatement Effective Date, in each case by entering into counterparts thereof or amendments thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. In connection with the foregoing, to the extent requested by the Administrative Agent and the Collateral Agent, the Borrower shall be required to cause to be delivered such relevant documentation (including opinions of counsel) of the type described in Section
5.1 as the respective Subsidiary would have delivered if it were a Credit Party on the Restatement Effective Date. Notwithstanding anything to the contrary contained above, the actions described above may at the option of the Borrower be, but shall not be required to be, taken with respect to the Canadian Subsidiary so long as same is established in accordance with the last sentence of

Section 8.11.

               7.17. Permitted Acquisitions. (a) Subject to the provisions of this Section 7.17 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries (other than the Unit Subsidiary) may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent at least 10 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 8.9 and 8.10 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a pro forma basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofor consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Original Effective Date, calculated as if the covenants contained in said Sections 8.9 and 8.10 had been applicable from the first day of the Calculation Period); (iv) the Borrower shall certify, and the Administrative Agent shall have been satisfied in its reasonable discretion that, to the best of the Borrower's knowledge, the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA, environmental or other contingent liabilities with respect to Holdings, the Borrower or any of their respective Subsidiaries; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the Borrower provides to the Administrative Agent and the Lenders as soon as available but not later than five Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (vii) the aggregate amount invested in all such Permitted Acquisitions occurring on or after the Restatement Effective Date shall not exceed $25,000,000; and (viii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by the chief executive officer or chief financial officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (v), inclusive and (vii) containing the calculations required by the preceding clauses (iii) and (vii).

               (b) At the time of each Permitted Acquisition (x) involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement and/or (y) involving the acquisition of any Units (as defined in the

Security Agreement), whether directly or by the acquisition of a Subsidiary which owns such Units, the provisions of Section 7.18 shall be complied with at the time of the consummation of the respective Permitted Acquisition.

               (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Section 7.16, to the satisfaction of the Administrative Agent.
               7.18. Unit Subsidiary; Provisions Relating to Units; etc. (a) Holdings and the Borrower shall at all times cause the Unit Subsidiary to be a Wholly-Owned Subsidiary of the Borrower. Each of Holdings and the Borrower shall take all action so that all Non-Qualified Units (including, without limitation, those acquired in connection with the Acquisition) at any time owned or acquired by Holdings, the Borrower or any of their respective Subsidiaries (other than the Unit Subsidiary) are (or have been) on or prior to the Restatement Effective Date (or, if acquired thereafter, within five Business Days after the end of the month in which such acquisition occurred) contributed as a capital contribution to the equity of the Unit Subsidiary; provided that, notwithstanding the foregoing to the contrary, Non-Qualified Units acquired in connection with the Acquisition shall be required to be so contributed within 60 days after the Restatement Effective Date. As a result of the requirements of the immediately preceding sentence, all Non-Qualified Units at any time held by Holdings or the Borrower and their respective Subsidiaries shall be transferred to the Unit Subsidiary, which shall be the exclusive owner thereof.

               (b) With respect to all Certificated Units at any time held by Holdings, the Borrower or any of their Subsidiaries (other than any Certificated Units with respect to which the opinions, satisfactory to the Administrative Agent, required by Section 5.1(d)(C)(y) have been provided), Holdings and the Borrower shall take, or cause to be taken, all action as is necessary so that, in any event within 30 days after the Original Effective Date (or within 30 days (or, in the case of Certificated Units acquired pursuant to the Acquisition, 60 days) after any subsequent acquisition of Certificated Units) the security interest of the Collateral Agent therein is noted on the certificate of title issued with respect to the respective Unit (as defined in the Security Agreement).

                                   ARTICLE 8.

                               Negative Covenants

               Subject to Sections 11.19 and 11.21, each of Holdings and the Borrower hereby covenants and agrees that as of the Restatement Effective Date, and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letter of Credit, Term Notes or Revolving Notes are outstanding and the Revolving Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations then due and payable are paid in full:

               8.1. Consolidation, Merger, Sale or Purchase of Assets, etc. Holdings and the

Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person or agree to do any of the foregoing at any future time, except that the following shall also be permitted:

               (a) Capital Expenditures (including the purchase of assets in the form of additional Rental Equipment) to the extent within the limitations set forth in Section 8.4;

               (b) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.5;

               (c) any Subsidiary of the Borrower (excluding the Unit Subsidiary) may be merged or consolidated with or into, or be liquidated into, the Borrower or any other Wholly-Owned Subsidiary of the Borrower (so long as the Borrower or any other Wholly-Owned Subsidiary of the Borrower is the surviving corporation), or all or any part of the business, properties and assets of any Subsidiary (excluding the Unit Subsidiary) may be conveyed, leased, sold or transferred to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

               (d) the Permitted Sale-Leaseback Transactions shall be permitted so long as (i) no Default or Event of Default is then in existence or would result thereby, (ii) the Net Sale Proceeds therefrom are applied as provided in Section 2.5(k) and (iii) the lease obligations created thereby are otherwise permitted under this Credit Agreement;

               (e) the sale, lease or disposal in the ordinary course of business of Inventory and Rental Equipment and the purchase, lease or other acquisition of equipment, Inventory and Rental Equipment in the ordinary course of business;

               (f) the sale or other disposition of obsolete or excess equipment in the ordinary course of business and the purchase of equipment in the ordinary course of business;

               (g) operating leases (and other leases or subleases) of property entered into or terminated in the ordinary course of business; provided that to the extent that any such lease or sublease, as the case may be, constitutes a Capital Lease, such lease or sublease, as the case may be, shall be permitted to be entered into under this Section 8.1(g) only if also permitted to be entered into under Section 8.3(b);

               (h) the Mobile Field Office Liquidation and, so long as no Default or Event of Default is in existence or would exist immediately after giving effect thereto, any dissolution of SMI (provided that all of SMI's assets shall be distributed to the Borrower or the Unit Subsidiary in connection therewith and all UCC filings required to be made to maintain the perfection and priority of the security interests in the assets of SMI created pursuant to the Security Agreement shall have been made) shall be permitted;

               (i) the Master Lease Agreements may be entered into pursuant to
        Section 5.1(cc);

               (j) the sale or return of automobiles and trucks which the Borrower and its Subsidiaries customarily replace periodically with substitute automobiles and trucks in the ordinary course of business;

               (k) the Borrower or any Subsidiary may, in the ordinary course of business, enter into licensing agreements with Persons for the use of intellectual property or other intangible assets, and settlements, permissions, consents to use, and similar arrangements concerning intellectual property or other intangible assets, so long as the Borrower or such Subsidiary uses reasonable commercial efforts to procure that each such license or other agreements is permitted to be assigned pursuant to the Security Agreement and does not otherwise prohibit the granting of Lien therein by any Credit Party pursuant to the Security Agreement; provided that notwithstanding anything to the contrary set forth in this Section 8.1(k), the Borrower shall be permitted to enter into the Trade Name License Agreement;

               (l) the abandonment or other disposition of intellectual property and other property that is, in the reasonable judgment of the Person owning such intellectual property and other property, no longer economically practicable to maintain or useful in the conduct of the business of such Person;

               (m) the sale of (i) approximately 6.6 acres located at 1827 Commerce Road, Richmond, Virginia, (ii) approximately 7 acres located at Jackson Road east of Route 73, Berlin, New Jersey, (iii) approximately
        6.2 acres located at 525 Hurricane Schoals Road, Lawrenceville, Georgia,
        (iv) approximately 10 acres located at lot 277, Alcovy Road, Lawrenceville, Georgia, (v) approximately 7 acres located at 7001 Golden Ring Road, Baltimore, Maryland, (vi) approximately 5 acres located at 3929 South 50th Street, Tampa, Florida and (vii) approximately 33 acres located at North East Property, 18 Industrial Drive, North East, Maryland;

               (n) in connection with the sale of any Rental Equipment to a third party as permitted by clause (e) above, the sale of Leases and conditional sales contracts relating to such Rental Equipment, in each case, in the ordinary course of business for fair market value to third parties; provided, that in no event is any such sale with any recourse to the Seller except for usual and customary warranties in connection with the sale of the respective Rental Equipment;

               (o) any Permitted Acquisitions (so long as the applicable requirements set forth in the definition of "Permitted Acquisitions" and in Section 7.17 are satisfied) and the Acquisition shall be permitted; and

               (p) sales or other dispositions of assets, in addition to the sales or dispositions permitted by the foregoing clauses (a) through
        (o), for fair market value not to exceed $3,000,000 per fiscal year but not more than $15,000,000 in the aggregate since the

        Original Effective Date; provided, however, that the Net Sale Proceeds therefrom are applied to the repayment of the Loans as specified in
        Section 2.5(k).

Notwithstanding anything to the contrary contained above, (x) in no event shall Holdings or the Borrower sell or otherwise dispose of any of their interests in any Subsidiary except as expressly permitted pursuant to preceding Sections 8.1(c) and (h), (y) in no event shall the Unit Subsidiary be merged with or into or consolidated with or into any other Person or be liquidated and (z) in no event shall the Unit Subsidiary transfer any Non-Qualified Units or any interest therein (except for the lease thereof pursuant to the Master Lease Agreements) to Holdings, the Borrower or any other Subsidiary of the Borrower. To the extent the Required Lenders (and the Requisite Lenders) waive the provisions of this
Section 8.1 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.1, such Collateral in each case (so long as the Collateral is not being transferred to Holdings, the Borrower or any of their respective Subsidiaries) shall be sold free and clear of the Liens in favor of the Collateral Agent and the Lenders created by the Collateral Documents and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

               8.2. Liens. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) the capital stock of the Borrower or (ii) any property or assets of any kind (real or personal, tangible or intangible) of Holdings, the Borrower or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings, the Borrower or any of their respective Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute (other than precautionary filings covering leases of equipment), except Liens, sales and assignments described below (herein referred to as "Permitted Liens"):

               (a) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without penalty or that are not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

               (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law or which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business, and (x) which, if any such property or asset is material, do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

               (c) Liens created by or pursuant to this Credit Agreement or the other Credit Documents;

               (d) Liens existing on the Restatement Effective Date and listed on Schedule XIII hereto and renewals and extensions thereof so long as the principal amount of the Indebtedness secured thereby is not increased and no additional assets are encumbered thereby ("Existing Liens");

               (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with liability insurance, workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business, in an aggregate amount (in the case of this clause (y)) not to exceed $2,500,000 (exclusive of obligations (i) in respect of borrowed money or (ii) in respect of which a Letter of Credit has been issued);

               (f) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Borrower or any of its Subsidiaries;

               (g) Capital Leases to the extent permitted under Section 8.3(b);

               (h) Liens (x) arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by the Borrower or any Subsidiary, and any extensions, renewals or replacements of such Liens, provided that
        (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the assets being purchased and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b); or (y) existing on specific tangible assets at the time acquired by the Borrower or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary or was merged into the Borrower or any Subsidiary; provided, that (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower or such Subsidiary, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b);

               (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries;

               (j) Liens created under ERISA and under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations not in excess of $2,500,000 in the aggregate;

               (k)    Permitted Encumbrances;

               (l) Liens other than those described in the preceding clauses (a) through (k) so long as neither (x) the aggregate amount of obligations at any time secured thereby, nor (y) the aggregate fair market value of the assets subject thereto, exceeds $2,500,000 at any time;

               (m) Permitted Sale-Lease Back transactions so long as such transactions comply with Section 8.1(d);

               (n) any attachment or judgment Lien securing assets with a value less than $1,000,000 not constituting an Event of Default under Section 9.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

               (o) the leasehold interests of customers in Rental Equipment, in each case to the extent the respective lease is entered into by the Borrower or its respective Subsidiary in the ordinary course of its business and is not pursuant to a sale-leaseback or similar financing transaction; and

               (p) the Borrower and its Subsidiaries may enter into the Deposit Account Agreement in the form of Exhibit M and additional Deposit Account Agreements in substantially the same form with respect to any additional Collection Account or Concentration Account entered into in accordance with the terms of this Credit Agreement.

               8.3. Indebtedness. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Credit Agreement and the other Credit Documents;

               (b) Capitalized Lease Obligations and Indebtedness of the Borrower secured by Liens permitted by Section 8.2(h) in an aggregate amount not to exceed $5,000,000 in any fiscal year;

               (c)    Existing Indebtedness;

               (d) Indebtedness of the Borrower evidenced by the Senior Unsecured Notes in aggregate principal amount not to exceed $400,000,000 (less the amount of principal repayments thereof effected after the Original Effective Date), and guarantees thereof by the Subsidiary Guarantors, so long as the guarantee of the Unit Subsidiary is subordinated on the terms as provided in the Senior Unsecured Notes Indenture as in effect on the Original Effective Date;

               (e) Indebtedness of the Borrower or any of its Wholly-Owned Subsidiaries owing to the Borrower or any of its Wholly-Owned Subsidiaries, in each case to the extent making such loan was permitted in Section 8.5;

               (f) Indebtedness of the Borrower or any of the Borrower's Subsidiaries evidenced by guarantees, performance bonds and surety bonds (including reimbursement obligations relating thereto) incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate principal amount, without duplication, not to exceed $20,000,000 at any time outstanding;

               (g) Indebtedness under Interest Rate Agreements determined in good faith by the Borrower to be related to outstanding floating rate Indebtedness permitted to remain outstanding pursuant to this Section
        8.3 and which the Borrower in good faith determines are non-speculative in nature, provided that the outstanding exposure in connection therewith shall at no time exceed $15,000,000;

               (h) Indebtedness of the Borrower or any of the Borrower's Subsidiaries, in addition to other Indebtedness permitted under clauses
        (a) through (g) above, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

               (i) Indebtedness of the Borrower or any of the Borrower's Subsidiaries incurred to refinance any Indebtedness described in Section 8.3(b) and (c), in each case so long as the principal amount of outstanding Indebtedness is not increased as a result of any such refinancing, the weighted average maturity thereof is not decreased and no greater Liens or security interests are granted, and no additional guarantees provided, in connection therewith.

               8.4. Capital Expenditures. (a) Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, Holdings, the Borrower and their respective Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth below opposite such fiscal year:

               Fiscal Year Ending                              Amount
               ------------------                              ------

               December 31, 1998                          $124,000,000
               December 31, 1999                          $136,100,000
               December 31, 2000                          $134,900,000
               December 31, 2001                          $133,100,000
               December 31, 2002                          $137,200,000
               December 31, 2003                          $138,700,000
               December 31, 2004                          $142,700,000
               December 31, 2005                          $146,800,000

               (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by Holdings, the Borrower and their respective Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b) and after giving effect to any reduction in such permitted expenditure amount pursuant to clause (c) below) is greater than the amount of such Capital Expenditures made by Holdings, the Borrower and their respective Subsidiaries during such fiscal year, such excess (the "CapEx Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year.

               (c) In addition to any amounts set forth in clause (a) or (b) above, in any fiscal year Holdings, the Borrower and their respective Subsidiaries may make Capital Expenditures in an amount equal to 15% of the amount set forth in clause (a) above for such fiscal year; provided, that (i) no Capital Expenditures were made pursuant to this clause (c) during the prior fiscal year and (ii) if Capital Expenditures are made during a fiscal year pursuant to this clause (c), then the amount of Capital Expenditures permitted for the subsequent fiscal year pursuant to clause (a) above shall be reduced by the amount of such Capital Expenditures made during such fiscal year pursuant to this clause (c).

               (d) Notwithstanding the foregoing, Holdings, the Borrower and their respective Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a), (b) or (c)) with the insurance proceeds received by Holdings, the Borrower or any of their respective Subsidiaries from any Casualty Loss so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid in accordance with Section 7.10.

               (e) To the extent any Capital Expenditures made pursuant to clauses (a), (b) or (c) above involve the purchase or lease of real property, such Capital Expenditures may not be made unless, to the best of the Borrower's knowledge, such purchase or lease will not result in any material increase in the contingent liabilities (including environmental liabilities) of the Borrower or any of its Subsidiaries.

               8.5. Investments. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities issued by, or any other interest in, or make any capital contribution to (collectively, "Investments") any other Person, except:

               (a) Holdings, the Borrower or any of their respective Subsidiaries may acquire and hold accounts receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or its applicable Subsidiary, as the case may be;

               (b) loans and advances to employees, officers and directors in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

               (c) subject to continued compliance with Section 7.18 and the last paragraph of Section 8.1 in the case of any Investments being made by the Unit Subsidiary, any Investment by any Subsidiary of the Borrower in the Borrower (so long as any loan made by a Subsidiary of the Borrower, other than the Unit Subsidiary, to the Borrower is subordinated to the Obligations on terms satisfactory to the Administrative Agent) or in another Wholly-Owned Subsidiary (which is a Subsidiary Guarantor) of the Borrower;

               (d) subject to Section 8.16, Investments in Cash Equivalents shall be permitted;

               (e) Investments by Holdings, the Borrower and their respective Subsidiaries permitted under Section 8.1 and Capital Expenditures permitted under Section 8.4 shall be permitted;

               (f) Investments existing on the Restatement Effective Date and listed on Schedule XIV hereto, without giving effect to any additions thereto or replacements thereof, shall be permitted;

               (g) Investments which may be deemed to exist as a result of the entering into of Interest Rate Agreements to the extent permitted by
        Section 8.3(g); and

               (h)  Holdings may make capital contributions to the Borrower;

               (i) the Borrower and its Wholly-Owned Domestic Subsidiaries may make intercompany loans and advances to each other, so long as each such intercompany loan is evidenced by a promissory note pledged pursuant to the Pledge Agreement;

               (j) the Borrower and any Wholly-Owned Subsidiary (other than the Unit Subsidiary) may make Permitted Acquisitions in accordance with the terms of this Credit Agreement;

               (k) so long as no Default or Event of Default is then in existence or would result thereby, the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances to pay Dividends to the extent permitted by Section 8.6;

               (l) the Borrower and each Subsidiary Guarantor may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising the ordinary course of business;

               (m) the Borrower and its Subsidiaries may make capital contributions (but not of Eligible Accounts Receivable) to Wholly-Owned Subsidiaries of the Borrower which are Subsidiary Guarantors so long as such capital contributions are made in compliance with Section 7.18 (if applicable);

               (n) Investments may be made from time to time in the Canadian Subsidiary in connection with and after the establishment thereof, in each case so long as the Canadian Subsidiary is a Wholly-Owned Subsidiary of the Borrower and so long as the aggregate amount of such Investments (taking the amount of cash so invested plus the aggregate fair market value of all non-cash Investments, including without limitation the gross book value of any Rental Equipment contributed to the Canadian Subsidiary) at any time outstanding (calculated without regard to any write-downs or write-offs thereof) does not exceed $5,000,000 unless and until the Canadian Subsidiary becomes a Subsidiary Guarantor and a party to the Security Agreement (and any other relevant Collateral Documents), and takes all other actions as may be requested by the Collateral Agent to ensure that the Collateral Agent has a valid and perfected first priority security interest in the assets of the Canadian Subsidiary subject to the granting provisions of the various Collateral Documents and has taken the actions specified in the proviso to the last sentence of Section 2.6(b)(i); and

               (o) any Investments in addition to those contemplated by the foregoing clauses (a) through (n), provided that all Investments made pursuant to this clause (o) shall be permitted by the Senior Unsecured Notes Documents and shall not exceed $10,000,000 at any time outstanding.

               8.6. Dividends, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Person paying such dividend) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (other than consideration in the form of common stock of the Person paying such dividend), any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and Holdings and the Borrower will not permit any of their respective Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings, the Borrower or any of their respective Subsidiaries now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

               (a) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower which owns equity interest therein;

               (b) Holdings may pay regularly scheduled Dividends on the Permitted

        Preferred Stock pursuant to the terms thereof solely through the issuance of additional preferred shares of such Permitted Preferred Stock;

               (c) the Borrower may pay Dividends or make loans to Holdings to enable Holdings to (i) pay reasonable and customary corporate and administrative expenses not to exceed in the aggregate $250,000 per year in the ordinary course and (ii) make payments expressly permitted pursuant to Section 8.7;

               (d) so long as the payments relate to a period for which the Borrower is a member of the same consolidated group as Holdings for federal income tax purposes, the Borrower may make payments required pursuant to the Tax Sharing Agreement as in effect on the Original Effective Date and delivered to the Administrative Agent pursuant to
        Section 5.1(o) of the Original Credit Agreement;

               (e) Holdings may repurchase Holdings Common Stock or options to purchase Holdings Common Stock held by current or former directors, executives, officers, members of management or employees of Holdings, the Borrower or any of their respective Subsidiaries (or their spouses or estates), provided that (1) no Default or Event of Default then exists or would result therefrom and (2) the aggregate amount of cash expended by Holdings pursuant to this clause (g) during any fiscal year of Holdings shall not exceed $1,500,000 in the aggregate;

               (f) the Borrower may pay cash Dividends or make loans to Holdings for the purpose of enabling Holdings to pay the purchases referred to in clause (e) above, so long as all proceeds thereof are promptly used by Holdings to make such purchases and/or pay such Dividends; and

               (g) repurchases of capital stock of Holdings which may be deemed to occur upon exercise of stock options if such capital stock represents a portion of the exercise price of such options.

               8.7. Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings, the Borrower or such Subsidiary as would be obtainable by Holdings, the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) payments by Holdings, the Borrower and any of their respective Subsidiaries to the Equity Investors and their respective Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case as determined by the board of directors of such Person in good faith, so long as the amount of any such fees, expenses, or other amounts paid for any such service provided shall not exceed the usual and customary fees for similar services rendered by or obtainable from Persons other than the Equity Investors and their Affiliates to such Credit Party, (ii) employment arrangements entered into in the ordinary course of business with officers, directors or similar executives of Holdings, the

Borrower, and their respective Subsidiaries, (iii) customary fees paid to members of the Board of Directors of Holdings, the Borrower, and their respective Subsidiaries, (iv) subject to, in the case of the Unit Subsidiary, continued compliance with the requirements of Section 7.18 and the last paragraph of Section 8.1, transactions between the Borrower and any of its Wholly-Owned Subsidiaries or among Wholly-Owned Subsidiaries of the Borrower;
(v) transactions expressly permitted pursuant to Section 8.6; (vi) any issuance of securities, or other payments, benefits, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or deferred compensation plans approved by the Board of Directors of Holdings, the Borrower or the respective Subsidiary (other than the Unit Subsidiary); (vii) loans or advances to employees in the ordinary course of business in accordance with past practices of Holdings, the Borrower or its Subsidiaries (other than the Unit Subsidiary), but in any event not to exceed $1,000,000 in aggregate amount at any time outstanding (calculated without regard to any write-downs or write-offs thereof); (viii) payments pursuant to the Tax Sharing Agreement as originally in effect; (ix) indemnification agreements with, and the payment of fees and indemnity to, directors, officers and employees of Holdings, the Borrower or any Subsidiary of the Borrower (other than the Unit Subsidiary) in each case in the ordinary course of business; (x) any severance, noncompetition or confidentiality agreement entered into by Holdings, the Borrower or any Subsidiary (other than the Unit Subsidiary) with its employees in the ordinary course of business; and
(xi) Holdings' entrance into and, subject to continued compliance with the terms and conditions set forth herein, Holdings' performance of its obligations under
(a) the Investor Stockholders Agreement dated as of May 22, 1997 among Holdings, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Scotsman Partners L.P., Odyssey Partners, L.P. and BT Investment Partners, Inc. (as same is amended pursuant to Amendment No. 1 thereto, dated as of September 1, 1998),
(b) the Second Amended and Restated Management Stockholders' and Optionholders' Agreement dated as of May 22, 1997 among Holdings, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Scotsman Partners, L.P., the Management Stockholders (as defined therein) and the Permitted Transferees (as defined therein) of the Management Stockholders who become parties thereto pursuant to the terms and provisions contained therein and (c) the Amending Agreement dated as of May 22, 1997 among Holdings, Odyssey Partners, L.P. and Barry P. Gossett.

               Notwithstanding the foregoing, Holdings and the Borrower shall not, and shall not permit their respective Subsidiaries to, enter into any agreements with any Affiliates thereof (or any officers or management of such Affiliates), or any other Person providing for management services (other than the Unit Subsidiary Management Agreement and any other Management Agreements whereby one or more Subsidiaries of the Borrower pay fees for management services solely to the Borrower).

               8.8. Changes in Business. (a) Holdings and the Borrower will not, and will not permit their respective Subsidiaries to, engage in any business except (i) all or any part of the business of selling and leasing storage containers, mobile offices and modular structures and related equipment or any other equipment sold or leased to a similar customer base and (ii) any business or services related, ancillary or complementary to such businesses.

               (b) Holdings shall not engage in any business other than relating to its ownership of the capital stock of the Borrower, its guaranty of the Borrower's obligations under the Credit Agreement and any other activity expressly contemplated by this Credit Agreement, the other Credit Documents and the Recapitalization Agreement. Holdings shall have no significant assets other than its ownership interests as described in the immediately preceding sentence and shall act as a holding company which shall not directly engage in any business.

               8.9. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on a date during a period set forth below to be less than the ratio set forth opposite such period:

                             Period                      Ratio
                             ------                      -----
                Restatement Effective Date                1.50
                through and including September
                30, 1998
                October 1, 1998 through and               1.55
                including March 31, 1999
                April 1, 1999 through and                 1.60
                including June 30, 1999
                July 1, 1999 through and                  1.65
                including September 30, 1999
                October 1, 1999 through and               1.75
                including December 31, 1999
                January 1, 2000 through and               1.80
                including March 31, 2000
                April 1, 2000 through and                 1.85
                including June 30, 2000
                July 1, 2000 through and                  1.90
                including September 30, 2000
                October 1, 2000 through and               1.95
                including December 31, 2000
                Thereafter                                2.00

               8.10. Utilization. The Borrower will not permit the Utilization for any period of 13 consecutive fiscal months ended on the last day of any fiscal quarter (calculated by taking the average of the Utilization for each of the 13 months in such period) to be less than 78%.

               8.11. Creation of Subsidiaries. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create or acquire any Subsidiaries other than as permitted in Section 7.17 without the consent of the Required Lenders (and the Requisite

Lenders). Notwithstanding anything to the contrary contained above, the Borrower may (i) create or establish a new Wholly-Owned Subsidiary of the Borrower organized under the laws of Canada or any of its provinces (the "Canadian Subsidiary"), which shall conduct substantially all of its business activities in Canada, and the establishment or creation of which shall not require the consent of the Required Lenders (or the Requisite Lenders) and shall not require the taking of the actions otherwise specified in Section 7.16, and (ii) acquire SMI pursuant to the Acquisition subject to the terms and conditions set forth herein and in the Acquisition Documents.

               8.12. Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Governing Documents, Preferred Stock and Certain Other Agreements; etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to:

               (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) exchange or purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any Senior Unsecured Note;

               (ii) amend or modify, or permit the amendment or modification of, any provision of any Senior Unsecured Notes Document, except any amendment or modification which is not adverse to the Lenders in any respect (it being understood and agreed that, with respect to the Senior Unsecured Notes Documents, in no event shall any amendment be permitted which relates to the Unit Subsidiary's guaranty of the Senior Unsecured Notes or the subordination provisions applicable thereto);

               (iii) amend, modify or change in any way adverse to the interests of the Lenders, any Tax Sharing Agreement, the Equity Financing Documents, any Management Agreement, the Master Lease Agreements, the Unit Subsidiary Management Agreement, any Recapitalization Document, the Acquisition Agreement or any Acquisition Documents (including, without limitation, the Trade Name License Agreement), its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws or Limited Liability Company Agreement, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement, except as contemplated by the Recapitalization Agreement), or enter into any new Tax Sharing Agreement, Management Agreement or agreement with respect to its capital stock which could in any way be adverse to the interests of the Lenders in their capacity as such; and

               (iv) amend, modify or change in any way adverse to the Lenders any preferred stock (or any Certificates of Designation relating thereto).

               8.13. Issuance of Stock. (a) Holdings shall not issue any shares of capital stock after the Restatement Effective Date, other than (i) shares of Holdings Common Stock to the extent not resulting in a Change of Control, (ii) shares of Permitted Preferred Stock on terms and conditions, and pursuant to documentation, in form and substance satisfactory to the

Administrative Agent and the Required Lenders, and (iii) shares of Permitted Preferred Stock paid as pay-in-kind Dividends on the Permitted Preferred Stock and (b) the Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary to any Person other than Holdings, the Borrower or another Wholly-Owned Subsidiary, except, (x) to the extent permitted by Sections 7.3, 7.17, 8.1(c), 8.2 and 8.5 and (y) for the issuance of directors' qualifying shares to the extent required by applicable law.

               8.14. Limitation on Restrictions Affecting Subsidiaries. Each of Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of the Borrower or any Subsidiary of Holdings or the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Holdings, the Borrower or any of their respective Subsidiaries, (b) make loans or advances to Holdings, the Borrower or any of their respective Subsidiaries, (c) transfer any of its properties or assets to Holdings, the Borrower or any of their respective Subsidiaries or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Credit Agreement and the other Credit Documents, (iii) Indebtedness permitted pursuant to Sections 8.3(c) and (d), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, the Borrower or any of their respective Subsidiaries, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Holdings, the Borrower or any of their respective Subsidiaries, (vi) any agreement relating to Indebtedness incurred by a Subsidiary of the Borrower (other than SMI and its Subsidiaries acquired pursuant to the Acquisition) prior to the date on which such Subsidiary was acquired by the Borrower and outstanding on such acquisition date, (vii) the extension or continuation of contractual obligations in existence on the date hereof, provided that any such encumbrances or restrictions contained in such continuation are no less favorable to the Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations continued hereby, and (viii) restrictions imposed under the agreements relating to Indebtedness permitted under Section 8.3(b), provided that such restrictions apply only to the property securing such Indebtedness as permitted hereunder.

               8.15. No Additional Bank Accounts. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other deposit accounts at any bank or other financial institution where money is or may be deposited or maintained with any Person, other than (i) the Concentration Account, the Collection Accounts, the Disbursement Account, any cash collateral Account established pursuant to Section 2.5(e) and the accounts set forth on
Schedule XV, (ii) until the 150th day after the Restatement Effective Date, the Fleet Collection Account (and related accounts previously disclosed to the Administrative Agent) and (iii) local accounts in the ordinary course of business and in compliance with Section 8.16 and as set forth on Schedule XV, it being understood that in no event shall Holdings, the Borrower or any of their respective Subsidiaries be permitted to direct any payments on behalf of any Accounts or Leases or any other Collateral to such local accounts.

               8.16. No Excess Cash. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the checking, savings or other accounts (other than the Disbursement Accounts, the Collection Accounts, the Concentration Account, the payroll accounts and the Deferred Compensation Program Investment Account set forth on Schedule XV) of Holdings, the Borrower and their respective Subsidiaries total cash balances and investments (including Investments in Cash Equivalents) in excess of $500,000 (or, on the Restatement Effective Date and during the immediately following six Business Days, in the case of amounts representing proceeds of the Loans or other funds received on the Restatement Effective Date in connection with the Acquisition, $5,000,000) at any time during which any Loans are outstanding hereunder. Notwithstanding anything to the contrary contained above or in Section 8.15, (i) after the establishment thereof the Canadian Subsidiary may from time to time have one or more checking, savings or other deposit accounts at one or more banks (which shall not be subject to security interests in favor of the Collateral Agent unless and until such time as the Canadian Subsidiary becomes a Subsidiary Guarantor), provided that at no time shall the aggregate amount of cash and other deposits contained in said accounts (including all Cash Equivalents) exceed $5,000,000 (taking the U.S. dollar equivalent of amounts expressed in currencies other than U.S. dollars) and (ii) SMI may maintain the Fleet Collection Account (and related accounts previously disclosed to the Administrative Agent) until the 150th day after the Restatement Effective Date.

               8.17. Account Terms. The Borrower shall, and shall cause each of its Subsidiaries to, promptly pay when due, or in conformity with customary trade terms consistent with past practices, all of their trade accounts payable, except for late payment in the ordinary course of business, the lateness of which payment, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               8.18. Permitted Preferred Stock. At all times prior to the Term Loan Maturity Date and thereafter until the payment in full in cash of all Obligations then due and payable hereunder, the Borrower shall pay Dividends on the Permitted Preferred Stock only in additional shares of Permitted Preferred Stock.

               8.19. Unit Subsidiary. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, in no event will (i) the Unit Subsidiary be liquidated and/or dissolved, (ii) the Unit Subsidiary be merged or consolidated with or into Holdings, the Borrower or any of their respective other Subsidiaries or any other Person, (iii) the Unit Subsidiary become a "Guarantor" as opposed to a "Subordinated Guarantor" under the Senior Unsecured Notes Indenture or (iv) the Borrower permit the "Subordinated Guaranty" of the Unit Subsidiary contained in the Senior Unsecured Notes Indenture to be released.

                                   ARTICLE 9.

                         Events of Default and Remedies

               9.1. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                      (a) Payments. The Borrower shall (i) default in the payment when due of any principal of any Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of, any interest on any Loans or any drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans), or (iii) default, and such default shall continue for five or more days after written demand therefor by the Administrative Agent, in the payment when due of any Fees, Expense or any other amounts owing hereunder or under any other Credit Document; or

                      (b) Representations, etc. Any representation or warranty made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                      (c) Covenants. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1(e), 7.1(h), 7.8, 7.12, 7.17 or 7.18 or Article 8, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1(a), 9.1(b) or clause (i) of this Section 9.1(c)) contained in this Credit Agreement or the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

                      (d) Default Under Other Agreements. (i) Holdings, the Borrower or any of their respective Subsidiaries shall (x) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or
        (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries shall be declared by the holders thereof or a representative therefor to be due and payable prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 9.1 unless the principal amount of any one issue of Indebtedness referred to in clauses
        (i) or (ii) above exceeds $2,000,000 or the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $3,000,000 at any one time;

        or

                      (e) Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries, shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries, and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of its Subsidiaries; or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or such Subsidiary; or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries, any such proceeding which remains undismissed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

               (f) ERISA. (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof after the Restatement Effective Date under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063,
        4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
        4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coverage laws) or Plans or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such Lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

               (g) Collateral Documents. Any Collateral Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent on behalf of the Lenders the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Collateral Document and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

               (h) Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving liability of $1,000,000 or more in the case of any one such judgment or decree (to the extent not paid or covered by insurance provided by a carrier that has acknowledged coverage) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within 60 days from the entry thereof; or

               (i)  Change of Control.  A Change of Control shall occur; or

               (j) Guaranty. Any Guaranty shall cease to be in full force and effect (except in accordance with the terms thereof), or any Guarantor shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto or any Guarantor shall deny or disaffirm any of its obligations thereunder and such default, denial or disaffirmation shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of either the Required Lenders or the Requisite Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agents or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Credit Agreement (provided that, if an Event of Default specified in Section 9.1(e) shall occur with respect to the Borrower or the Unit Subsidiary, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments and (if still in effect) the Total Term Loan Commitments terminated, whereupon the Commitments of each Lender shall forthwith terminate immediately and any Unused Line Fee accrued and unpaid shall forthwith become due and payable without any other notice of any kind and declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Collateral Documents; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.1(e) in respect of the Borrower, it will pay) to the Payments Administrator at its Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letter of Credit then outstanding equal to the aggregate of all Letters of Credit Obligations.


                                   ARTICLE 10.

                                   The Agents

               10.1. Appointment. (a) Each Lender hereby designates BTCC as Administrative Agent (for purposes of this Section 10, the term "Administrative Agent" shall include BTCC as Payments Administrator and as Collateral Agent under the Collateral Documents), BTCC and NationsBank, N.A., as Co-Syndication Agents, and Goldman Sachs Credit Partners L.P., as Documentation Agent, in each case to act as specified herein and the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Subject to the Intercreditor Agreement, the Lender Intercreditor Agreement and the various Credit Documents, the Collateral Agent shall hold all Collateral and the Payments Administrator shall hold all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed as provided herein and therein. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

               (b) The provisions of this Article 10 are solely for the benefit of the Agents and the Lenders, and neither Holdings, the Borrower nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.9 and 10.10(c)). In performing its functions and duties under this Credit Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Holdings, the Borrower or any of their respective Subsidiaries.

               10.2. Nature of Duties of Agents. (a) Each of the Co-Syndication Agents and the Documentation Agent shall have no obligations, responsibilities or duties under this Credit Agreement or under any other Credit Document in its capacity as such.

               (b) The Administrative Agent shall not have duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

               10.3. Lack of Reliance on Agents. (a) Independently and without reliance upon any Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Holdings, the Borrower and their respective Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings, the Borrower and their respective Subsidiaries, and, except as expressly provided in this Credit Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

               (b) No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the other Credit Documents or the financial or other condition of Holdings, the Borrower or any of their respective Subsidiaries. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the other Credit Documents, or the financial condition of Holdings, the Borrower or any of their respective Subsidiaries, or the existence or possible existence of any Default or Event of Default.

               10.4. Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders or the Requisite Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders or the Requisite Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Credit Agreement or the other Credit Documents, the

Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or the Requisite Lenders, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Requisite Lenders, as the case may be.

               10.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for Holdings and the Borrower with respect to matters concerning Holdings, the Borrower and their respective Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               10.6. Indemnification of Agents. To the extent any Agent is not reimbursed and indemnified by Holdings or the Borrower, each Lender will reimburse and indemnify each Agent, in proportion to its percentage voting interest as in effect from time to time for purposes of determining the Requisite Lenders (for this purpose, determined as if there were no Defaulting Lenders and, from and after any date upon which all Obligations have been paid in full, with such determinations to be made prior to giving effect to such repayment in full), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Credit Agreement or any other Credit Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations.

               10.7. The Agents in their Individual Capacities. With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit issued hereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "Requisite Lenders", "holders of Revolving Notes", "holders of Term Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or Borrower or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, the Borrower or an Affiliate thereof for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

               10.8. Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note, or Notes issued in exchange therefor.

               10.9. Resignation of Agents; Successor Administrative Agent; etc.
(a) The Administrative Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Administrative Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower. Such resignation of the Administrative Agent shall also operate as a resignation as Payments Administrator. Upon any such resignation, the Required Lenders (or, if the Total Commitments have terminated and all related Obligations have been repaid in full, the Requisite Lenders) shall have the right, upon five days' notice and written approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Administrative Agent. If no successor Administrative Agent (i) shall have been so appointed by the Required Lenders (or, if the Total Commitments have terminated and all related Obligations have been repaid in full, the Requisite Lenders), and (ii) shall have accepted such appointment, within thirty days after the retiring Administrative Agent's giving of notice of resignation, then, upon five days' notice, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. In the event that no successor Administrative Agent is appointed pursuant to the foregoing provisions, the Administrative Agent's resignation shall become effective on the date which is forty-five days after the retiring Administrative Agent's giving of notice of resignation, and the Required Lenders (or, if the Total Commitments have terminated and all related Obligations have been repaid in full, the Requisite Lenders) shall perform the duties of the Administrative Agent hereunder.

               (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

               (c) Any Co-Syndication Agent or Documentation Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the fifth Business Day after the giving of such notice). After any retiring Co-Syndication Agent's or Documentation Agent's resignation hereunder as such an Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Syndication Agent or Documentation Agent, as the case may be, under this Credit Agreement.

               10.10. Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or Requisite Lenders in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Required Lenders or Requisite Lenders, as the case may be, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, upon the direction of the Administrative Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral
(i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Collateral Agent in compliance with Section 8.1 hereof or (iii) if approved, authorized or ratified in writing by the Required Lenders and the Requisite Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

               (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders and the Requisite Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days' (or such shorter period as is acceptable to the Collateral Agent) prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Holdings, the Borrower or any of their respective Subsidiaries in respect of) all interests retained by Holdings, the Borrower or any of their respective Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

               (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by Holdings, the Borrower or any of their respective Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

               10.11. Actions with Respect to Defaults. In addition to the Administrative Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Administrative Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders and the Requisite Lenders (provided that either the Required Lenders or the Requisite Lenders may direct the Administrative Agent to take the actions specifically contemplated by the last paragraph of Section 9.1); provided, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders.

               10.12. Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from Holdings, the Borrower, any Subsidiary, the Required Lenders, the Requisite Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and
(ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

               10.13. Execution and Delivery of Lender Intercreditor Agreement. The Revolving Credit Lenders hereby authorize and direct the Administrative Agent to enter, on their behalf, the Lender Intercreditor Agreement, which shall become effective in accordance with its terms on the Restatement Effective Date. It is acknowledged and agreed that the Lender Intercreditor Agreement shall be binding on each of the Lenders from time to time party hereto (including, without limitation, any Lenders which become such after the Restatement Effective

Date in accordance with the provisions of Section 11.6 of this Credit Agreement). It is further acknowledged and agreed that none of Holdings, the Borrower or any of their Subsidiaries is party to the Lender Intercreditor Agreement, and none of Holdings, the Borrower or any of their Subsidiaries have any rights or obligations thereunder. The Lender Intercreditor Agreement may be terminated, modified, changed or amended at any time and from time to time in accordance with the terms thereof, without any consent on the part of, or notice to, Holdings, the Borrower or any Subsidiary thereof.


                                   ARTICLE 11.

                                  Miscellaneous

                11.1. Submission to Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Credit Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in New York City, the Courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) designates, appoints and empowers CT Corporation as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Credit Agreement and the other Credit Documents.

               (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as applicable, at its address set forth in Section 11.5 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

               (f) to the extent permitted by law, waives the right to assert any setoff, counterclaim or cross-claim in respect of, and all statutes of limitations which may be relevant to, such action or proceeding (other than compulsory counterclaims), provided that nothing in this clause (f) shall preclude a separate action asserting any such claims; and

               (g) waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.

               11.2. Waiver of Jury Trial. HOLDINGS, THE BORROWER, EACH AGENT, THE ISSUING BANK AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

                11.3. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

               11.4. Delays: Partial Exercise of Remedies. No delay or omission of any Agent, the Issuing Bank or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by any Agent, the Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

               11.5. Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Administrative Agent, or any of the Lenders, then to BTCC, 14 Wall Street, New York, New York 10005, Attention: Frank Chiovari, if to Holdings or the Borrower, 8211 Town Center Drive, Baltimore, Maryland 21236, Attention: President with a second copy to General Counsel at the same address, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Administrative Agent, or any of the Lenders, at (212) 618-2630, if to Holdings or the Borrower at (410) 931-6117; or in each case to such other address or fax number as the respective party listed above shall have furnished in writing to the Administrative Agent and the Borrower. All such notices and correspondence shall be deemed given when received by the party to whom sent.

               11.6. Benefit of Agreement. (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interests hereunder, without the prior written consent of the Lenders and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.6, provided that nothing in this Section 11.6 shall prevent or prohibit any Lender from pledging its rights under this Credit Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

               (b) Each Lender shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

               (A) Assignments. Each Lender may assign pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit S-1 hereto all or a portion of its rights and obligations hereunder pursuant to this clause (b)(A) to (x) (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) one or more other Eligible Transferees, provided that any such assignment pursuant to clause (y) above shall be in the aggregate amount of at least $5,000,000, and shall require the consents of the Administrative Agent, the Issuing Bank (which consent of the Issuing Bank is to be required only in connection with any assignment of all or any portion of Total Commitments) and the Borrower, which consents shall not be unreasonably withheld. Any assignment to another Lender pursuant to this clause (b)(A) will become effective upon the payment to the Payments Administrator by either the assigning or the assignee Lender of a nonrefundable assignment fee of $5,000 and the recording by the Payments Administrator of such assignment, and the resultant effects thereof on the Loans and Commitments of the assigning Lender and the assignee Lender, in a register maintained by the Payments Administrator as agent of the Borrower for this purpose (the "Register"), the Payments Administrator hereby agreeing to effect such recordation no later than five Business Days after its receipt of a written notification by the assigning Lender and the assignee Lender of the proposed assignment. Assignments pursuant to clause (b)(A) (y) will only be effective if the Payments Administrator shall have received a written notice in the form of Exhibit S-2 hereto from the assigning Lender and the assignee and payment of a nonrefundable assignment fee of $5,000 to the Payments Administrator by either the assigning Lender or the assignee. No later than five Business Days after its receipt of such written notice, the Payments Administrator will record such assignment, and the resultant effects thereof on the Loans and Commitments of the assigning Lender, in the Register, at which time such assignment shall become effective. Notwithstanding the foregoing, the Payments Administrator may, but shall not be required to, record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Credit Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 11.10 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders. Upon the effectiveness of any assignment pursuant to clause (b)(A)(y), (x) the assignee will become a "Lender" for all purposes of this Credit Agreement and the

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        other Credit Documents with the Loans and a Commitment as so recorded by the Payments Administrator in the Register, and to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned,
        (y) the Borrower shall issue new Notes (in exchange for the Note or Notes of the assigning Lender) to the assigning Lender (to the extent such Lender's Commitments and/or outstanding Term Loans as the case may be, are not reduced to zero as a result of such assignment) and to the assignee Lender, in each case to the extent requested by the assigning Lender or assignee Lender, as the case may be, to the extent needed to reflect the revised Commitments and/or outstanding Term Loans as the case may be, of such Lenders and (z) the assignee Lender shall be bound by (and entitled to the benefits of) the Lender Intercreditor Agreement in accordance with the terms thereof, unless and to the extent that the Lender Intercreditor Agreement has been terminated in accordance with the terms thereof. The Payments Administrator will (x) notify the Issuing Bank with respect to outstanding Letters of Credit within 5 Business Days of the effectiveness of any assignment hereunder and (y) prepare on the last Business Day of each calendar quarter during which an assignment has become effective pursuant to this clause (b)(A) a new
        Schedule I giving effect to all such assignments effected during such quarter and will promptly provide same to the Borrower and each of the Lenders. To the extent that an assignment of all or any portion of a Lender's rights and obligations hereunder would, at the time of such assignment, result in increased payment obligations under Section 2.9,
        4.5 or 4.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased amounts (although the Borrower shall be obligated to pay any other increased amounts of the type described above resulting from changes after the date of the respective assignment). The Borrower agrees to indemnify the Payments Administrator from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Payments Administrator in performing its duties under this Section 11.6 other than those resulting from the Payments Administrator's willful misconduct or gross negligence.

               (B) Participations. Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided that (i) such Lender shall remain a "Lender" for all purposes of this Credit Agreement and the transferee of such participation shall not constitute a Lender hereunder, (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans or the Commitments in which such participant is participating (it being understood that a waiver of a mandatory reduction in the Total Commitments or the waiver of the application of any prepayment to the Loans shall not constitute the extension of the final scheduled maturity of any Loan or Commitment), (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Fees applicable to any of the Revolving Loans, Commitments or Letters of Credit or postpone the payment or reduce the amount thereof or (z) release all or substantially all of the Collateral (except as

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        expressly provided in the Credit Documents) and (iii) the Borrower, the
        Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Sections 2.9, 2.10, 4.5 and 4.10 on the same basis as if it were a Lender to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.7 of this Credit Agreement.

               (c) Notwithstanding any other provisions of this Section 11.6, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

               (d) If any Lender becomes a Defaulting Lender, or upon the occurrence of any event giving rise to the operation of Section 2.9, 4.3(c)(ii) or 4.10 with respect to such Lender (and not other Lenders generally), the Borrower shall have the right, with the consents of the Administrative Agent and the Issuing Bank (which consents shall not be unreasonably withheld) if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), either in whole or, if such Lender is both a Revolving Credit Lender and a Term Loan Lender, with respect to its Revolving Credit Commitment (and related Obligations) only or its Term Loan Outstandings (and related Term Loan Commitment) only, in each case at the option of the Borrower, with one or more Eligible Transferees (collectively, the "Replacement Lender"), provided that (i) at the time of any replacement pursuant to this Section 11.6(d), the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.6(b)(A) (and with all fees payable pursuant to said
Section 11.6(b)(A) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire (x) the Revolving Credit Commitment and related outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender, in instances where a Revolving Credit Lender is being replaced, and (y) the Term Loan Commitment (if same remains in effect) and the outstanding Term Loans of the Replaced Lender, in instances where a Term Loan Lender is being replaced and, in each case in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender (or the Revolving Loans or Term Loans, as the case may be, of the Replaced Lender if only such Loans are being acquired pursuant to the respective replacement), (B) in the case of any replacement of a Revolving Credit Lender, an amount equal to all drawings under Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, (C) an amount equal to the increased costs incurred by the Borrower and owing to the Replaced Lender

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(or, if the respective Replaced Lender is both a Revolving Credit Lender and a
Term Loan Lender, and is only being replaced with respect to a single such Tranche, the respective increased costs owing with respect thereto) pursuant to Sections 2.9 and 4.10 and (D) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (or, if the respective Replaced Lender is both a Revolving Credit Lender and a Term Loan Lender, and is only being replaced with respect to a single such Tranche, the Fees owing with respect to such Tranche) pursuant to Article 4 and (y) in the case of any replacement of a Revolving Credit Lender, the Issuing Bank the amount of all unreimbursed drawings under Letters of Credit attributable to such Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than (x) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid and (y) if the respective Replaced Lender is both a Revolving Credit Lender and a Term Loan Lender and is only being replaced with respect to a single such Tranche, obligations relating to the Tranche with respect to which such Lender is not being replaced) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements the payment of amounts referred to in clauses (i) and (ii) above the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder (unless such Lender was both a Revolving Credit Lender and a Term Loan Lender hereunder, and was only replaced with respect to a single such Tranche), except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender.

               (e) Each Lender party to this Credit Agreement on the Restatement Effective Date hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Credit Agreement represent, that it is an Eligible Transferee which makes or acquires loans in the ordinary course of its business and that it will make or acquire the Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) through (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

               11.7. Confidentiality. Subject to Section 11.6, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Credit Agreement which has been identified as such by Holdings or the Borrower in accordance with such Lenders' customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its Affiliates, employees, auditors, advisors, or counsel or as reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 11.7) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall use its reasonable best efforts (in accordance with customary banking procedures) to notify Holdings or the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for

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

disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by Holdings, the Borrower or any of their respective Subsidiaries.

               11.8. Indemnification. (a) Each of Holdings and the Borrower shall, jointly and severally, and hereby agrees to jointly and severally, indemnify, defend and hold harmless each Agent, each Issuing Bank and each of the Lenders and their respective directors, officers, agents and employees (the "Indemnitee") from and against (x) any and all losses, claims, damages, liabilities or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of the respective Indemnitee) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement, the other Credit Documents or the transactions contemplated thereby, (ii) the issuance of the Letters of Credit, (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or (iv) the Agents' or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in any settlement agreed to by Holdings or the Borrower, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing (whether or not such lender is a party thereto) and (y) any such losses, claims (including Environmental Claims), damages, liabilities, deficiencies, judgments, fees and disbursements (including reasonable attorneys' and consultants' fees and disbursements) or expenses incurred in connection with any removal, remedial or other action taken by Borrower or any of the Lenders (except to the extent resulting from the gross negligence or willful misconduct of the respective Indemnitee) in connection with compliance by Holdings, the Borrower or any of their respective Subsidiaries, or any of their respective properties, with any Environmental Laws or the actual or alleged presence of Hazardous Materials on any property of the Borrower.

               (b) If and to the extent that the Obligations of either Holdings or the Borrower under this Section 11.8 are unenforceable for any reason, each of Holdings and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Each of Holdings' and the Borrower's Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

               (c) In addition, each of Holdings and the Borrower shall, upon demand, pay to each Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by such Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

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

               11.9. Entire Agreement; Successors and Assigns. This Credit Agreement and the other Credit Documents constitute the entire agreement among Holdings, the Borrower, the Agents and the Lenders (although certain additional agreements between the Lenders only are contained in the Lender Intercreditor Agreement), supersedes any prior agreements among them, and shall bind and benefit Holdings, the Borrower, the Agents and the Lenders and their respective successors and permitted assigns.

               11.10. Amendment or Waiver. Neither this Credit Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the Revolving Loans or any mandatory reduction to the Total Commitments shall not constitute an extension of the final maturity date of such Revolving Loans), or reduce the rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or extend the time of payment of interest or Fees thereon, or reduce the amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase in the available portion of any Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 11.10,
(iv) reduce the percentage specified in the definition of Required Lenders or change the percentage of holders of Commitments or the aggregate unpaid principal amount of the Revolving Loans which shall be required for the Lenders for any of them to take action under this Credit Agreement or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document. No provision of Article 3 or 10 may be amended without the consent of each Issuing Bank or the Agent, respectively.

               11.11. Nonliability of Agents and Lenders. The relationship between Holdings, the Borrower and their respective Subsidiaries, on the one hand, and the Lenders and the Agents, on the other hand, shall be solely that of debtors and creditors. None of the Agents or any Lender shall have any fiduciary responsibilities to Holdings, the Borrower, or any of their respective Subsidiaries. None of the Agents or any Lender undertakes any responsibility to Holdings, the Borrower, or any of their respective Subsidiaries to review or inform Holdings, the Borrower, or any of their respective Subsidiaries of any matter in connection with any phase of the business or operations of Holdings, the Borrower, or any of their respective Subsidiaries.

               11.12. Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

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

               11.13. Counterparts. This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               11.14. Effectiveness. This Credit Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) Holdings, the Borrower, the Required Lenders (as defined in the Original Credit Agreement and determined immediately before the occurrence of the Restatement Effective Date and without giving effect thereto), the Revolving Credit Lenders furnishing the incremental Revolving Credit Commitments from those as in effect before giving effect to the Restatement Effective Date, the Term Loan Lenders, and each Agent listed on the signature pages hereof shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in Sections 5.1 and 5.2 are met to the satisfaction of the Agents and the Required Lenders (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Sections 5.1 and 5.2 have not been met, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

               11.15. Headings Descriptive. The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

               11.16. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agents and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agents or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance and Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or

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on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agents or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agents or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 11.16 shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agents and the Lenders.

               11.17. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender and the Issuing Bank shall, upon the occurrence of any Event of Default and whether or not such Lender or such Issuing Bank has made any demand or the Obligations of any Credit Party are matured, have the right, upon prior notice to Holdings or the Borrower, to appropriate and apply to the payment of the Obligations of Holdings or the Borrower or any of their respective Subsidiaries all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or such Issuing Bank, including, without limitation, any and all amounts in the BT Account, the Concentration Account or the Disbursement Account. Each Lender or the Issuing Bank exercising such rights shall notify the Administrative Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among the Lenders and the Issuing Bank as set forth in Section 2.10 hereof; provided, however, that failure of the Borrower to receive such notice shall not impair any Lender's or the Issuing Bank's rights hereunder.

               11.18. Other Credit Documents. The Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into the various Credit Documents (or amendments thereto) attached as exhibits to this Credit Agreement on their behalf, and acknowledge and agree that they are subject to the terms of the Intercreditor Agreement and the Lender Intercreditor Agreement.

               11.19. Certain Provisions Regarding Perfection of Security Interests. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Credit Documents, the Lenders acknowledge and agree that, except to the extent that further actions are required to be taken in accordance with the terms of Section 7.13 of this Credit Agreement, (i) with respect to Non-Certificated Units from time to time held by the Unit Subsidiary, certificates of title have not been issued with respect thereto and, accordingly, no notation of a security interest has been made under the titling statutes of any State in connection therewith and (ii) with respect to Units (as defined in the Security Agreement) from time to time leased to customers, "fixture filings" will not be made under the provisions of the Uniform Commercial Code as in effect in the relevant State, both because of the administrative difficulty of ascertaining whether any such Unit is or becomes a fixture and the inability of the Borrower and its Subsidiaries to provide the relevant information which would be required to make such filings. Notwithstanding the last sentence of Section 7.13, if the Borrower or any of its Subsidiaries becomes aware that a Certificate of Title is required to be issued with respect to any Non-Certificated Unit under applicable state law, the Borrower shall take all steps as may be necessary so that a certificate of title is issued with respect thereto, on which the security interest of the Collateral Agent is noted. Furthermore, in the event the Administrative Agent or the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders) reasonably believes that Certificates of Title may be required to be issued in connection with Non-Certificated Units located in any State, the Borrower shall promptly (and in any event within 30 days after its receipt of the respective request) following a request by the Administrative Agent or the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders), cause special counsel or special counsels designated by it (who shall be reasonably acceptable to the Administrative Agent or the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders)) to issue, with respect to the laws of a requested State or States, an opinion in form reasonably satisfactory to the Administrative Agent and the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders) as to whether Certificates of Title are required to be issued with respect to any Non-Certificated Units under the laws of such State or States and, whether based thereon or upon the advice of their own counsel, if at any time the Administrative Agent or the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders) inform the Borrower that they in good faith believe that Certificates of Title are required to be issued with respect to any Non-Certificated Unit under applicable state law and further request that the actions described in this sentence be taken, then the Borrower shall take all steps as may be necessary so that, within 90 days from the date of the respective request, a certificate of title is issued with respect thereto, on which the security interest of the Collateral Agent is noted; provided that unless an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders (or, after the Revolving Credit Termination Date, the Requisite Lenders) shall not, in any event, request an opinion with respect to any one State more than once in a calendar year. So long as Sections 7.18(a) and 8.11 of this Credit Agreement are complied with, the provisions of this Credit Agreement and the other Credit Documents shall be deemed modified to the extent necessary to permit the foregoing (and so that no violation of this Credit Agreement or the other Credit Documents exists or shall exist as a result of the actions permitted to be taken (or not taken) in accordance with the provisions of preceding clauses (i) and (ii) of the first sentence of this
Section 11.19 unless and until (and then to the extent) required to be taken in accordance with the two preceding sentences) (including, without limitation, all conditions precedent, representations, warranties, covenants and other agreements herein and therein).

               11.20. Agreement among Signing R/C Lenders for Benefit of Term Loan Lenders. Notwithstanding anything to the contrary contained in any Credit Document or any other agreement, each Revolving Credit Lender which (x) was party to the Original Credit Agreement and executed and delivered a counterpart of this amended and restated Credit Agreement on or before the Restatement Effective Date and (y) each Revolving Credit Lender which originally became a party hereto on the Restatement Effective Date (and the successors and assigns of each Lender referenced in preceding clauses (x) and (y))(each of the foregoing Lenders and their respective successors and assigns are herein called "Signing R/C Lenders") hereby agrees, for the benefit of each of the Term Loan

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Lenders, and to induce the Term Loan Lenders to enter into this Credit
Agreement, as follows:

               (a) such Signing R/C Lender (and its successors and assigns) shall not vote in favor of any amendment or waiver to this Credit Agreement or any other Credit Document unless (or any such vote given by it shall be conditioned upon, and shall not become effective unless) the Requisite Lenders also have approved such amendment, modification or waiver;

               (b) in addition to the foregoing requirements, such Signing R/C Lender (and its successors and assigns) shall not vote in favor of any amendment, modification or waiver of this Credit Agreement which has any of the effects specified in clauses (i) through (ii) below, in each case unless such Signing R/C Lender's vote in favor of such matter shall be conditioned upon (and shall not become effective unless) the Majority Term Loan Lenders also have approved such matter:

                      (i) except for releases as a result of sales or
               dispositions of Collateral as permitted by the Credit Agreement as in effect from time to time (and releases after all Term Loans and related Obligations have been repaid in full), and except for sales or dispositions of Collateral as a result of any exercise of remedies pursuant to the Collateral Documents, release any Liens in favor of the Collateral Agent on any Collateral (except that such releases may be effected without the consent of the Majority Term Loan Lenders if (in each case based on certifications from the Borrower) no Event of Default is in existence and the aggregate fair market value of Collateral so released does not exceed $10,000,000 during any period of twelve consecutive calendar months and does not exceed $25,000,000 in the aggregate since the Restatement Effective Date); or

                      (ii) modify any of the provisions of Section 2.5
               (excluding clause (a) thereof) in a manner which is adverse to the Term Loan Lenders as a class (it being understood and agreed that the consent of the Majority Term Loan Lenders shall not be required in connection with the waiver by the Required Lenders (with the consent of the Requisite Lenders) of any mandatory prepayment otherwise required pursuant to Sections 2.5(j), (k) or
               (l), so long as any amounts required to be so applied are applied to the outstanding Term Loans and to reduce the Revolving Credit Commitments on the basis contemplated in Section 2.5 as originally in effect or as modified in accordance with the provisions of this clause (b)(ii));

               (c) in addition to the foregoing requirements, such Signing R/C Lender (and its successors and assigns) shall not vote in favor of any amendment, modification or waiver to the provisions of Section 2.5(a) of this Credit Agreement or the definition of Supermajority Term Loan Lenders contained herein, in each case unless such Signing R/C Lender's vote in favor of such matter shall be conditioned upon (and shall not become effective unless) the Supermajority Term Loan Lenders have also approved such matter; and

               (d) in addition to the foregoing requirements, such Signing R/C Lender (and its successors and assigns) shall not vote in favor of any amendment, modification or waiver of this Credit Agreement or any other Credit Document which has any of the effects specified in clauses (i) through (iv) below, in each case unless such Signing R/C Lender's vote in favor of such matter shall be conditioned upon (and shall not become effective unless) 100% of the Term Loan Lenders have also approved such matter:

                      (i) extend the final scheduled maturity of any Term Loan
               or Term Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment of Term Loans or any mandatory reduction to the Term Loan Commitments shall not constitute an extension of the final maturity date of such Term Loan), or reduce the rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or extend the time of payment of interest or Fees thereon, or reduce the amount thereof, or increase the Commitments of any Term Loan Lender over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Term Loan Commitments shall not constitute an increase in the available portion of any Commitment of any Term Loan Lender, and that an increase in the available portion of any Term Loan Commitment of any Term Loan Lender shall not constitute an increase in the Term Loan Commitment of such Term Loan Lender);

                      (ii) release all or substantially all of the Collateral
               (except as expressly provided in the Credit Documents);

                      (iii) amend, modify or waive any provision of this Section
               11.20; or

                      (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement.

               The foregoing provisions of this Section 11.20 have been entered into by the Signing R/C Lenders for the benefit of the Term Loan Lenders. If this Credit Agreement is, on or prior to the Restatement Effective Date, executed and delivered by 100% of the Lenders with Revolving Credit Commitments hereunder, then the provisions of this Section 11.20 shall be deemed modified so that, as a condition to any amendment, modification or waiver described in preceding clauses (a) through (d), the specified consents of the Requisite Lenders, Majority Term Loan Lenders, Supermajority Term Loan Lenders or 100% of the Term Loan Lenders, as the case may be, shall be directly required as a condition to the amendments, modifications or waivers set forth above, rather than constituting an agreement solely on the part of the Signing R/C Lenders for the benefit of the Term Loan Lenders. The provisions of this Section 11.20 shall cease to be of force or effect at such time, if any, as all Term Loans have been repaid in full and all Obligations with respect thereto (excluding surviving indemnity obligations) have also been repaid.

               11.21. Post Closing Actions. Notwithstanding anything to the contrary contained in this Credit Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

               (a) Mortgage Amendments; etc. The Borrower was not required to satisfy the conditions precedent set forth in Section 5.1(y) on the Restatement Effective Date. Such conditions precedent shall be satisfied in full not later than the 30th day after the Restatement Effective Date. By such date, the Borrower shall have taken all actions specified in Section 5.1(y) to the satisfaction of the Administrative Agent.

                (b) Unit Certificates. With respect to Certificated Units of SMI and its Subsidiaries acquired pursuant to the Acquisition only, the Borrower and its Subsidiaries were not required to satisfy the condition precedent set forth in Section 5.1(d)(C) on the Restatement Effective Date. Such condition precedent shall be satisfied in full not later than the 90th day after the Restatement Effective Date. By such date, the Borrower shall have provided evidence that, with respect to all Certificated Units of SMI and its Subsidiaries, either (x) a notation of the security interest of the Collateral Agent has been made on the certificate of title with respect thereto which notation shall, under applicable state law, perfect the Collateral Agent's security interest therein or (y) an unqualified opinion of counsel satisfactory to the Administrative Agent to the effect that such notation of a security interest on the relevant certificate of title under applicable state law is not required to perfect the security interests therein created pursuant to the Security Agreement.

               (c) Automobiles and Trucks. The Borrower was not required to take steps necessary to perfect the security interests purported to be created by the Security Agreement in automobiles and trucks. The Collateral Agent or the Required Lenders at any time may, but shall not be required to, request that the Borrower and/or any of its Subsidiaries take any and all actions with respect to such automobiles and/or trucks necessary to create a first priority perfected lien of the Collateral Agent on any automobiles or trucks pledged pursuant to the Security Agreement.

               (d) UCC Filings; Filings with respect to Intellectual Property; etc. (i) SMI and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Restatement Effective Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement. Not later then the tenth day after the Restatement Effective Date, SMI and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement.

               (ii) On or prior to the 45th day after the Restatement Effective Date, each of Holdings and the Borrower shall have taken (or caused to have been taken) all necessary action (or other action as may be reasonably requested by the Administrative Agent) to evidence the repayment of all Indebtedness of SMI and its Subsidiaries and any Indebtedness (including, without limitation, the Senior Secured Notes) of Holdings or any of its Subsidiaries repaid on or prior to the Restatement Effective Date and the release of all security interests and Liens on the assets of Holdings, the Borrower, SMI or any of their respective Subsidiaries granted in connection with such Indebtedness, such evidence to be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, on or prior to the 45th day after the Restatement Effective Date, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings, the Borrower, SMI or any of their respective Subsidiaries in connection with the security interests created with respect to such Indebtedness and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings, the Borrower, SMI or any of their respective Subsidiaries on which filings, if any, have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust, if any, created with respect to property of, Holdings, the Borrower, SMI or any of their respective Subsidiaries, in each case, to secure the obligations relating to such Indebtedness, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

               (e) Collateral Examination Report. The Borrower was not required to deliver the collateral examination report specified in clause (i) of Section 5.1(u) on the Restatement Effective Date. Such collateral examination report, in form and substance reasonably satisfactory to the Agents, shall be delivered to the Agents within 120 days after the Restatement Effective Date.

               (f) Transfer of Assets to Unit Subsidiary; Master Lease Agreement; etc. On the Restatement Effective Date, SMI was not required to satisfy the conditions precedent set forth in Section 5.1(cc) relating to (x) the transfer by SMI of its Non-Qualified Units to the Unit Subsidiary as a capital contribution thereto and (y) the entering by SMI into a Master Lease Agreement with the Unit Subsidiary (pursuant to which the Non-Qualified Units from time to time held by the Unit Subsidiary shall be leased to SMI). Such conditions precedent shall be satisfied in full not later than the 60th day after the Restatement Effective Date. By such date, the Borrower shall have taken, or shall have caused SMI to take, all actions specified in Section 5.1(cc) to the satisfaction of the Administrative Agent (it being understood and agreed that SMI may enter into a separate Master Lease Agreement with the Unit Subsidiary or, in lieu thereof, may become a party to the existing Master Lease Agreement by and between the Borrower and the Unit Subsidiary).

               All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, or in the case of preceding clause (c) to the extent, required above, rather than as otherwise provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 11.21 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by this
Section 11.21 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrowers to each of the Lenders that the actions required pursuant to this Section 11.21 will be, or have been, taken within the relevant time periods referred to in this Section 11.21 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 11.21, the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Credit Agreement.

               11.22. Intercreditor Agreement; Priorities Among Various Holders of Obligations; etc. (a) The Lenders acknowledge and agree that an Intercreditor Agreement in the form of Exhibit N (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Intercreditor Agreement") was previously entered into in connection with the Original Credit Agreement and that same may remain effective in accordance with the terms thereof.

               (b) As more fully provided in (and subject to the express provisions of) the various Collateral Documents and the Lender Intercreditor Agreement, it is acknowledged and agreed that all proceeds of Collateral applied in accordance with the various Collateral Documents are required to be applied, as between the various holders of Obligations (as used in this Section 11.22, the term "Obligations" shall have the meaning provided in the Lender Intercreditor Agreement): (i) first, to the payment of fees, expenses and indemnities and any other Obligations due and payable to the Collateral Agent,
(ii) second, to the payment of Fees, Expenses and other Obligations due and payable to the Administrative Agent, (iii) third, to the payment of Fees, Expenses and any other Obligations due and payable to the Issuing Bank, (iv) fourth, to the payment of interest due on the Revolving Loans and Letter of Credit Obligations and any Fees or other regularly accruing fees due and payable to the Revolving Credit Lenders (in their capacities as such) under any of the Credit Documents, (v) fifth, to the payment of principal on the Revolving Loans and drawn and undrawn amounts relating to outstanding Letter of Credit Obligations, (vi) sixth, to the payment of any other Obligations due and payable to the Revolving Credit Lenders (in their capacities as such) under any of the Credit Documents, (vii) seventh, to the payment of any then due and owing Obligations arising under any Interest Rate Agreement secured pursuant to the Collateral Documents, (viii) eighth, to the payment of interest due on the Term Loans and any Fees or other regularly accruing fees due and payable to the Term Loan Lenders (in their capacities as such) under any of the Credit Documents,
(ix) ninth, to the payment of principal on the Term Loans and (x) tenth, to the payment of any other Obligations due and payable to the Term Loan Lenders (in their capacities as such) under any of the Credit Documents.

               11.23. No Novation. Each of Holdings, the Borrower, the Agents and the Lenders acknowledge and agree, for avoidance of any doubt, that (i) this Credit Agreement amends and restates the Original Credit Agreement, (ii) the Obligations outstanding under the

Original Credit Agreement have not been extinguished, continue without interruption, and have not been discharged by this Credit Agreement (notwithstanding that all Revolving Loans under the Original Credit Agreement which are outstanding on the Restatement Effective Date shall be repaid in full on the Restatement Effective Date and new Revolving Loans under this Credit Agreement shall be incurred on the Restatement Effective Date), (iii) the Obligations outstanding under the Original Credit Agreement are part of the Obligations under this Credit Agreement, (iv) the obligation of the Borrower to repay the Obligations outstanding under the Original Credit Agreement are evidenced by the Notes under this Credit Agreement, which Notes supersede and replace in their entirety the Notes under the Original Credit Agreement and (v) this Credit Agreement (and the extensions of credit made hereunder) and the other Credit Documents are not intended to, and shall not, result in a novation of the Obligations outstanding under the Original Credit Agreement (or the extensions of credit made thereunder).


                                   ARTICLE 12.

                            Holdings Secured Guaranty

               12.1. The Holdings Secured Guaranty. In order to induce the Agents, the Issuing Bank and the Lenders to enter into this Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Agents, the Issuing Bank and the Lenders as follows: Holdings hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of the Borrower to the Agents, the Issuing Bank and the Lenders hereunder. If any or all of the Obligations of the Borrower to the Agents, the Issuing Bank and the Lenders becomes due and payable hereunder, Holdings unconditionally promises to pay such Obligations to the Agents, the Issuing Bank and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agents, the Issuing Bank or the Lenders in collecting any of the Obligations. This guaranty constitutes a guaranty of payment and not of collection, and applies to all Obligations of the Borrower arising in connection with this Credit Agreement and the other Credit Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise unenforceable.

               12.2. Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all Obligations of the Borrower to the Agents, the Issuing Bank and the Lenders whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e), and unconditionally and irrevocably promises to pay all such Obligations to the Agents, the Issuing Bank and the Lenders, or order, on demand, in lawful money of the United States.

               12.3. Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agents, the Issuing Bank or the Lenders on the Obligations which such Agents, the Issuing Bank or such Lender repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               12.4. Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to Holdings.

               12.5. Authorization. Holdings authorizes the Agents, the Issuing Bank and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) subject to the prior agreement of the Borrower (to the extent required by the Credit Agreement), change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Secured Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Agents, the Issuing Bank and the Lenders;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agents, the Issuing Bank and the Lenders regardless of what liability or liabilities of Holdings or the Borrower remain unpaid; and/or

               (g) consent to or waive any breach of, or any act, omission or default under, this Credit Agreement or any of the instruments or agreements referred to herein, or otherwise, with the agreement of the Borrower, amend, modify or supplement this Credit Agreement or any of such other instruments or agreements.

               12.6. Reliance. It is not necessary for the Agents, the Issuing Bank or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agent acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               12.7. Subordination. Any Obligations of the Borrower now or hereafter owing to Holdings is hereby subordinated in right of payment to the Obligations of the Borrower owing to the Agents, the Issuing Bank and the Lenders; provided that payment may be made by the Borrower on any such Obligations owing to Holdings so long as the same is not prohibited by this Credit Agreement; and provided further, that if the Administrative Agent so requests at a time when an Event of Default exists, all such Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings as trustee for the Agents, the Issuing Bank and the Lenders and be paid over to the Agents, the Issuing Bank and the Lenders on account of the Obligations of the Borrower to the Agents, the Issuing Bank and the Lenders, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Secured Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

               12.8. Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agents, the Issuing Bank or the Lenders to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agents', the Issuing Bank's or the Lenders' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Agents, the Issuing Bank and the Lenders may, at their election, foreclose on any security held by the Agents, the Issuing Bank, the Collateral Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents, the Issuing Bank and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Obligations has been paid. Holdings waives, to the fullest extent permitted by law, any defense arising out of any such election by the Agents, the Issuing Bank and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

               (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Secured Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agents, the Issuing Bank and the Lenders shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

               12.9. Limitation on Enforcement. The Agents, the Issuing Bank and the Lenders agree that this Holdings Secured Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders or the Requisite Lenders and that the Issuing Bank and each Lender shall not have any right individually to seek to enforce or to enforce this Holdings Secured Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Agents, the Issuing Bank and the Lenders upon the terms of this Credit Agreement. The Agents, the Issuing Bank and the Lenders further agree that this Holdings Secured Guaranty may not be enforced against any Affiliate, director, officer, employee or stockholder of Holdings.

                                      * * *

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Credit Agreement as of the date first above written.



                               SCOTSMAN HOLDINGS, INC.


                               By /s/ Gerard E. Holthaus
                                  --------------------------------
                                  Title:  President



                               WILLIAMS SCOTSMAN, INC.


                               By /s/ Gerard E. Holthaus
                                  --------------------------------
                                  Title:  President



                               BANKERS TRUST COMPANY,
                                  as Issuing Bank


                               By /s/ Frank A. Chiovari
                                  --------------------------------
                                  Title:  Vice President



                               BT COMMERCIAL CORPORATION,
                                  Individually and as Administrative Agent and Co-Syndication Agent


                               By /s/ Frank A. Chiovari
                                  --------------------------------
                                  Title:  Vice President



                               NATIONSBANK, N.A.,
                                  Individually and as Co-Syndication Agent


                               By /s/ Thomas A. Buckelew
                                  --------------------------------
                                  Title:  Vice President

                                GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                   Individually and as Documentation Agent


                                By /s/ Stephen B. King
                                   --------------------------------
                                   Title:  Authorized Signatory



                                BANKBOSTON, N.A


                                By /s/ Mark J. Forti
                                   --------------------------------
                                   Title:  Vice President



                                THE BANK OF NOVA SCOTIA


                                By /s/ J. Alan Edwards
                                   --------------------------------
                                   Title:  Authorized Signatory



                                CANADIAN IMPERIAL BANK OF COMMERCE


                                By /s/ William M. Swenson
                                   --------------------------------
                                   Title:  Authorized Signatory



                                THE CIT GROUP/BUSINESS CREDIT, INC.


                                By /s/ Karen Hoffman
                                   --------------------------------
                                   Title:  Assistant Vice President



                                CONGRESS FINANCIAL CORPORATION


                                By /s/ Keith Holler
                                   --------------------------------
                                   Title:  Assistant Vice President



                                CRESCENT/MACH I PARTNERS, L.P.

                                  by: TCW Asset Management Company
                                  Its Investment Manager


                               By /s/ Jonathan R. Insull
                                  --------------------------------
                                  Title:  Vice President



                               DEBT STATEGIES FUND III, INC.


                               By /s/ John M. Johnson
                                  --------------------------------
                                  Title:  Authorized Signatory



                               DIME COMMERCIAL CORP.


                               By /s/ James A. Fisher
                                  --------------------------------
                                  Title:  Senior Vice President



                               FLEET BANK


                               By /s/ Jeffrey Fliegel
                                  --------------------------------
                                  Title:  Vice President



                               FREEMONT FINANCIAL CORPORATION


                               By /s/ Cheri Rittman
                                  --------------------------------
                                  Title:  Vice President



                                THE FUJI BANK, LIMITED


                                By /s/ Teiji Teramoto
                                   --------------------------------
                                   Title:  Vice President & Manager



                                GREEN TREE FINANCIAL SERVICING CORPORATION

                                 By /s/ C.A. Gouskos
                                    --------------------------------
                                    Title:  Senior Vice President



                                 HELLER FINANCIAL, INC.


                                 By /s/ George Grieco
                                    --------------------------------
                                    Title:  Vice President



                                 IBJ SCHRODER BUSINESS CREDIT CORPORATION


                                 By /s/ Thomas M. Bayer
                                    --------------------------------
                                    Title:  Senior Vice President



                                 LASALLE NATIONAL BANK


                                 By /s/ Christopher Clifford
                                    --------------------------------
                                    Title:  Senior Vice President



                                 MERCANTILE SAFE DEPOSIT AND TRUST COMPANY


                                 By /s/ David R. Long
                                    --------------------------------
                                    Title:  Vice President

                               NATIONAL BANK OF CANADA, A
                                   CANADIAN CHARTERED BANK


                               By /s/ Richard P. Brown
                                  --------------------------------
                                  Title:  Vice President

                               By /s/ Robert A. Incorvati
                                  --------------------------------
                                  Title:  Vice President



                               NATIONAL CITY COMMERICAL FINANCE, INC.


                               By /s/ John P. Dunn
                                  --------------------------------
                                  Title:  Vice President



                               OAK HILL SECURITIES FUND, L.P.

                               By:Oak Hill Securities GenPar, L.P. its General
                                  Partner

                               By:Oak Hill Securities MGP, Inc., its General
                                  Partner


                               By /s/ Scott D. Krase
                                  --------------------------------
                                  Title:  Vice President



                               PNC BANK, NATIONAL ASSOCIATION


                               By /s/ Craig Sheetz
                                  --------------------------------
                                  Title:  Vice President



                               SANWA BUSINESS CREDIT CORPORATION


                               By /s/ Peter L. Skavla
                                  --------------------------------
                                  Title:  Vice President

                               SENIOR HIGH INCOME PORTFOLIO, INC.


                               By /s/ John M. Johnson
                                  --------------------------------
                                  Title:  Authorized Signatory



                               SOCIETE GENERALE


                               By /s/ John M. Stack
                                  --------------------------------
                                  Title:  Director



                               SUMMIT COMMERCIAL/GIBRALTAR CORP.


                               By /s/ Harvey Friedman
                                  --------------------------------
                                  Title:  Executive Vice President



                               TRANSAMERICA BUSINESS CREDIT CORPORATION


                               By /s/ Michael S. Burns
                                  --------------------------------
                                  Title:  Senior Vice President



                               U.S. BANK NATIONAL ASSOCIATION, formerly known as
                                  First Bank National Association


                               By /s/  Kurt D. Egertson
                                  --------------------------------
                                  Title:  Vice President

                               WELLS FARGO BANK, N.A.


                               By /s/ Jeff Browning
                                  --------------------------------
                                 Title:  Relationship Manager

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
ARTICLE 1.

               Definitions...................................................................1

        1.1.  General Definitions............................................................1
        1.2.  Accounting Terms and Determinations...........................................36
        1.3.  Other Defined Terms...........................................................37

ARTICLE 2.

               Amount and Terms of Credit...................................................37

        2.1.  The Commitments...............................................................37
        2.2.  Determination of Borrowing Base for Revolving Loans; etc......................38
        2.3.  Borrowing Mechanics...........................................................39
        2.4.  Settlements Among the Payments Administrator and the Lenders..................42
        2.5.  Mandatory and Voluntary Payments: Mandatory and Voluntary Reduction of
               Commitments..................................................................45
        2.6.  Payments and Computations.....................................................53
        2.7.  Maintenance of Account........................................................54
        2.8.  Statement of Account..........................................................55
        2.9.  Taxes.........................................................................55
        2.10. Sharing of Payments...........................................................57

ARTICLE 3.

               Letters of Credit............................................................58

        3.1.  Issuance of Letters of Credit.................................................58
        3.2.  Terms of Letters of Credit....................................................59
        3.3.  Revolving Credit Lenders'Participation........................................59
        3.4.  Notice of Issuance............................................................59
        3.5.  Payment of Amount Drawn Under Letters of Credit...............................60
        3.6.  Payment by Revolving Credit Lenders...........................................60
        3.7.  Nature of Issuing Bank's Duties...............................................61
        3.8.  Obligations Absolute..........................................................61

                                      (i)


ARTICLE 4.

               Interest, Fees and Expenses..................................................62

        4.1.  Interest on Eurodollar Rate Loans.............................................62
        4.2.  Interest on Base Rate Loans...................................................63
        4.3.  Notice of Continuation and Notice of Conversion...............................63
        4.4.  Interest After Default........................................................64
        4.5.  Reimbursement of Expenses.....................................................65
        4.6.  Unused Line Fee...............................................................65
        4.7.  Letter of Credit Fees.........................................................65
        4.8.  Other Fees and Expenses.......................................................66
        4.9.  Authorization to Charge Account...............................................66
        4.10.  Indemnification in Certain Events............................................66
        4.11.  Calculations.................................................................67
        4.12.  Change of Applicable Lending Office..........................................67

ARTICLE 5.

               Conditions Precedent.........................................................68

        5.1.  Conditions to Initial Loans and Letters of Credit.............................68
               (a)  Execution of Agreement; Notes...........................................68
               (b)  Officer's Certificate...................................................68
               (c)  Opinions of Counsel.....................................................68
               (d)  Security Agreement......................................................68
               (e)  Collateral Access Agreements............................................69
               (f)  Collection Bank Agreements; Concentration Account Agreement.............70
               (g)  Borrowing Base Certificate..............................................70
               (h)  Equity Financing........................................................70
               (i)  Consummation of Acquisition.............................................71
        (j)  Indebtedness...................................................................71
               (k)  Approvals...............................................................71
               (l)  Material Adverse Change, etc............................................72
        (m)  Litigation.....................................................................72
        (n)  Corporate Proceedings..........................................................72
               (o)  Plans; Collective Bargaining Agreements; Existing Indebtedness
                      Agreements; Shareholders'Agreements; Management Agreements;
                      Employment Agreements; Tax Sharing Agreements; Material Contracts.....73
               (p)  Solvency Certificate....................................................74
               (q)  Projections; etc........................................................75
               (r)  Insurance Policies......................................................75
               (s)  Consent Letter..........................................................75
               (t)  Payment of Fees.........................................................75
               (u)  Collateral Examination and Appraisal....................................75

                                      (ii)


               (v)  Environmental Reports...................................................75
               (w)  Subsidiaries Guaranty...................................................75
               (x)  Pledge Agreement........................................................76
               (z)  Deposit Account Agreement...............................................76
               (aa)  Bailee Agreement.......................................................76
               (bb)  Custodian Agreement....................................................77
               (cc)  Unit Subsidiary; Transfer of Assets Thereto; Master Lease
                      Agreements; etc.......................................................77
               (dd)  Original Credit Agreement; etc.........................................77
        5.2.  Conditions to all Credit Events...............................................78

ARTICLE 6.

               Representations and Warranties...............................................78

        6.1.  Corporate Status..............................................................79
        6.2.  Corporate Power and Authority.................................................79
        6.3.  No Violation..................................................................80
        6.4.  Litigation....................................................................80
        6.5.  Use of Proceeds...............................................................80
        6.6.  Governmental Approvals........................................................80
        6.7.  Investment Company Act........................................................80
        6.8.  Public Utility Holding Company Act............................................80
        6.9.  True and Complete Disclosure..................................................80
        6.10.  Financial Condition; Financial Statements....................................81
        6.11.  Locations of Offices, Records, Inventory and Rental Equipment................81
        6.12.  Fictitious Business Names....................................................82
        6.13.  Security Interests...........................................................82
        6.14.  Tax Returns and Payments.....................................................82
        6.15.  Compliance with ERISA........................................................83
        6.16.  Subsidiaries.................................................................84
        6.17.  Intellectual Property; etc...................................................84
        6.18.  Compliance with Statutes, etc................................................84
        6.19.  Properties...................................................................85
        6.20.  Labor Relations; Collective Bargaining Agreements............................85
        6.21.  Restrictions on Subsidiaries.................................................86
        6.22.  Status of Accounts...........................................................86
        6.23.  Material Contracts...........................................................86
        6.24.  Existing Indebtedness and Operating Leases...................................86
        6.25.  Consummation of Acquisition; Representations and Warranties in
               Acquisition Agreement........................................................87
        6.26.  Guarantee of Certain Notes; Subordinated Guarantor Senior Indebtedness.......87
        6.27.  Custodians...................................................................87
        6.28.  Year 2000....................................................................87

                                     (iii)

ARTICLE 7.

               Affirmative Covenants........................................................88

        7.1.  Financial Information.........................................................88
        7.2.  Real Estate Appraisals........................................................92
        7.3.  Corporate Franchises..........................................................92
        7.4.  Compliance with Statutes, etc.................................................93
        7.5.  ERISA.........................................................................94
        7.6.  Good Repair...................................................................95
        7.7.  Books and Records.............................................................95
        7.8.  Collateral Records............................................................96
        7.9.  Security Interests............................................................96
        7.10.  Insurance; Casualty Loss.....................................................96
        7.11.  Taxes........................................................................97
        7.12.  End of Fiscal Years; Fiscal Quarters.........................................98
        7.13.  Further Assurances...........................................................98
        7.14.  Maintenance of Separateness..................................................98
        7.15.  Collateral Access Agreements.................................................99
        7.16.  New Subsidiaries.............................................................99
        7.17.  Permitted Acquisitions......................................................100
        7.18.  Unit Subsidiary; Provisions Relating to Units; etc..........................101

ARTICLE 8.

               Negative Covenants..........................................................101

        8.1.  Consolidation, Merger, Sale or Purchase of Assets, etc.......................101
        8.2.  Liens........................................................................104
        8.3.  Indebtedness.................................................................106
        8.4.  Capital Expenditures.........................................................107
        8.5.  Investments..................................................................108
        8.6.  Dividends, etc...............................................................110
        8.7.  Transactions with Affiliates.................................................111
        8.8.  Changes in Business..........................................................112
        8.9.  Interest Coverage Ratio......................................................113
        8.10.  Utilization.................................................................113
        8.11.  Creation of Subsidiaries....................................................113
        8.12.  Limitation on Voluntary Payments and Modifications of Indebtedness;
               Modifications of Governing Documents, Preferred Stock and Certain Other
               Agreements; etc.............................................................114
        8.13.  Issuance of Stock...........................................................114
        8.14.  Limitation on Restrictions Affecting Subsidiaries...........................115
        8.15.  No Additional Bank Accounts.................................................115
        8.16.  No Excess Cash..............................................................116
        8.17.  Account Terms...............................................................116

                                      (iv)

        8.18.  Permitted Preferred Stock...................................................116
        8.19.  Unit Subsidiary.............................................................116

ARTICLE 9.

               Events of Default and Remedies..............................................117

        9.1.  Events of Default............................................................117

ARTICLE 10.

               The Agents..................................................................120

        10.1.  Appointment.................................................................120
        10.2.  Nature of Duties of Agents..................................................121
        10.3.  Lack of Reliance on Agents..................................................121
        10.4.  Certain Rights of the Administrative Agent..................................121
        10.5.  Reliance by Administrative Agent............................................122
        10.6.  Indemnification of Agents...................................................122
        10.7.  The Agents in their Individual Capacities...................................122
        10.8.  Holders of Notes............................................................123
        10.9.  Resignation of Agents; Successor Administrative Agent; etc..................123
        10.10.  Collateral Matters.........................................................124
        10.11.  Actions with Respect to Defaults...........................................125
        10.12.  Delivery of Information....................................................125
        10.13.  Execution and Delivery of Lender Intercreditor Agreement...................125

ARTICLE 11.

               Miscellaneous...............................................................126

        11.1.  Submission to Jurisdiction; Waivers.........................................126
        11.2.  Waiver of Jury Trial........................................................127
        11.3.  Governing Law...............................................................127
        11.4.  Delays: Partial Exercise of Remedies........................................127
        11.5.  Notices.....................................................................127
        11.6.  Benefit of Agreement........................................................127
        11.7.  Confidentiality.............................................................131
        11.8.  Indemnification.............................................................132
        11.9.  Entire Agreement; Successors and Assigns....................................133
        11.10.  Amendment or Waiver........................................................133
        11.11.  Nonliability of Agents and Lenders.........................................133
        11.12.  Independent Nature of Lenders'Rights.......................................133
        11.13.  Counterparts...............................................................134
        11.14.  Effectiveness..............................................................134
        11.15.  Headings Descriptive.......................................................134
        11.16.  Maximum Rate...............................................................134

                                      (v)


        11.17.  Right of Setoff............................................................135
        11.18.  Other Credit Documents.....................................................135
        11.19.  Certain Provisions Regarding Perfection of Security Interests..............135
        11.20.  Agreement among Signing R/C Lenders for Benefit of Term Loan Lenders.......136
        11.21.  Post Closing Actions.......................................................138

ARTICLE 12.

               Holdings Secured Guaranty...................................................142

        12.1.  The Holdings Secured Guaranty...............................................142
        12.2.  Bankruptcy..................................................................142
        12.3.  Nature of Liability.........................................................143
        12.4.  Independent Obligation......................................................143
        12.5.  Authorization...............................................................143
        12.6.  Reliance....................................................................144
        12.7.  Subordination...............................................................144
        12.8.  Waiver......................................................................144
        12.9.  Limitation on Enforcement...................................................145

                                      (vi)